Exhibit 99.3

This exchange offer or business combination is made for the securities of a Japanese company. The offer is subject to disclosure requirements of Japan that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

This document has been translated from the Japanese-language original for reference purposes only. While this English translation is believed to be generally accurate, it is subject to, and qualified by, in its entirety, the Japanese-language original. Such Japanese-language original shall be the controlling document for all purposes.

Stock Code: 4358

September 9, 2016

To Shareholders with Voting Rights:	2-21-7, Kami-Osaki, Shinagawa-ku, Tokyo
TYO Inc.
	President and CEO	Hiroaki Yoshida

NOTICE OF EXTRAORDINARY MEETING OF SHAREHOLDERS

Dear Shareholders: We would like to express our appreciation for your continued support and patronage.

You are cordially invited to attend the Extraordinary General Meeting of Shareholders of TYO Inc. (hereinafter the “Company”). The meeting will be held for the purposes described below.

If you are unable to attend the meeting, you can exercise your voting rights in writing. Please review the attached Reference Documents for the Extraordinary General Meeting of Shareholders, indicate your vote for or against the proposals on the enclosed Voting Rights Exercise Form and return it so that it is received by 5:00 p.m. on Monday, September 26, 2016, Japan time.

1.	Date and Time:	10:00 a.m. Tuesday, September 27, 2016 (reception will start at 9:00 a.m.)

2.	Venue:	1-8-1, Shimomeguro, Meguro-ku, Tokyo Mai-ougi hall on the second floor of Meguro Gajoen (Please refer to the guide map at the end of this document and make sure that you arrive at the correct venue.)

3.	Agenda of the meeting

Matters for approval

		Proposal 1	Approval of Share Transfer Plan

		Proposal 2	Partial Amendment to the Articles of Incorporation

•	When attending the meeting, please submit the enclosed Voting Rights Exercise Form at the reception desk.

•	Please note that if “Mai-ougi” hall becomes full, we may guide you to a different meeting place on the second floor of the same building, where you can watch the event held at “Mai-ougi” hall on the monitor screens.

•	“Financial Statements, etc. of the other wholly owned subsidiary in share transfer (AOI Pro. Inc.) in Proposal 1 for its latest fiscal year,” which should be provided in conjunction with this notice, are not included in the Reference Documents attached to this notice, but are posted in our Internet website (http://group.tyo.jp/) pursuant to the provisions of laws and regulations and Article 15 of the Articles of Incorporation of the Company.

•	Should the Reference Documents for the Extraordinary General Meeting of Shareholders require revisions, the revised versions will be posted on the Company’s website (http://group.tyo.jp/).

Please note that there are no gifts prepared for shareholders attending the meeting.

We appreciate your understanding.

Please bring this convocation notice with you to save paper resources.

Proposals and References

Proposal 1    Approval of Share Transfer Plan

1. Reason for carrying out a share transfer

(1) Background

The Company was founded in 1982; it has rapidly grown through mergers and acquisitions and other initiatives and has established its status as a leading company in the TV commercial production industry. Based on its Mid-term Management Plan adopted in September 2013, while seeking to expand its conventional advertising video production business consisting primarily of TV commercial production via advertisement agencies, the Company has enhanced its salesforce and additionally strengthened and promoted direct business with sponsors by using the creative solutions fostered by the TYO Group (hereinafter the “Group”); furthermore, the Company plans to newly operate a public relations business, which is expected to create synergies with the conventional advertising video production business. In addition, the Company has built a foundation to reach overseas markets through efforts such as establishing a joint venture with an Indonesian advertising agency and acquiring a creative agency with multiple business offices in Asia as a subsidiary.

AOI Pro. Inc. (hereinafter “AOI Pro.”) was founded in 1963 and has been in the TV commercial production business for more than 50 years; it is one of the leading companies in the industry. Based on the Mid-term Management Plan adopted in March 2015, while further expanding its core business of advertising video production focused on TV commercial production, AOI Pro. is newly working on the video content marketing business which has continued to grow in the internet advertising area, by utilizing the company’s strength in video production know-how accumulated by the AOI Pro. Group. Overseas, AOI Pro. has built networks in the rapidly growing regions of Southeast Asia and China and has been developing its advertising video production business based on existing relationships with Japanese advertising agencies and clients; currently, the number of transactions with local companies is also growing.

In recent years, the environment surrounding the advertisement industry has been deeply and rapidly changing through factors including diversification of media such as digital media primarily based on the internet, diversification of devices such as smartphones and tablet devices, and considerable advancement of technologies such as communication speed, data analysis, VR (virtual reality), and AR (augmented reality). Furthermore, it is expected that the method of providing TV commercial materials to broadcast stations will shift to on-line data transfer over the next few years from 2017, and print sales will accordingly decrease. Based on the above factors, it is thought that, while it would be difficult to expect significant mid- to long-term growth for the TV commercial production market, which is currently the core market for both companies, business domains related to advertising will continue to expand with potential changes in their methods and structure.

As a result of a comprehensive assessment of the above-noted circumstances surrounding the advertising business as well as the visions, operational policies, business strategies, etc. of both companies, we have reached the conclusion that it is essential for the mid- to long-term growth of both companies to integrate their operations based on a spirit of equality and form a new group that leads the industry and to maintain “greater share”, “stronger negotiation power”, and “healthier capital” through consolidating and utilizing operational resources under common ideas and strategies, and that this will lead to gaining stronger competitiveness by building even more advanced business models.

(2) Purposes and effects

Both companies will, as new industry-leading group companies established through management integration of both companies (hereinafter “Management Integration”) accomplished by establishing AOI TYO Holdings Inc. (hereinafter the “Holding Company”) as a wholly-owning parent company of both companies by way of joint share transfer (hereinafter “Share Transfer”), build advanced business models and provide appealing services, and aim to become companies that can contribute to all stakeholders including clients, shareholders, employees, and society, as the No. 1 Japanese and Asian providers of video-focused advertisement-related services.

With respect to the advertising video production business focused on TV commercial production, which is the core business of both companies, we believe that we can maximize the sales and income of the entire group by respecting and maintaining the independence and the uniqueness of both companies in terms of sales/marketing, preserving the competitive relationship between the brands that have been fostered by both companies. On the other hand, we will proactively promote efforts such as standardization of personnel training and business streamlining measures, etc., joint procurement, and mutual utilization of post-production departments and filming equipment rental departments in order to strengthen profitability and cost competitiveness. In addition, the ability to develop new video production technologies such as VR and AR will be markedly enhanced by consolidating the operational resources of both companies.

With respect to the video marketing business, which is a new line of business that AOI Pro. is pursuing, we will promote a business model of providing solutions in cooperation with advertising agencies, which we anticipate will generate more direct transactions with clients and will increase the need for a sales framework that caters to these new relationships; therefore, we believe that great synergy can be expected with the Company, which has been strengthening direct transactions with clients.

In regard to the overseas business, while the Company has been proceeding with mergers and acquisitions with advertising agencies, AOI Pro. has been working on the advertising video production business; therefore, there is no functional overlap and we share the policy to expand the client base from Japanese companies to local companies located overseas. As such, we believe that we will be able to gain positive effects from integration at an early stage.

In addition, thanks to the framework of joint holding company, it will become possible for the Holding Company to efficiently allocate the operational resources of both companies to growing business units under the common operational strategies. This will enhance operational agility and efficiency and enable us to take more proactive measures than before, which will improve our adaptability to changes in the industry.

For the above reasons, the Company, jointly with AOI Pro., prepared a share transfer plan for the proposed Management Integration, which both companies plan to effectuate as of January 4, 2017 by establishing the Holding Company by means of Share Transfer (hereinafter “Share Transfer Plan”). The Share Transfer Plan has been approved by the board of directors of the Company at its meeting held on July 29, 2016.

This proposal is to seek approval of shareholders on the Share Transfer Plan.

2. Outline of Share Transfer Plan

The Share Transfer Plan is outlined as follows:

Share Transfer Plan (copy)

In relation to the agreement reached on July 29, 2016 between AOI Pro. Inc. (hereinafter “AOI Pro.”) and TYO Inc. (hereinafter “TYO”) regarding the performance of a share transfer through a joint share transfer, AOI Pro. and TYO have jointly prepared a Share Transfer Plan (hereinafter “Plan”) as follows:

Article 1	(Share Transfer)

Subject to the terms and conditions of this Plan, AOI Pro. and TYO shall carry out a share transfer through a joint share transfer to cause all issued shares of AOI Pro. and TYO to be acquired by a wholly owning parent company newly incorporated in the share transfer (hereinafter “New Company”) on the New Company Incorporation Date (as defined in Article 7; the same shall apply hereinafter) (hereinafter “Share Transfer”).

Article 2	(New Company’s Purpose, Trade Name, Head Office Location, Total Number of Authorized Shares, and Other Matters to be Prescribed in the Articles of Incorporation)

1.	The purpose, trade name, the head office location, and total number of authorized shares of the New Company shall be as follows:

(1)	Purpose

The purpose of the New Company shall be as prescribed in Article 2 of the Articles of Incorporation set forth in Appendix 1.

(2)	Trade name

The trade name of the New Company shall be “AOI TYO Holdings Kabushiki Kaisha” in Japanese and “AOI TYO Holdings Inc.” in English.

(3)	Location of the head office

The location of the head office of the New Company shall be in Minato-ku, Tokyo.

(4)	Total number of authorized shares

The total number of authorized shares of the New Company shall be eighty million (80,000,000).

2.	In addition to those listed in the preceding paragraph, other matters to be prescribed in the Articles of Incorporation of the New Company shall be those prescribed in the Articles of Incorporation set forth in Appendix 1.

Article 3	(Names of Directors at Incorporation, Audit and Supervisory Committee Members at Incorporation, and Accounting Auditor at Incorporation of the New Company)

1.	The names of Directors at Incorporation (excluding those Directors at Incorporation who are Audit and Supervisory Committee Members at Incorporation) of the New Company shall be as follows:

Hiroaki Yoshida (Director)

Yasuhito Nakae (Director)

Satoshi Yuzurihara (Director)

Hiroaki Uekubo (Director)

2.	The names of those Directors at Incorporation who are Audit and Supervisory Committee Members at Incorporation of the New Company shall be as follows:

Satoru Yaegashi (Director)

Takashi Kokubo (External Director)

Kazuki Takada (External Director)

Yoshiharu Hagiwara (External Director)

3.	The name of the Accounting Auditor at Incorporation of the New Company shall be as follows:

Deloitte Touche Tohmatsu LLC

Article 4	(Shares to be Issued through the Share Transfer and Allocation Thereof)

1.	The number of ordinary shares of the New Company to be issued to the shareholders of AOI Pro. and TYO through the Share Transfer in replacement of the ordinary shares of AOI Pro. or TYO shall be the total of the numbers listed in the following items:

(1)	The number obtained by multiplying the number of outstanding ordinary shares of AOI Pro. at the day immediately preceding the day on which the New Company has acquired all shares of AOI Pro. and TYO through the Share Transfer (hereinafter “Record Date”) by one (1); and

(2)	The number obtained by multiplying the number of outstanding ordinary shares of TYO at the Record Date by zero point one eight (0.18).

2.	The New Company shall allocate its ordinary shares to the ordinary shareholders of AOI Pro. or TYO as at the Record Date through the Share Transfer in accordance with the ratios prescribed respectively in the following items:

(1)	To the shareholders of AOI Pro., at a ratio of one (1) ordinary share of the New Company for one ordinary share of AOI Pro. held by each shareholder of AOI Pro.

(2)	To the shareholders of TYO, at a ratio of zero point one eight (0.18) ordinary share of the New Company for one ordinary share of TYO held by each shareholder of TYO.

3.	In the calculation set forth in the two preceding paragraphs, any resulting fractional share less than one (1) share shall be processed in accordance with the provisions of Article 234 of the Companies Act, and other applicable laws and regulations.

Article 5	(Matters concerning the Amounts of Capital and Reserves of the New Company)

The amounts of capital and reserves of the New Company as at the New Company Incorporation Date shall be as follows:

(1)	Amount of capital

Five billion (5,000,000,000) yen

(2)	Amount of capital reserve

One billion two hundred fifty million (1,250,000,000) yen

(3)	Amount of retained earnings

Zero (0) yen

Article 6	(Stock Acquisition Rights to be Issued through the Share Transfer and Allocation Thereof)

1.	The New Company shall, through the Share Transfer, issue to the holders of the stock acquisition rights listed in the Column 1 of (1) through (4) of the table below that have been issued by AOI Pro. at the Record Date stock acquisition rights of the New Company listed correspondingly in Column 2 of the same table in the same number as the total number of stock acquisition rights of AOI Pro. held by each holder as at the Record Date in replacement thereof.

	Column 1		Column 2
	Name	Details	Name	Details
(1)	Aoi Advertising Promotion Inc. 2nd Series of Stock Acquisition Rights	As shown in Appendix 2	AOI TYO Holdings Inc. 1st Series of Stock Acquisition Rights	As shown in Appendix 3

(2)	AOI Pro. Inc. 5th Series of Stock Acquisition Rights	As shown in Appendix 4	AOI TYO Holdings Inc. 2nd Series of Stock Acquisition Rights	As shown in Appendix 5

(3)	AOI Pro. Inc. 6th Series of Stock Acquisition Rights	As shown in Appendix 6	AOI TYO Holdings Inc. 3rd Series of Stock Acquisition Rights	As shown in Appendix 7

(4)	AOI Pro. Inc. 7th Series of Stock Acquisition Rights	As shown in Appendix 8	AOI TYO Holdings Inc. 4th Series of Stock Acquisition Rights	As shown in Appendix 9

2.	The New Company shall, through the Share Transfer, allocate to the holders of the stock acquisition rights of AOI Pro. at the Record Date one (1) stock acquisition right listed in Column 2 of (1) through (4) of the table under the preceding paragraph for one (1) stock acquisition right listed correspondingly in Column 1 of the same table held by each holder.

3.	The New Company shall, through the Share Transfer, issue to the holders of the stock acquisition rights listed in the Column 1 of (1) through (4) of the table below that have been issued by TYO at the Record Date stock acquisition rights of the New Company listed correspondingly in Column 2 of the same table in the same number as the total number of stock acquisition rights of TYO held by each holder as at the Record Date in replacement thereof.

	Column 1		Column 2
	Name	Details	Name	Details
(1)	TYO Inc. 8th Series of Stock Acquisition Rights	As shown in Appendix 10	AOI TYO Holdings Inc. 5th Series of Stock Acquisition Rights	As shown in Appendix 11

(2)	TYO Inc. 9th Series of Stock Acquisition Rights	As shown in Appendix 12	AOI TYO Holdings Inc. 6th Series of Stock Acquisition Rights	As shown in Appendix 13

(3)	TYO Inc. 10th Series of Stock Acquisition Rights	As shown in Appendix 14	AOI TYO Holdings Inc. 7th Series of Stock Acquisition Rights	As shown in Appendix 15

(4)	TYO Inc. 11th Series of Stock Acquisition Rights	As shown in Appendix 16	AOI TYO Holdings Inc. 8th Series of Stock Acquisition Rights	As shown in Appendix 17

4.	The New Company shall, through the Share Transfer, allocate to the holders of the stock acquisition rights of TYO at the Record Date one (1) stock acquisition right listed in Column 2 of (1) through (4) of the table under the preceding paragraph for one (1) stock acquisition right listed correspondingly in Column 1 of the same table held by each holder.

Article 7	(New Company Incorporation Date)

The day on which the incorporation of the New Company should be registered (hereinafter “New Company Incorporation Date”) shall be January 4, 2017. However, if it is necessary for the completion of the procedures for the Share Transfer or other reasons, the above New Company Incorporation Date may be changed by an agreement between AOI Pro. and TYO reached through consultation.

Article 8	(Shareholders Meeting to Approve this Plan)

1.	AOI Pro. shall convene an extraordinary shareholders meeting scheduled for September 27, 2016 and seek resolutions at the meeting for the approval of this Plan and any other necessary matters for the Share Transfer.

2.	TYO shall convene an extraordinary shareholders meeting scheduled for September 27, 2016 and seek resolutions at the meeting for the approval of this Plan and any other necessary matters for the Share Transfer.

3.	If it is necessary for the completion of the procedures for the Share Transfer or other reasons, the date of the shareholders meetings prescribed in the preceding two paragraphs may be changed by an agreement between AOI Pro. and TYO reached through consultation.

Article 9	(Listing of Shares)

The New Company shall schedule the listing of its ordinary shares on the First Section of the Tokyo Stock Exchange for the New Company Incorporation Date.

Article 10	(Dividends of Surplus)

1.	AOI Pro. is authorized to pay a dividend from its surplus up to the maximum amount of seven (7) yen per share to the shareholders or registered share pledgees specified or recorded in the last shareholder register of AOI Pro. as at September 30, 2016. AOI Pro. is also authorized to pay a dividend from its surplus up to the maximum amount of twelve (12) yen per share to the shareholders or registered share pledgee specified or recorded in the last shareholder register of AOI Pro. as of December 31, 2016 on the condition that the Share Transfer takes effect.

2.	TYO is authorized to pay a dividend from its surplus up to the maximum amount of five (5) yen per share to the shareholders or registered share pledgees specified or recorded in the last shareholder register of TYO as of July 31, 2016. TYO is also authorized to pay a dividend from its surplus up to the maximum amount of two (2) yen per share to the shareholders or registered share pledgees specified or recorded in the last shareholder register of TYO as of December 31, 2016 on condition that the Share Transfer takes effect.

3.	Except for the cases prescribed in the preceding two paragraphs, AOI Pro. and TYO shall not pass a resolution for a dividend of surplus after the preparation of this Plan with a record date that precedes the New Company Incorporation Date.

Article 11	(Officers’ Retirement Benefits)

TYO shall, at the annual shareholder meeting pertaining to the fiscal year ended July 2016, propose for shareholders’ approval the payment of the final retirement benefits to the then-incumbent directors and auditors who are entitled to receive the payment of retirement benefits pursuant to the Officer’s Retirement Benefit Rules of TYO. If the proposal is approved, TYO shall, at a subsequent meeting of the Board of Directors, determine the total amount of retirement benefits to be paid to the eligible directors and auditors pursuant to the Officer’s Retirement Benefit Rules of TYO. These retirement benefits shall be paid at the retirement of said directors and auditors based on the specific amount of retirement benefits to be paid to each eligible director and auditor determined by the Board of Directors pursuant to the Officer’s Retirement Benefit Rules of TYO within the limit of the total amount determined above.

Article 12	(Business Operations, etc.)

AOI Pro. and TYO each shall, by the time of the New Company Incorporation Date, perform the execution of their business and the administration and operation of assets with the due care of a prudent manager and have their respective subsidiaries perform the execution of their business and the administration and operation of their assets with the due care of a prudent manager. Unless otherwise prescribed in this Plan, for any act that could have a significant effect on the assets or the rights and obligations of either party, AOI Pro. and TYO shall reach an agreement in advance through consultation.

Article 13	(Effect of this Plan)

This Plan shall lose its effect if any resolution for the approval of this Plan or any other necessary matters for the Share Transfer is not passed at the shareholders meeting of AOI Pro. or TYO, or if the approval of the competent authority for the Share Transfer required by laws and regulations cannot be obtained.

Article 14	(Change in the Terms and Conditions of the Share Transfer and Cancellation of Share Transfer)

If, at anytime during the period between the preparation of this Plan and the New Company Incorporation Date, a situation that is likely to have a significant negative effect on the business, assets, or rights and obligations of either AOI Pro. or TYO or that poses a significant obstacle to the execution of the Share Transfer occurs and consequently it is impossible or extremely difficult to achieve the purpose of this Plan, the content of this Plan including the terms and conditions of the Share Transfer may be changed or the Share Transfer may be cancelled by an agreement between AOI Pro. and TYO reached through consultation.

Article 15	(Good Faith Consultation)

In addition to the matters prescribed in this Plan, any matters not prescribed in this Plan or any other necessary matters for the Share Transfer shall be determined by an agreement between AOI Pro. and TYO through separate negotiation in accordance with the purport of this Plan.

IN WITNESS WHEREOF, AOI Pro. and TYO have duly executed this Plan in duplicate, by writing their names and affixing their corporate seals, with each party retaining one original.

July 29, 2016

1-5-1 Osaki, Shinagawa-ku, Tokyo
AOI Pro. Inc.
Yasuhito Nakae,	Representative Director

2-21-7 Kamiosaki, Shinagawa-ku, Tokyo
TYO Inc.
Hiroaki Yoshida,	Representative Director

Appendix 1 Articles of Incorporation

AOI TYO Holdings Inc. Articles of Incorporation

Chapter 1 General Provisions

Article 1	(Trade Name)

The trade name of the Company shall be AOI TYO Holdings Kabushiki Kaisha in Japanese and AOI TYO Holdings Inc. in English.

Article 2	(Purpose)

The purpose of the Company is to own shares or interest in companies that engage in any of the following businesses and foreign companies that engage in any business equivalent thereto to control and manage their business activities:

(1)	Planning and production of TV commercials and any other forms of advertisement

(2)	Advertising agency business

(3)	Planning, production, sales, publication, distribution, performance, import and export, leasing, mediation, and operation of motion pictures, TV programs, music, digital content (including mobile phone content), advertising production including web-based and graphic advertisement, websites on the Internet, books (including electronic books), printed materials, video software, acoustic software, and computer software

(4)	Planning, production, development, and sales of illustrations, character design, cartoons, and character goods

(5)	Planning, acquisition, sales, management, licensing, and mediation of intangible property rights such as industrial property and copyrights and other software

(6)	Development of the use of musical works

(7)	Planning, manufacturing, import and export, and sales of toys, textile goods for clothing, clothing goods, posters, photographic goods such as photo albums, personal accessories, household goods, etc.

(8)	Planning and sales of stamps, postcards, revenue stamps, beverages (including alcoholic beverages), food, pharmaceuticals, cosmetics, art works, jewelry, tobacco products, etc.

(9)	Planning, production, management, and construction of outdoor advertisement, exhibits, interior decoration, etc.

(10)	Planning, design, supervision, and execution of construction works carried out for the purpose of advertisement and public relations

(11)	Planning and execution of regional development products

(12)	Planning, production, operation, and execution of various events

(13)	Planning and operation of public relations facilities, cultural facilities, sports facilities, training facilities, medical facilities, theaters, halls for rent, galleries, amusement halls, restaurants, and parking lots

(14)	Development, education, management, placement for a fee, mediation, management, and promotion of talented persons, writers, creators, and other persons involved in visual media in Japan and overseas

(15)	Planning, production, management, negotiation, etc., of the appearance of actors, singers, and cultural figures in commercials

(16)	Management of shooting studios, recording studios, and editing studios

(17)	Rental of motion picture and video equipment for shooting and reproducing

(18)	Import and sales of video equipment and peripheral equipment and supplies related to video and shooting

(19)	Planning and production of PR, recording, education, and exhibition videos

(20)	Planning and execution of advertisement

(21)	Provision of various information provision services over the Internet, market research, advertisement services, etc., on behalf of others

(22)	Mediation of Internet connection and provision of access services

(23)	Consulting services concerning the production, distribution of digital content (text, sound, still image, video), best use of digital media, etc.,

(24)	On-line and mail-order sales business

(25)	Development and sales of computers and computer peripheral equipment

(26)	Planning, consulting, design, development, sales, leasing, contracting, installation, repair, and maintenance services concerning computers, communication equipment, computer systems, and communication network systems

(27)	Leasing of assets related to information systems

(28)	Market research services, consulting services concerning sales promotion activities, and the acceptance of applications, etc. on behalf of others

(29)	Management consulting services

(30)	Financial services

(31)	Services concerning finance and accounting, personnel affairs, human resource development, information system development, operation, asset management, etc., outsourcing services for payroll calculation, various insurance procedures, etc.

(32)	Payment collection services

(33)	Management and administration of investment partnership property and investment limited partnership property and investment in investment partnerships and investment limited partnerships

(34)	Holding of and investment in securities

(35)	Construction business and planning, research, survey, design, execution, supervision, technical advisory and consulting, and contracting of construction works

(36)	Provision of consulting and other services concerning research, planning, design, supervision, and execution of civil engineering works, construction works, carpentry works, roofing works, tile, brick, and block construction works, and interior finish works

(37)	Worker dispatching business

(38)	Planning, production, and sales of paintings, art works, etc.

(39)	Businesses related to real estate sales, leasing, mediation, management and consulting

(40)	Property and casualty insurance agency business

(41)	Business concerning the solicitation of life insurance

(42)	Security services under the Security Services Act

(43)	Travel agency business under the Travel Agency Act

(44)	Warehouse business under the Warehouse Business Act

(45)	General motor truck transportation business

(46)	Dealer in used articles

(47)	Planning and provision of consulting and other services related to environment-driven businesses in which demand for and markets of environment-friendly equipment and services are driven by the behavior of consumers who are considerate of environmental preservation

(48)	Telecommunications business

(49)	Consulting services concerning product development, planning, and sales and corporate image

(50)	Planning and design of graphic design, industrial design, and fonts in English, Japanese, and other languages

(51)	Developing, printing, and processing of photographs

(52)	Beautician and dressing services

(53)	Visual recording advisory services, introduction of suppliers of necessary supplies, and the provision of necessary sales materials for participating establishments

(54)	Marketing planning and advertising agency business

(55)	Any business incidental to the businesses listed in the preceding items.

Article 3	(Location of Head Office)

The head office of the Company shall be located in Minato-ku, Tokyo.

Article 4	(Organs)

The Company shall, in addition to the General Meeting of Shareholders and Directors, have the following organs:

(1)	Board of Directors

(2)	Audit and Supervisory Committee

(3)	Financial Auditor

Article 5	(Method of Public Notice)

The method of giving public notice of the Company shall be electronic public notice; provided, however, that, in the case where an electronic public notice is impracticable due to an accident or other unavoidable reasons, the Company shall give its public notices in the Nihon Keizai Shimbun.

Chapter 2 Shares

Article 6	(Total Number of Authorized Shares)

The total number of authorized shares of the Company shall be eighty million (80,000,000).

Article 7	(Acquisition of Own Shares)

The Company may, pursuant to the provisions of Article 165, Paragraph (2) of the Companies Act, acquire its own shares through market transactions or by other means by a resolution of the Board of Directors.

Article 8	(Number of Shares per Unit)

The number of shares per unit of the Company shall be one hundred (100) shares.

Article 9	(Rights of Shares Less Than One Unit)

Shareholders of the Company may not exercise any rights with respect to the fractional shares of less than one (1) unit that they hold other than those listed below:

(1)	The rights listed in the items of Article 189, Paragraph (2) of the Companies Act;

(2)	Right to make requests pursuant to the provisions of Article 166, Paragraph (1) of the Companies Act;

(3)	Rights to allocation of offered shares or stock acquisition rights in proportion to the number of shares held by the shareholders; and

(4)	Rights to make a request prescribed in the following article.

Article 10	(Request for Purchase of Additional Shares of Less Than One Unit)

Shareholders of the Company may request the Company to sell shares of the Company in such number that, together with the shares less than one (1) unit currently held by the shareholder, will make up one (1) unit of shares (hereinafter “Additional Share Purchase Request”).

2. The timing, method, etc., of the Additional Share Purchase Request shall be governed by the Share Handling Regulations established by the Board of Directors.

Article 11	(Share Handling Regulations)

The handling of shares of the Company and handling fees, the procedures for the exercise of shareholders’ rights, etc., shall be governed by the Share Handling Regulations established by the Board of Directors in addition to applicable laws and regulations and this Articles of Incorporation.

Article 12	(Shareholder Register Administrator)

The Company shall appoint a shareholder register administrator.

2. The shareholder register administrator to be used and its handling offices shall be determined by a resolution of the Board of Directors and publicly notified.

3. The preparation and maintenance and other matters of the shareholder register and the stock acquisition rights register of the Company and other administrative matters relating to these registers shall be entrusted to the shareholder register administrator, and the Company shall not handle them.

Chapter 3 General Meeting of Shareholders

Article 13	(Convocation)

The ordinary general meeting of shareholders of the Company shall be convened within three (3) months from each fiscal year end. An extraordinary general meeting of shareholders shall be convened whenever necessary.

Article 14	(Record Date for Ordinary General Meetings of Shareholders)

The record date of the voting rights for ordinary general meetings of shareholders of the Company shall be December 31 each year.

Article 15	(Convener)

Unless otherwise prescribed by laws and regulations, a general meeting of shareholders shall be convened by the Representative Director pursuant to a resolution of the Board of Directors.

2. In the event of an accident that prevents the Representative Director from so acting, a general meeting of shareholders shall be convened by another director designated in accordance with the order determined by the Board of Directors in advance.

Article 16	(Chairperson)

The Representative Director shall serve as the chairperson for the general meeting of shareholders.

2. In the event of an accident that prevents the Representative Director from so acting, a general meeting of shareholders shall be convened by another director designated in accordance with the order determined by the Board of Directors in advance.

Article 17	(Voting by Proxy)

A shareholder or the shareholder’s proxy may exercise the shareholder’s voting rights by appointing another shareholder who has voting rights exercisable at the general meeting of shareholders of the Company as his or her proxy.

2. A shareholder or the shareholder’s proxy in the preceding paragraph shall submit a document certifying the shareholder’s proxy right to the Company in advance for each general meeting of shareholders.

Article 18	(Internet Disclosure and Deemed Provision of Reference Documents for General Meeting of Shareholders)

When the Company gives notice that a general meeting of shareholders will be held, if the Company discloses information that is to be indicated in reference documents of the general meeting of shareholders, business reports, financial statements and/or consolidated financial statements through the Internet in accordance with the provisions prescribed by ordinance of the Ministry of Justice, it may be deemed that the Company has provided this information to shareholders.

Article 19	(Method of Resolution)

A resolution of the general meeting of shareholders shall be passed by the approval of a majority of the voting rights of the shareholders who can exercise such rights and are present at the meeting, unless otherwise prescribed by laws and regulations or these Articles of Incorporation.

2. A resolution of the general meeting of shareholders prescribed in Article 309, Paragraph (2) of the Companies Act shall be passed by the approval of two-thirds (2/3) of the voting rights of the shareholders who are present and together own at least one-third (1/3) of the total voting rights of the shareholders who can exercise such rights.

Article 20	(Minutes)

The summary of the proceedings of a general meeting of shareholders, the results of the proceedings, and other matters prescribed by laws and regulations shall be specified or recorded in the minutes.

Chapter 4 Directors and Board of Directors

Article 21	(Number of Directors)

The number of Directors of the Company (excluding Directors who are Audit and Supervisory Committee Members) shall not exceed four (4).

2. The number of Directors who are Audit and Supervisory Committee Members of the Company shall not exceed four (4).

Article 22	(Method of Election)

Directors shall be elected by the general meeting of shareholders separately for Directors (excluding Directors who are Audit and Supervisory Committee Members) and Directors who are Audit and Supervisory Committee Members.

2. A resolution for the election of Directors shall be passed by the approval of a majority of the voting rights of shareholders who are present and together own at least one-third (1/3) of the total voting rights of the shareholders who can exercise such rights.

3. A resolution for the election of Directors shall not be subject to cumulative voting.

Article 23	(Term of Office)

The term of office of Directors (excluding Directors who are Audit and Supervisory Committee Members) shall expire at the close of the ordinary Shareholders Meeting held for the latest closing of accounts within one (1) year after their appointment.

2. The term of office of Directors who are Audit and Supervisory Committee Members shall expire at the close of the ordinary Shareholders Meeting held for the latest closing of accounts within two (2) years after their appointment.

3. The term of office of a Director who is an Audit and Supervisory Committee Member who is elected as a substitute for a Director who is an Audit and Supervisory Committee Member resigning from office before the expiration of his/her term shall be the remaining term of his/her predecessor.

Article 24	(Representative Director and Senior Directors)

The Representative Director shall be appointed from among the Directors (excluding Directors who are Audit and Supervisory Committee member) by a resolution of the Board of Directors.

2. The Board of Directors may appoint, by its resolution, one (1) Director serving as the Chairman, one (1) Director serving as the President, one (1) Director serving as the Vice President, a few Directors serving as Senior Managing Directors, and a few Directors serving as Managing Directors.

Article 25	(Convener of the Board of Directors)

Unless otherwise prescribed by laws and regulations, a meeting of the Board of Directors shall be convened by the Representative Director.

2. In the event of an accident that prevents the Representative Director from so acting, a general meeting of shareholders shall be convened by another director designated in accordance with the order determined by the Board of Directors in advance.

Article 26	(Chairperson of the Board of Directors)

The Representative Director shall serve as the chairperson for Board of Directors meetings.

2. In the event of an accident that prevents the Representative Director from so acting, a general meeting of shareholders shall be convened by another director designated in accordance with the order determined by the Board of Directors in advance.

Article 27	(Notice of Convocation of a Meeting of the Board of Directors)

A notice of convocation of a meeting of the Board of Directors shall be issued to each Director by at least three (3) days before the date of the meeting; provided, however, that in case of emergency, said period may be shortened.

2. A meeting of the Board of Directors may be convened without the due procedure for convocation prescribed in the preceding paragraph, if all Directors unanimously agree with the convocation.

Article 28	(Method of Resolution of the Board of Directors)

A resolution of the Board of Directors shall be passed by a majority of the votes of the Directors present at the meeting, provided that a majority of the directors are present.

2. With regard to any matters requiring a resolution of the Board of Directors, if all Directors (limited to those who can participate in the voting on the proposal in question) manifested, in writing or in an electromagnetic record, an intention to vote affirmative on the submitted proposal, a resolution of the Board of Directors approving the proposal shall be deemed by the Company to have been passed.

Article 29	(Minutes of the Board of Directors)

The summary of the proceedings of a Board of Directors meeting, the results of the proceedings, and other matters prescribed by laws and regulations shall be specified or recorded in the minutes, which shall bear the names and seals of the Directors present.

Article 30	(Delegation of Important Business Execution Decisions to Directors)

The Company may, pursuant to the provisions of Article 399-13, Paragraph (6) of the Companies Act, delegate the whole or part of important business execution decisions (excluding those on the matters listed in the items of Paragraph (5) of the same Article) to Directors by a resolution of the Board of Directors.

Article 31	(Board of Directors Regulations)

Matters concerning the Board of Directors shall be governed by the Board of Directors Regulations separately established by the Board of Directors, in addition to the applicable provisions of laws and regulations or these Articles of Incorporation.

Article 32	(Compensation, etc.)

Compensation, bonus, and other property benefits received by Directors from the Company as consideration for the execution of their duties shall be determined separately for Directors (excluding Directors who are Audit and Supervisory Committee Members) and Directors who are Audit and Supervisory Committee Members, by a resolution of a general meeting of shareholders.

Article 33	(Exemption from Liability of Directors)

Pursuant to the provisions of Article 426, Paragraph (1) of the Companies Act, the Company may, by resolution of the Board of Directors, exempt a Director (including a person who was formerly a Director) from the Director’s liability for damages arising from a failure to carry out the Director’s duties to the extent permitted by laws and regulations.

2. The Company may, pursuant to the provisions of Article 427, Paragraph (1) of the Companies Act, enter into an agreement with a Director (excluding Executive Directors, etc.) which limits the Director’s liability for damages arising from a failure to carry out the Director’s duties; provided, however, that the maximum amount of liability for damages under such agreement shall be the amount prescribed by the applicable laws and regulations.

Chapter 5 Audit and Supervisory Committee

Article 34	(Full-Time Audit and Supervisory Committee Members)

The Audit and Supervisory Committee may appoint, by its resolution, full-time Audit and Supervisory Committee Members from among the Audit and Supervisory Committee Members.

Article 35	(Notice of Convocation of a Meeting of the Audit and Supervisory Committee)

A notice of convocation of a meeting of the Audit and Supervisory Committee shall be issued to each Audit and Supervisory Committee Member by at least three (3) days before the date of the meeting, provided, however, that in case of emergency, said period may be shortened.

2. A meeting of the Audit and Supervisory Committee may be convened without the due procedure for convocation prescribed in the preceding paragraph, if all Audit and Supervisory Committee Members unanimously agree with the convocation.

Article 36	(Method of Resolution of the Audit and Supervisory Committee)

A resolution of the Audit and Supervisory Committee shall be passed by a majority of the votes of the Audit and Supervisory Committee Members present at the meeting, provided that a majority of the Audit and Supervisory Committee Members are present.

Article 37	(Minutes of the Audit and Supervisory Committee)

The summary of the proceedings of an Audit and Supervisory Committee meeting, the results of the proceedings, and other matters prescribed by laws and regulations shall be specified or recorded in the minutes, which shall bear the names and seals of the Audit and Supervisory Committee Member present.

Article 38	(Audit and Supervisory Committee Regulations)

Matters concerning the Audit and Supervisory Committee shall be governed by the Audit and Supervisory Committee Regulations separately established by the Audit and Supervisory Committee, in addition to the applicable provisions of laws and regulations or these Articles of Incorporation.

Chapter 6 Accounting

Article 39	(Fiscal Year)

The fiscal year of the Company shall be the period of one (1) year from January 1 to December 31 each year.

Article 40	(Record Date of Dividend of Surplus)

The record date of year-end dividend of surplus of the Company shall be December 31 each year.

Article 41	(Interim Dividend)

The Company may pay an interim dividend by a resolution of the Board of Directors, in which case the record date for interim dividend shall be June 30 each year.

Article 42	(Limitation on Claim for Dividends)

When dividend assets are cash, the Company shall be exempted from the obligation to pay the dividend if, after the passage of three (3) full years from the day on which the payment started, the dividend has not been received.

Supplementary Provisions

Article 1	(Initial Fiscal Year)

Notwithstanding the provisions of Article 39, the Company’s initial fiscal year shall be the period from the date of its incorporation to December 31, 2017.

Article 2	(Compensation, etc. of Directors and Audit and Supervisory Committee Members at Incorporation)

Notwithstanding the provisions of Article 32, the total amount of compensation, etc. of Directors (excluding Directors who are Audit and Supervisory Committee Members) for the period from the date of incorporation of the Company to the conclusion of the first ordinary general meeting of shareholders of the Company shall not exceed two hundred million (200,000,000) yen per year.

2. Notwithstanding the provisions of Article 32, the total amount of compensation, etc. of Directors who are Audit and Supervisory Committee Members for the period from the date of incorporation of the Company to the conclusion of the first ordinary general meeting of shareholders of the Company shall not exceed fifty million (50,000,000) yen per year.

Article 3	(Deletion of Supplementary Provisions)

These supplementary provisions shall be deleted at the conclusion of the first ordinary general meeting of shareholders of the Company.

End

Appendix 2 Terms and Conditions of AOI Pro. Inc. 2nd Series of Stock Acquisition Rights

1.	Name of offered stock acquisition rights: Aoi Advertising Promotion Inc. 2nd Series of Stock Acquisition Rights

2.	Class and number of shares subject to stock acquisition rights

The class of the shares subject to stock acquisition rights shall be common shares of the Company and the number of shares subject to each stock acquisition right (hereinafter the “Number of Granted Shares”) shall be five hundred (500).

In case of a share split (including allocation of shares of the common share of the Company without consideration) or consolidation of shares by the Company, the Number of Granted Shares shall be adjusted using the following calculation formula:

Number of Granted Shares after adjustment = Number of Granted Shares before adjustment × Ratio of share split or consolidation of shares

The Number of Granted Shares after adjustment shall become effective, in the case of a stock split, on and after the day immediately following the record date of the relevant share split (or its effective date if no record date is specified) or, in the case of a consolidation of shares, on and after its effective date; provided, however, that, in the event that a share split is conducted on the condition that a proposal to increase the capital or capital reserves by reducing the amount of surpluses is approved at a general meeting of shareholders of the Company and that the record date for such share split is prior to the date of the conclusion of such general meeting of shareholders, the Number of Granted Shares after adjustment shall be applicable on and after the day immediately following the date of conclusion of the relevant general meeting of shareholders with retroactive application since the day immediately following said record date.

In addition to the above, the Company may adjust the Number of Granted Shares appropriately to a reasonable extent if such an adjustment is required.

Any fraction of less than one (1) share resulting from the above adjustment shall be disregarded.

When the Number of Granted Shares is adjusted, the Company shall give notice of necessary matters to each holder of the stock acquisition rights (hereinafter “Stock Acquisition Right Holders”) recorded in the stock acquisition rights register or give public notice thereof, no later than the day immediately preceding the date on which the Number of Granted Shares after adjustment becomes effective; provided, however, that, if the Company is unable to give such notice or public notice no later than the date preceding such effective date, the Company shall thereafter promptly give such notice or public notice.

3.	Value of assets to be invested upon the exercise of offered stock acquisition rights

The value of the assets to be invested upon the exercise of each offered stock acquisition right shall be the amount that is equal to the product of one (1) yen as the exercise price per share for the shares that Stock Acquisition Right Holders are entitled to receive by exercising the stock acquisition rights, multiplied by the Number of Granted Shares.

4.	Period in which offered stock acquisition rights may be exercised

From August 18, 2009 to August 17, 2039.

5.	Matters related to capital and capital reserves to be increased when shares are issued by the exercise of the offered stock acquisition rights

(1)	The amount of increase in capital arising from issuance of new shares upon the exercise of the offered stock acquisition rights shall be fifty percent (50%) of the maximum amount of capital increase calculated in accordance with Article 17, Paragraph (1) of the Corporate Accounting Regulations, with the resulting amounts of less than one (1) yen rounded up to the nearest yen.

(2)	The amount of increase in the capital reserves arising from issuance of new shares upon the exercise of the offered stock acquisition rights shall be calculated by subtracting the amount of increase in capital determined under (1) above from the maximum amount of capital increase referred to in (1) above.

6.	Restrictions on the acquisition of offered stock acquisition rights by transfer

The approval of the Board of Directors is required for the acquisition of the offered stock acquisition rights by way of transfer.

7.	Conditions for the acquisition of the offered stock acquisition rights

If any of the proposals listed in (1), (2), (3), (4) or (5) below is approved at the general meeting of shareholders of the Company (or, if a resolution of the general meeting of shareholders is not required, is resolved by the Board of Directors), the Company can acquire the offered stock acquisition rights without consideration to the date to be separately determined by the Board of Directors of the Company:

(1)	Proposal for approval of a merger agreement under which the Company will become a disappearing company;

(2)	Proposal for approval of a company split agreement or company split plan under which the Company will be split;

(3)	Proposal for approval of a share exchange agreement or share transfer plan under which the Company will become a wholly-owned subsidiary;

(4)	Proposal for approval of an amendment to the Articles of Incorporation in order to establish the provision that an acquisition by way of transfer of any of the shares to be issued by the Company shall require the approval of the Company; and

(5)	Proposal for approval of an amendment to the Articles of Incorporation in order to establish the provision that an acquisition by way of transfer of a class of shares to be delivered upon exercise of the stock acquisition rights shall require the approval of the Company or that the Company may acquire all of such class of shares upon a resolution of the general meeting of shareholders.

8.	Policy on the determination of the terms and conditions of the delivery of stock acquisition rights of the Reorganized Company in reorganization

If the Company conducts a merger (limited to the case where the Company ceases to exist due to the merger), an absorption-type or incorporation-type company split (both, limited to the case where the Company is split), or a share exchange or share transfer (both, limited to the case where the Company becomes a wholly-owned subsidiary) (hereinafter collectively referred to as the “Acts of Reorganization”), the Company shall, in each of the above cases, deliver the stock acquisition rights of any of the relevant companies listed in “a.” through “e.” of Article 236, Paragraph (1), Item (viii) of the Companies Act (hereinafter the “Reorganized Company”) to the Stock Acquisition Right Holders holding the offered stock acquisition rights remaining at the time immediately preceding the effective date of the relevant Acts of Reorganization (hereinafter the “Remaining Stock Acquisition Rights”) (the effective date of the relevant Acts of Reorganization shall mean, in the case of an absorption-type merger, the date on which the absorption-type merger becomes effective; in the case of an incorporation-type merger, the date of establishment of a newly-incorporated company through such incorporation-type merger; in the case of an absorption-type company split, the date on which such absorption-type company split becomes effective; in the case of an incorporation-type company split, the date of establishment of a newly-incorporated company through such incorporation-type company split; in the case of a share exchange, the date on which the share exchange becomes effective; and in the case of a share transfer, the date of establishment of a wholly-owning parent company through the share transfer); provided, however, that the foregoing shall be on the condition that delivery of such stock acquisition rights by the Reorganized Company in accordance with each of the following items is stipulated in an absorption-type merger agreement, an incorporation-type merger agreement, an absorption-type company split agreement, an incorporation-type company split plan, a share exchange agreement or a share transfer plan:

(1)	Number of stock acquisition rights of the Reorganized Company to be delivered

A number equal to the number of the Remaining Stock Acquisition Rights held by a Stock Acquisition Right Holder shall be delivered to the same Stock Acquisition Right Holder.

(2)	Class of shares of the Reorganized Company to be delivered upon exercise of stock acquisition rights of the Reorganized Company

Shares of common stock of the Reorganized Company are to be delivered.

(3)	Number of shares of the Reorganized Company to be delivered upon exercise of stock acquisition rights of the Reorganized Company

To be determined in accordance with 2. above, taking into consideration the conditions, etc. of the Acts of Reorganization.

(4)	Value of assets to be invested upon the exercise of stock acquisition rights

The value of the assets to be invested upon exercise of each stock acquisition right shall be the amount that is equal to the product of the exercise price after reorganization as prescribed below multiple by the number of shares of the Reorganized Company under the stock acquisition rights as determined in accordance with (3) above. The exercise price after reorganization shall be one (1) yen per share of the Reorganized Company delivered upon the exercise of each stock acquisition right to be delivered.

(5)	Period in which stock acquisition rights may be exercised

This period shall be from and including whichever is the later of (x) the start date of the period during which the offered stock acquisition rights may be exercised as prescribed in 4. above or (y) the effective date of the Act of Reorganization, to and including the expiration date of the period during which the offered stock acquisition rights may be exercised as prescribed in 4. above.

(6)	Matters related to capital stock and capital reserve to be increased when shares are issued by the exercise of stock acquisition rights

To be determined in accordance with 5. above.

(7)	Restrictions on the acquisition of stock acquisition rights by transfer

The approval of the Board of Directors of the Reorganized Company is required for the acquisition of the stock acquisition rights by transfer.

(8)	Conditions for the acquisition of stock acquisition rights

To be determined in accordance with 7. above.

(9)	Other conditions for the exercise of the stock acquisition rights

To be determined in accordance with 10. below.

9.	Handling of fractions of less than one share resulting from exercise of offered stock acquisition rights

Any fraction of less than one (1) share included in the number of shares to be delivered to a Stock Acquisition Right Holder who exercised offered stock acquisition rights shall be disregarded.

10.	Other conditions for the exercise of the offered stock acquisition rights

(1)	Stock Acquisition Right Holders may exercise the offered stock acquisition rights within the period prescribed in 4. above only when they no longer hold the position of either Director or Corporate Auditor of the Company. However, in this case, a Stock Acquisition Right Holder may exercise the offered stock acquisition rights only until the day on which five (5) years have elapsed from the day immediately following the day on which the Stock Acquisition Right Holder has lost such a position (hereinafter “Exercise Period Start Date”).

(2)	Notwithstanding the provisions of (1) above, in the cases listed in (i) or (ii) below, Stock Acquisition Right Holders may exercise the offered stock acquisition rights only within the period prescribed respectively therein (however, in the case of (ii), the cases where it is prescribed in the merger agreement, share exchange agreement, or share transfer plan that stock acquisition rights shall be delivered to Stock Acquisition Right Holders of the Reorganized Company in accordance with 8. above or where the Company has decided to acquire offered stock acquisition rights in accordance with 7. above. are excluded):

(i)	Cases where the Exercise Period Start Date has not arrived for a Stock Acquisition Right Holder by August 17, 2038

From August 18, 2038 to August 17, 2039

(ii)	Cases where a proposal for a merger agreement under which the Company will become a disappearing company or a proposal for a share exchange agreement or share transfer plan under which the Company is to become a wholly-owned subsidiary is approved at a general meeting of shareholders of the Company (or a resolution approving such proposal is passed at a meeting of the Board of Directors of the Company, if no resolution of the general meeting of shareholders is required)

Within fifteen (15) days from the day immediately following the date of said approval

(3)	If a Stock Acquisition Right Holder has renounced the Holder’s offered stock acquisition rights, the Holder can no longer exercise them.

11.	Method for calculating paid-in value for the offered stock acquisition rights

The paid-in value for each offered stock acquisition right shall be the amount that is equal to the product of the option price per share calculated using the following Black-Scholes model based on the underlying values listed (2) through (7) below multiplied by the Number of Granted Shares (any resulting amount of less than one (1) yen shall be rounded up to the nearest yen).

where

(1)	Option price per share: (C)

(2)	Stock price (S): The closing price of common stock of the Company on August 17, 2009 in an ordinary transaction at the Tokyo Stock Exchange

(or the standard price for the following trading day if no such closing price exists)

(3)	Exercise price (X): one (1) yen

(4)	Expected life (T): fifteen (15) years

(5)	Stock price volatility (s): Stock price volatility calculated based on the closing prices of common stock of the Company in an ordinary transaction during the period of fifteen (15) years (from August 17, 1994 to August 17, 2009)

(6)	Risk-free interest rate (r): The interest rate on Japanese Government Bonds whose remaining life coincides with the expected life

(7)	Dividend yield (q): Dividend per share (the actual divided for the fiscal year ended March 31, 2009) divided by the stock price prescribed in (2) above

(8)	Cumulative distribution function of the standard normal distribution (N (•))

12.	Day on which offered stock acquisition rights are allocated

August 17, 2009

13.	Due date of the payment of money in exchange for the allocation of the offered stock acquisition rights

The payment due date shall be August 17, 2009.

14.	Method of application and payment for the exercise of offered stock acquisition rights

(1)	Stock Acquisition Right Holders intending to exercise their offered stock acquisition rights shall submit the “Application Form for Exercise of Stock Acquisition Rights” using a form determined by the Company to the place where applications for exercise of stock acquisition rights are accepted as prescribed in 15. below after completing the form with necessary information and writing their names and affixing their seals.

(2)	In addition to the submission of the “Application Form for Exercise of Stock Acquisition Rights” provided for in (1) above, Stock Acquisition Right Holders intending to exercise their offered stock acquisition rights shall transfer the full amount calculated as the amount of assets invested upon the exercise of each offered stock acquisition right multiplied by the number of offered stock acquisition rights to be exercised to the account designated by the Company of the payment handling place prescribed in 16. below in cash by the date and time designated by the Company.

15.	Place where applications for exercise of offered stock acquisition rights are accepted

Administration Department of the Company (or any other department in charge of such administrative work, as determined from time to time by the Company)

16.	Payment handling place for the exercise of offered stock acquisition rights

Gotanda Branch of Mizuho Bank, Ltd. (or the successor bank or branch of said bank or branch as determined from time to time by said bank or branch)

17.	Effective date of the exercise of offered stock acquisition rights, etc.

(1)	Stock Acquisition Right Holders who have exercised offered stock acquisition rights will become holders of common stock of the Company to be delivered upon exercise of the offered stock acquisition rights pursuant to the provisions of applicable laws.

(2)	Upon completion of the procedure for the exercise, the Company shall immediately carry out the necessary procedure to specify or record the shares acquired by each Stock Acquisition Right Holder upon exercise of offered stock acquisition rights in the account opened in advance under the name of the Stock Acquisition Right Holder with a financial instruments business operator, etc. designated by the Company.

18.	Handling of cases where rewording of these terms and conditions or other measures are necessary

In the case where rewording of these terms and conditions or other measures are necessary, the Company may revise the portion of these terms and condition relevant to the handling of these matters in accordance with the method considered appropriate by the Company in compliance with the provisions of the Companies Act and the purpose of the offered stock acquisition rights, and such revision shall constitute the integral part of the these terms and conditions.

19.	Public notice of the issuance terms and conditions

The Company shall keep a copy of these terms and conditions for the issuance of offered stock acquisition rights at its head office and make it available for inspection by the Stock Acquisition Right Holders during its regular office hours.

20.	Any other necessary matters concerning the offered stock acquisition rights shall be left to the discretion of the Representative Director.

End

Appendix 3 Terms and Conditions of AOI TYO Holdings Inc. 1st Series of Stock Acquisition Rights

1.	Name of offered stock acquisition rights: AOI TYO Holdings Inc. 1st Series of Stock Acquisition Rights

2.	Class and number of shares subject to stock acquisition rights

The class of the shares subject to stock acquisition rights shall be common shares of the Company and the number of shares subject toeach stock acquisition right (hereinafter the “Number of Granted Shares”) shall be five hundred (500).

In case of a share split (including allocation of shares of the common share of the Company without consideration) or consolidation of shares by the Company, the Number of Granted Shares shall be adjusted using the following calculation formula:

Number of Granted Shares after adjustment = Number of Granted Shares before adjustment × Ratio of share split or consolidation of share

The Number of Granted Shares after adjustment shall become effective, in the case of a stock split, on and after the day immediately following the record date of the relevant share split (or its effective date if no record date is specified) or, in the case of a consolidation of share, on and after its effective date; provided, however, that, in the event that a share split is conducted on the condition that a proposal to increase the capital or capital reserves by reducing the amount of surpluses is approved at a general meeting of shareholders of the Company and that the record date for such share split is prior to the date of the conclusion of such general meeting of shareholders, the Number of Granted Shares after adjustment shall be applicable on and after the day immediately following the date of conclusion of the relevant general meeting of shareholders with retroactive application since the day immediately following said record date.

In addition to the above, the Company may adjust the Number of Granted Shares to appropriately a reasonable extent if such an adjustment is required.

Any fraction of less than one share resulting from the above adjustment shall be disregarded.

When the Number of Granted Shares is adjusted, the Company shall give notice of necessary matters to each holder of the stock acquisition rights (hereinafter “Stock Acquisition Right Holders”) recorded in the stock acquisition rights register or give public notice thereof, no later than the day immediately preceding the date on which the Number of Granted Shares after adjustment becomes effective; provided, however, that, if the Company is unable to give such notice or public notice no later than the date preceding such effective date, the Company shall thereafter promptly give such notice or public notice.

3.	Value of assets to be invested upon the exercise of offered stock acquisition rights

The value of the assets to be invested upon the exercise of each offered stock acquisition right shall be the amount that is equal to the product of one (1) yen as the exercise price per share for the shares that Stock Acquisition Right Holders are entitled to receive by exercising the stock acquisition rights, multiplied by the Number of Granted Shares.

4.	Period in which offered stock acquisition rights may be exercised

From January 4, 2017 to August 17, 2039

5.	Matters related to capital and capital reserves to be increased when shares are issued by the exercise of the offered stock acquisition rights

(1)	The amount of increase in capital arising from issuance of new shares upon the exercise of the offered stock acquisition rights shall be fifty percent (50%) of the maximum amount of capital increase calculated in accordance with Article 17, Paragraph (1) of the Corporate Accounting Regulations, with the resulting amounts of less than one (1) yen rounded up to the nearest yen.

(2)	The amount of increase in the capital reserves arising from issuance of new shares upon the exercise of the offered stock acquisition rights shall be calculated by subtracting the amount of increase in capital determined under (1) above from the maximum amount of capital increase referred to in (1) above.

6.	Restrictions on the acquisition of offered stock acquisition rights by transfer

The approval of the Board of Directors is required for the acquisition of the offered stock acquisition rights by way of transfer.

7.	Conditions for the acquisition of the offered stock acquisition rights

If any of the proposals listed in (1), (2), (3), (4) or (5) below is approved at the general meeting of shareholders of the Company (or, if a resolution of the general meeting of shareholders is not required, is resolved by the Board of Directors), the Company can acquire the offered stock acquisition rights without consideration to the date to be separately determined by the Board of Directors of the Company:

(1)	Proposal for approval of a merger agreement under which the Company will become a disappearing company;

(2)	Proposal for approval of a company split agreement or company split plan under which the Company will be split;

(3)	Proposal for approval of a share exchange agreement or share transfer plan under which the Company will become a wholly-owned subsidiary;

(4)	Proposal for approval of an amendment to the Articles of Incorporation in order to establish the provision that an acquisition by way of transfer of any of the shares to be issued by the Company shall require the approval of the Company; and

(5)	Proposal for approval of an amendment to the Articles of Incorporation in order to establish the provision that an acquisition by way of transfer of a class of shares to be delivered upon exercise of the stock acquisition rights shall require the approval of the Company or that the Company may acquire all of such class of shares upon a resolution of the general meeting of shareholders.

8.	Policy on the determination of the terms and conditions of the delivery of stock acquisition rights of the Reorganized Company in reorganization

If the Company conducts a merger (limited to the case where the Company ceases to exist due to the merger), an absorption-type or incorporation-type company split (both, limited to the case where the Company is split), or a share exchange or share transfer (both, limited to the case where the Company becomes a wholly-owned subsidiary) (hereinafter collectively referred to as the “Acts of Reorganization”), the Company shall, in each of the above cases, deliver the stock acquisition rights of any of the relevant companies listed in “a.” through “e.” of Article 236, Paragraph (1), Item (viii) of the Companies Act (hereinafter the “Reorganized Company”) to the Stock Acquisition Right Holders holding the offered stock acquisition rights remaining at the time immediately preceding the effective date of the relevant Acts of Reorganization (hereinafter the “Remaining Stock Acquisition Rights”) (the effective date of the relevant Acts of Reorganization shall mean, in the case of an absorption-type merger, the date on which the absorption-type merger becomes effective; in the case of an incorporation-type merger, the date of establishment of a newly-incorporated company through such incorporation-type merger; in the case of an absorption-type company split, the date on which such absorption-type company split becomes effective; in the case of an incorporation-type company split, the date of establishment of a newly-incorporated company through such incorporation-type company split; in the case of a share exchange, the date on which the share exchange becomes effective; and in the case of a share transfer, the date of establishment of a wholly-owning parent company through the share transfer); provided, however, that the foregoing shall be on the condition that delivery of such stock acquisition rights by the Reorganized Company in accordance with each of the following items is stipulated in an absorption-type merger agreement, an incorporation-type merger agreement, an absorption-type company split agreement, an incorporation-type company split plan, a share exchange agreement or a share transfer plan:

(1)	Number of stock acquisition rights of the Reorganized Company to be delivered

A number equal to the number of the Remaining Stock Acquisition Rights held by a Stock Acquisition Right Holder shall be delivered to the same Stock Acquisition Right Holder.

(2)	Class of shares of the Reorganized Company to be delivered upon exercise of stock acquisition rights of the Reorganized Company

Shares of common stock of the Reorganized Company are to be delivered.

(3)	Number of shares of the Reorganized Company to be delivered upon exercise of stock acquisition rights of the Reorganized Company

To be determined in accordance with 2. above, taking into consideration the conditions, etc. of the Act of Reorganization.

(4)	Value of assets to be invested upon the exercise of stock acquisition rights

The value of the assets to be invested upon exercise of each stock acquisition right shall be the amount that is equal to the product of the exercise price after reorganization as prescribed below and the number of shares of the Reorganized Company under the stock acquisition rights as determined in accordance with (3) above. The exercise price after reorganization shall be one (1) yen per share of the Reorganized Company delivered upon the exercise of each stock acquisition right to be delivered.

(5)	Period in which stock acquisition rights may be exercised

This period shall be from and including whichever is the later of (x) the start date of the period during which the offered stock acquisition rights may be exercised as prescribed in 4. above or (y) the effective date of the Act of Reorganization, to and including the expiration date of the period during which the offered stock acquisition rights may be exercised as prescribed in 4. above.

(6)	Matters related to capital stock and capital reserve to be increased when shares are issued by the exercise of stock acquisition rights

To be determined in accordance with 5. above.

(7)	Restrictions on the acquisition of stock acquisition rights by transfer

The approval of the Board of Directors of the Reorganized Company is required for the acquisition of the stock acquisition rights by transfer.

(8)	Conditions for the acquisition of stock acquisition rights

To be determined in accordance with 7. above.

(9)	Other conditions for the exercise of the stock acquisition rights

To be determined in accordance with 10. below.

9.	Handling of fractions of less than one (1) share resulting from exercise of offered stock acquisition rights

Any fraction of less than one (1) share included in the number of shares to be delivered to a Stock Acquisition Right Holder who exercised offered stock acquisition rights shall be disregarded.

10.	Other conditions for the exercise of the offered stock acquisition rights

(1)	Stock Acquisition Right Holders may exercise the offered stock acquisition rights within the period prescribed in 4. above only when they no longer hold the position of Director of AOI Pro. Inc. However, in this case, a Stock Acquisition Right Holder may exercise the offered stock acquisition rights only until the day on which five (5) years have elapsed from the day immediately following the day on which the Stock Acquisition Right Holder has lost such a position (hereinafter “Exercise Period Start Date”).

(2)	Notwithstanding the provisions of (1) above, in the cases listed in (i) or (ii) below, Stock Acquisition Right Holders may exercise the offered stock acquisition rights only within the period prescribed respectively therein (however, in the case of (ii), the cases where it is prescribed in the merger agreement, share exchange agreement, or share transfer plan that stock acquisition rights shall be delivered to Stock Acquisition Right Holders of the Reorganized Company in accordance with 8. above or where the Company has decided to acquire offered stock acquisition rights in accordance with 7. above. are excluded):

(i)	Cases where the Exercise Period Start Date has not arrived for a Stock Acquisition Right Holder by August 17, 2038

From August 18, 2038 to August 17, 2039

(ii)	Cases where a proposal for a merger agreement under which the Company will become a disappearing company or a proposal for a share exchange agreement or share transfer plan under which the Company is to become a wholly-owned subsidiary is approved at a general meeting of shareholders of the Company (or a resolution approving such proposal is passed at a meeting of the Board of Directors of the Company, if no resolution of the general meeting of shareholders is required)

Within fifteen (15) days from the day immediately following the date of said approval

(3)	If a Stock Acquisition Right Holder has renounced his or her offered stock acquisition rights, the Holder can no longer exercise them.

11.	Method for calculating paid-in value for the offered stock acquisition rights

Payment of money in exchange for the allocation of offered stock acquisition rights is not needed.

12.	Day on which offered stock acquisition rights are allocated

January 4, 2017

13.	Method of application and payment for the exercise of offered stock acquisition rights

(1)	Stock Acquisition Right Holders intending to exercise their offered stock acquisition rights shall submit the “Application Form for Exercise of Stock Acquisition Rights” using a form determined by the Company to the place designated by the Company as the place where applications for exercise of stock acquisition rights are accepted after completing the form with necessary information and writing their names and affixing their seals.

(2)	In addition to the submission of the “Application Form for Exercise of Stock Acquisition Rights” provided for in (1) above, Stock Acquisition Right Holders intending to exercise their offered stock acquisition rights shall transfer the full amount calculated as the amount of assets invested upon the exercise of each offered stock acquisition right multiplied by the number of offered stock acquisition rights to be exercised to the account designated by the Company of the payment handling place designated by the Company in cash by the date and time designated by the Company.

14.	Effective date of the exercise of offered stock acquisition rights, etc.

(1)	Stock Acquisition Right Holders who have exercised offered stock acquisition rights will become holders of common stock of the Company to be delivered upon exercise of the offered stock acquisition rights pursuant to the provisions of applicable laws.

(2)	Upon completion of the procedure for the exercise, the Company shall immediately carry out the necessary procedure to specify or record the shares acquired by each Stock Acquisition Right Holder upon exercise of offered stock acquisition rights in the account opened in advance under the name of the Stock Acquisition Right Holder with a financial instruments business operator, etc. designated by the Company.

15.	Handling of cases where rewording of these terms and conditions or other measures are necessary

In the case where rewording of these terms and conditions or other measures are necessary, the Company may revise the portion of these terms and condition relevant to the handling of these matters in accordance with the method considered appropriate by the Company in compliance with the provisions of the Companies Act and the purpose of the offered stock acquisition rights, and such revision shall constitute the integral part of the these terms and conditions.

16.	Public notice of the issuance terms and conditions

The Company shall keep a copy of these terms and conditions for the issuance of offered stock acquisition rights at its head office and make it available for inspection by the Stock Acquisition Right Holders during its regular office hours.

17.	Any other necessary matters concerning the offered stock acquisition rights shall be left to the discretion of the Representative Director.

End

Appendix 4 Terms and Conditions of AOI Pro. Inc. 5th Series of Stock Acquisition Rights

1.	Name of stock acquisition rights: AOI Pro. Inc. 5th Series of Stock Acquisition Rights

2.	Class and number of shares subject to stock acquisition rights

The class of the shares subject to stock acquisition rights shall be common shares of the Company and the number of shares subject to each stock acquisition right (the “Number of Granted Shares”) shall be five hundred (500). In case the Company carries out a share split (including the allocation of shares without contribution; hereinafter the same shall apply concerning the description of a share split) or a consolidation of shares of common share after the day on which stock acquisition rights are allocated (hereinafter the “Allocation Date”), the Number of Granted Shares shall be adjusted in accordance with the following calculation formula, and any resulting fraction less than one (1) share arising from the adjustment shall be disregarded.

Number of Granted Shares after adjustment = Number of Granted Shares before adjustment × Ratio of share split or consolidation of shares

The Number of Granted Shares after adjustment shall become effective, in the case of a stock split, on and after the day following the record date of the relevant share split (or its effective date if no record date is specified) or, in the case of a consolidation of shares, on and after its effective date; provided, however, that, in cases where a share split is carried out on the condition that a proposal to increase the capital or capital reserves by reducing the amount of surpluses is approved at the general meeting of shareholders and that the record date for such share split is prior to the date of conclusion of said general meeting of shareholders, the Number of Granted Shares after adjustment shall be applicable on and after the day following the date of conclusion of said general meeting of shareholders with retrospective application since the day following said record date.

In addition, in cases where the Company merges with another corporation, or demerges, or it is deemed necessary in similar circumstances to adjust the Number of Granted Shares, after the Allocation Date, the Company may adjust the Number of Granted Shares appropriately to a reasonable extent.

When the Number of Granted Shares is adjusted, the Company shall give notice of necessary matters to each holder of the stock acquisition rights (hereinafter “Stock Acquisition Right Holders”) recorded in the stock acquisition rights register or give public notice thereof, no later than the day preceding the date on which the Number of Granted Shares after adjustment becomes effective; provided, however, that, if the Company is unable to give such notice or public notice no later than the date preceding such effective date, the Company shall thereafter promptly give such notice or public notice.

3.	Value of assets to be invested upon the exercise of stock acquisition rights

The value of the assets to be invested upon the exercise of each stock acquisition right shall be the amount that is equal to the product of one (1) yen as the exercise price per share for the shares that Stock Acquisition Right Holders are entitled to receive by exercising the stock acquisition rights and the Number of Granted Shares.

4.	Period in which stock acquisition rights may be exercised

From November 28, 2012 to November 27, 2042

5.	Matters related to capital and capital reserves to be increased when shares are issued by the exercise of stock acquisition rights

(1)	The amount of increase in capital arising from issuance of new shares upon the exercise of the stock acquisition rights shall be fifty percent (50%) of the maximum amount of capital increase calculated in accordance with Article 17, Paragraph (1) of the Corporate Accounting Regulations, with the resulting amounts of less than one (1) yen rounded up to the nearest yen.

(2)	The amount of increase in capital reserves arising from issuance of new shares upon the exercise of the stock acquisition rights shall be calculated by subtracting the amount of increase in capital determined under (1) above from the maximum amount of capital increase referred to in (1) above.

6.	Restrictions on the acquisition of stock acquisition rights by transfer

The approval of the Board of Directors of the Company is required for the acquisition of the stock acquisition rights by way of transfer.

7.	Conditions for the acquisition of stock acquisition rights

If any of the proposals listed in (1), (2), (3), (4) or (5) below is approved at the general meeting of shareholders of the Company (or, if a resolution of the general meeting of shareholders is not required, is resolved at the Board of Directors), the Company can acquire the stock acquisition rights without consideration on the date to be separately determined by the Board of Directors of the Company:

(1)	Proposal for approval of a merger agreement under which the Company will become a disappearing company;

(2)	Proposal for approval of a corporate split agreement or split plan under which the Company will be split;

(3)	Proposal for approval of a share exchange agreement or share transfer plan under which the Company will become a wholly-owned subsidiary;

(4)	Proposal for approval of an amendment to the Articles of Incorporation in order to establish the provision that an acquisition by way of transfer of any of the shares to be issued by the Company shall require the approval of the Company; and

(5)	Proposal for approval of an amendment to the Articles of Incorporation in order to establish the provision that an acquisition by way of transfer of a class of shares to be delivered upon exercise of the stock acquisition rights shall require the approval of the Company or that the Company may acquire all of such class of shares upon a resolution of the general meeting of shareholders.

8.	Policy on the determination of the terms and conditions of the delivery of stock acquisition rights of the Reorganized Company in reorganization

If the Company carries out a merger (limited to the case where the Company ceases to exist due to the merger), an absorption-type or incorporation-type company split (both, limited to the case where the Company is split), or a share exchange or share transfer (both, limited to the case where the Company becomes a wholly-owned subsidiary) (hereinafter collectively referred to as the “Acts of Reorganization”), the Company shall, in each of the above cases, deliver the stock acquisition rights of any of the relevant companies listed in “a.” through “e.” of Article 236, Paragraph (1), Item (viii) of the Companies Act (hereinafter the “Reorganized Company”) to the Stock Acquisition Right Holders holding the stock acquisition rights remaining at the time immediately preceding the effective date of the relevant Acts of Reorganization (hereinafter the “Remaining Stock Acquisition Rights”) (the effective date of the relevant Acts of Reorganization shall mean, in the case of an absorption-type merger, the date on which the absorption-type merger becomes effective; in the case of an incorporation-type merger, the date of establishment of a newly-incorporated company through such incorporation-type merger; in the case of an absorption-type company split, the date on which such absorption-type company split becomes effective; in the case of an incorporation-type company split, the date of establishment of a newly-incorporated company through such incorporation-type company split; in the case of a share exchange, the date on which the share exchange becomes effective; and in the case of a share transfer, the date of establishment of a wholly-owning parent company through the share transfer; the same shall apply hereinafter), provided, however, that the foregoing shall be on the condition that delivery of such stock acquisition rights by the Reorganized Company in accordance with each of the following items is stipulated in an absorption-type merger agreement, an incorporation-type merger agreement, an absorption-type company split agreement, an incorporation-type company split plan, a share exchange agreement or a share transfer plan:

(1)	Number of stock acquisition rights of the Reorganized Company to be delivered

A number equal to the number of the Remaining Stock Acquisition Rights held by a Stock Acquisition Right Holder shall be delivered to the same Stock Acquisition Right Holder.

(2)	Class of shares of the Reorganized Company to be delivered upon exercise of stock acquisition rights of the Reorganized Company

Shares of common stock of the Reorganized Company are to be delivered.

(3)	Number of shares of the Reorganized Company to be delivered upon exercise of stock acquisition rights of the Reorganized Company

To be determined in accordance with 2. above, taking into consideration the conditions, etc. of the Act of Reorganization.

(4)	Value of assets to be invested upon the exercise of stock acquisition rights

The value of the assets to be invested upon exercise of each stock acquisition right shall be the amount that is equal to the product of the exercise price after reorganization prescribed below multiple by the number of shares of the Reorganized Company under the stock acquisition rights as determined in accordance with (3) above. The exercise price after reorganization shall be one (1) yen per share of the Reorganized Company delivered upon the exercise of each stock acquisition right to be delivered.

(5)	Period in which stock acquisition rights may be exercised

This period shall be from and including whichever is the later of (x) the start date of the period during which the stock acquisition rights may be exercised as prescribed in 4. above or (y) the effective date of the Act of Reorganization, to and including the expiration date of the period during which the stock acquisition rights may be exercised as prescribed in 4. above.

(6)	Matters related to capital stock and capital reserve to be increased when shares are issued by the exercise of stock acquisition rights

To be determined in accordance with 5. above.

(7)	Restrictions on the acquisition of stock acquisition rights by transfer

The approval of the Board of Directors of the Reorganized Company is required for the acquisition of the stock acquisition rights by transfer.

(8)	Conditions for the acquisition of stock acquisition rights

To be determined in accordance with 7. above.

(9)	Other conditions for the exercise of the stock acquisition rights

To be determined in accordance with 10. below.

9.	Handling of fractions less than one (1) share resulting from exercise of stock acquisition rights

Any fraction less than one (1) share included in the number of shares to be delivered to a Stock Acquisition Right Holder who exercised stock acquisition rights shall be disregarded.

10.	Other conditions for the exercise of the stock acquisition rights

(1)	Stock Acquisition Right Holders may, within the period prescribed in 4. above, exercise their stock acquisition rights on or after the day immediately following the day on which they no longer hold the position of either Director or Corporate Auditor of the Company (hereinafter “Resignation Date”). However, in this case, a Stock Acquisition Right Holder may exercise the stock acquisition rights only until the day on which five (5) years have elapsed from the day immediately following the Resignation Date.

(2)	Notwithstanding the provisions of (1) above, in the cases listed in (i) or (ii) below, Stock Acquisition Right Holders may exercise the stock acquisition rights only within the period prescribed respectively therein (however, in the case of (ii), the cases where it is prescribed in the merger agreement, share exchange agreement, or share transfer plan that stock acquisition rights shall be delivered to Stock Acquisition Right Holders of the Reorganized Company in accordance with 8. above are excluded):

(i)	Cases where the Resignation Date has not arrived for a Stock Acquisition Right Holder by November 27, 2041

From November 28, 2041 to November 27, 2042

(ii)	Cases where a proposal for a merger agreement under which the Company will become a disappearing company or a proposal for a share exchange agreement or share transfer plan under which the Company is to become a wholly-owned subsidiary is approved at a general meeting of shareholders (or a resolution approving such proposal is passed at a meeting of the Board of Directors, if no resolution of the general meeting of shareholders is required)

Within fifteen (15) days from the day immediately following the date of said approval

(3)	The conditions set forth in (1) and (2)(i) above shall not apply to those who have acquired the stock acquisition rights by way of inheritance.

(4)	If a Stock Acquisition Right Holder has renounced his or her stock acquisition rights, the Holder can no longer exercise them.

11.	Method for calculating paid-in value for the stock acquisition rights

The paid-in value for each stock acquisition right shall be the amount that is equal to the product of the option price per share calculated using the following Black-Scholes model based on the underlying values listed (2) through (7) below multiplied by the Number of Granted Shares (any resulting amount of less than one (1) yen shall be rounded up to the nearest yen).

where

(1)	Option price per share (C)

(2)	Stock price (S): The closing price of common stock of the Company on November 27, 2012 in an ordinary transaction at the Tokyo Stock Exchange (or the standard price for the following trading day if no such closing price exists)

(3)	Exercise price (X): one (1) yen

(4)	Expected life (T): fifteen (15) years

(5)	Stock price volatility (s): Stock price volatility calculated based on the closing prices of common stock of the Company in an ordinary transaction during the period of fifteen (15) years (from November 27, 1997 to November 27, 2012)

(6)	Risk-free interest rate (r): The interest rate on Japanese Government Bonds whose remaining life coincides with the expected life

(7)	Dividend yield (q): Dividend per share (the actual dividend for the fiscal year ended March 31, 2012) divided by the stock price prescribed in (2) above

(8)	Cumulative distribution function of the standard normal distribution (N (•))

12.	Day on which stock acquisition rights are allocated

November 27, 2012

13.	Due date of the payment of money in exchange for the allocation of the stock acquisition rights

November 27, 2012

14.	Method of application and payment for the exercise of stock acquisition rights

(1)	Stock Acquisition Right Holders intending to exercise their stock acquisition rights shall submit the “Application Form for Exercise of Stock Acquisition Rights” using a form determined by the Company to the place where applications for exercise of stock acquisition rights are accepted as prescribed in 15. below after completing the form with necessary information and writing their names and affixing their seals.

(2)	In addition to the submission of the “Application Form for Exercise of Stock Acquisition Rights” provided for in (1) above, Stock Acquisition Right Holders intending to exercise their stock acquisition rights shall transfer the full amount calculated as the amount of assets invested upon the exercise of each stock acquisition right multiplied by the number of stock acquisition rights to be exercised to the account designated by the Company of the payment handling place prescribed in 16. below in cash by the date and time designated by the Company.

15.	Place where applications for exercise of stock acquisition rights are accepted

General Affairs Department of the Company (or any other department in charge of such administrative works, as determined from time to time by the Company)

16.	Payment handling place for the exercise of stock acquisition rights

Gotanda Branch of Mizuho Bank, Ltd. or the successor bank or branch of said bank or branch as determined from time to time by said bank or branch

17.	Effective date of the exercise of stock acquisition rights, etc.

(1)	Stock Acquisition Right Holders who have exercised stock acquisition rights will become shareholders of common stock of the Company to be delivered upon exercise of the stock acquisition rights pursuant to the provisions of applicable laws.

(2)	Upon completion of the procedure for the exercise, the Company shall immediately carry out the necessary procedure to specify or record the shares acquired by each Stock Acquisition Right Holder upon exercise of stock acquisition rights in the account opened in advance under the name of the Stock Acquisition Right Holder with a financial instruments business operator, etc. designated by the Company.

18.	Handling of cases where rewording of these terms and conditions or other measures are necessary

In the case where rewording of these terms and conditions or other measures are necessary, the Company may revise the portion of these terms and condition relevant to the handling of these matters in accordance with the method considered appropriate by the Company in compliance with the provisions of the Companies Act and the purpose of the stock acquisition rights, and such revision shall constitute the integral part of the these terms and conditions.

19.	Public notice of the issuance terms and conditions

The Company shall keep a copy of these terms and conditions for the issuance of stock acquisition rights at its head office and make it available for the inspection by the Stock Acquisition Right Holders during its regular office hours.

20.	Any other necessary matters concerning the stock acquisition rights shall be left to the discretion of the Representative Director.

End

Appendix 5 Terms and Conditions of AOI TYO Holdings Inc. 2nd Series of Stock Acquisition Rights

1.	Name of offered stock acquisition rights: AOI TYO Holdings Inc. 2nd Series of Stock Acquisition Rights

2.	Class and number of shares subject to stock acquisition rights

The class of the shares subject to stock acquisition rights shall be common shares of the Company and the number of shares subject to each stock acquisition right (the “Number of Granted Shares”) shall be five hundred (500). In case the Company carries out a share split (including the allocation of shares without contribution; hereinafter the same shall apply concerning the description of a share split) or a consolidation of shares of common share after the day on which stock acquisition rights are allocated (hereinafter the “Allocation Date”), the Number of Granted Shares shall be adjusted in accordance with the following calculation formula, and any resulting fraction less than one (1) share arising from the adjustment shall be disregarded.

Number of Granted Shares after adjustment = Number of Granted Shares before adjustment × Ratio of share split or consolidation of shares

The Number of Granted Shares after adjustment shall become effective, in the case of a stock split, on and after the day following the record date of the relevant share split (or its effective date if no record date is specified) or, in the case of a consolidation of shares, on and after its effective date; provided, however, that, in cases where a share split is carried out on the condition that a proposal to increase the capital or capital reserves by reducing the amount of surpluses is approved at the general meeting of shareholders and that the record date for such share split is prior to the date of conclusion of said general meeting of shareholders, the Number of Granted Shares after adjustment shall be applicable on and after the day following the date of conclusion of said general meeting of shareholders with retrospective application since the day following said record date.

In addition, in cases where the Company merges with another corporation, or demerges, or it is deemed necessary in similar circumstances to adjust the Number of Granted Shares, after the Allocation Date, the Company may adjust the Number of Granted Shares appropriately to a reasonable extent.

When the Number of Granted Shares is adjusted, the Company shall give notice of necessary matters to each holder of the stock acquisition rights (hereinafter “Stock Acquisition Right Holders”) recorded in the stock acquisition rights register or give public notice thereof, no later than the day preceding the date on which the Number of Granted Shares after adjustment becomes effective; provided, however, that, if the Company is unable to give such notice or public notice no later than the date preceding such effective date, the Company shall thereafter promptly give such notice or public notice.

3.	Value of assets to be invested upon the exercise of stock acquisition rights

The value of the assets to be invested upon the exercise of each stock acquisition right shall be the amount that is equal to the product of one (1) yen as the exercise price per share for the shares that Stock Acquisition Right Holders are entitled to receive by exercising the stock acquisition rights and the Number of Granted Shares.

4.	Period in which stock acquisition rights may be exercised

From January 4, 2017 to November 27, 2042

5.	Matters related to capital and capital reserves to be increased when shares are issued by the exercise of stock acquisition rights

(1)	The amount of increase in capital arising from issuance of new shares upon the exercise of the stock acquisition rights shall be fifty percent (50%) of the maximum amount of capital increase calculated in accordance with Article 17, Paragraph (1) of the Corporate Accounting Regulations, with the resulting amounts of less than one (1) yen rounded up to the nearest yen.

(2)	The amount of increase in capital reserves arising from issuance of new shares upon the exercise of the stock acquisition rights shall be calculated by subtracting the amount of increase in capital determined under (1) above from the maximum amount of capital increase referred to in (1) above.

6.	Restrictions on the acquisition of stock acquisition rights by transfer

The approval of the Board of Directors of the Company is required for the acquisition of the stock acquisition rights by way of transfer.

7.	Conditions for the acquisition of stock acquisition rights

If any of the proposals listed in (1), (2), (3), (4) or (5) below is approved at the general meeting of shareholders of the Company (or, if a resolution of the general meeting of shareholders is not required, is resolved at the Board of Directors), the Company can acquire the stock acquisition rights without consideration on the date to be separately determined by the Board of Directors of the Company:

(1)	Proposal for approval of a merger agreement under which the Company will become a disappearing company;

(2)	Proposal for approval of a corporate split agreement or split plan under which the Company will be split;

(3)	Proposal for approval of a share exchange agreement or share transfer plan under which the Company will become a wholly-owned subsidiary;

(4)	Proposal for approval of an amendment to the Articles of Incorporation in order to establish the provision that an acquisition by way of transfer of any of the shares to be issued by the Company shall require the approval of the Company; and

(5)	Proposal for approval of an amendment to the Articles of Incorporation in order to establish the provision that an acquisition by way of transfer of a class of shares to be delivered upon exercise of the stock acquisition rights shall require the approval of the Company or that the Company may acquire all of such class of shares upon a resolution of the general meeting of shareholders.

8.	Policy on the determination of the terms and conditions of the delivery of stock acquisition rights of the Reorganized Company in reorganization

If the Company carries out a merger (limited to the case where the Company ceases to exist due to the merger), an absorption-type or incorporation-type company split (both, limited to the case where the Company is split), or a share exchange or share transfer (both, limited to the case where the Company becomes a wholly-owned subsidiary) (hereinafter collectively referred to as the “Acts of Reorganization”), the Company shall, in each of the above cases, deliver the stock acquisition rights of any of the relevant companies listed in “a.” through “e.” of Article 236, Paragraph (1), Item (viii) of the Companies Act (hereinafter the “Reorganized Company”) to the Stock Acquisition Right Holders holding the stock acquisition rights remaining at the time immediately preceding the effective date of the relevant Acts of Reorganization (hereinafter the “Remaining Stock Acquisition Rights”) (the effective date of the relevant Acts of Reorganization shall mean, in the case of an absorption-type merger, the date on which the absorption-type merger becomes effective; in the case of an incorporation-type merger, the date of establishment of a newly-incorporated company through such incorporation-type merger; in the case of an absorption-type company split, the date on which such absorption-type company split becomes effective; in the case of an incorporation-type company split, the date of establishment of a newly-incorporated company through such incorporation-type company split; in the case of a share exchange, the date on which the share exchange becomes effective; and in the case of a share transfer, the date of establishment of a wholly-owning parent company through the share transfer; the same shall apply hereinafter); provided, however, that the foregoing shall be on the condition that delivery of such stock acquisition rights by the Reorganized Company in accordance with each of the following items is stipulated in an absorption-type merger agreement, an incorporation-type merger agreement, an absorption-type company split agreement, an incorporation-type company split plan, a share exchange agreement or a share transfer plan:

(1)	Number of stock acquisition rights of the Reorganized Company to be delivered

A number equal to the number of the Remaining Stock Acquisition Rights held by a Stock Acquisition Right Holder shall be delivered to the same Stock Acquisition Right Holder.

(2)	Class of shares of the Reorganized Company to be delivered upon exercise of stock acquisition rights of the Reorganized Company

Shares of common stock of the Reorganized Company are to be delivered.

(3)	Number of shares of the Reorganized Company to be delivered upon exercise of stock acquisition rights of the Reorganized Company

To be determined in accordance with 2. above, taking into consideration the conditions, etc. of the Act of Reorganization.

(4)	Value of assets to be invested upon the exercise of stock acquisition rights

The value of the assets to be invested upon exercise of each stock acquisition right shall be the amount that is equal to the product of the exercise price after reorganization as prescribed below multiple by the number of shares of the Reorganized Company under the stock acquisition rights as determined in accordance with (3) above. The exercise price after reorganization shall be one (1) yen per share of the Reorganized Company delivered upon the exercise of each stock acquisition right to be delivered.

(5)	Period in which stock acquisition rights may be exercised

This period shall be from and including whichever is the later of (x) the start date of the period during which the stock acquisition rights may be exercised as prescribed in 4. above or (y) the effective date of the Act of Reorganization, to and including the expiration date of the period during which the stock acquisition rights may be exercised as prescribed in 4. above.

(6)	Matters related to capital stock and capital reserve to be increased when shares are issued by the exercise of stock acquisition rights

To be determined in accordance with 5. above.

(7)	Restrictions on the acquisition of stock acquisition rights by transfer

The approval of the Board of Directors of the Reorganized Company is required for the acquisition of the stock acquisition rights by transfer.

(8)	Conditions for the acquisition of stock acquisition rights

To be determined in accordance with 7. above.

(9)	Other conditions for the exercise of the stock acquisition rights

To be determined in accordance with 10. below.

9.	Handling of fractions less than one (1) share resulting from exercise of stock acquisition rights

Any fraction less than one (1) share included in the number of shares to be delivered to a Stock Acquisition Right Holder who exercised stock acquisition rights shall be disregarded.

10.	Other conditions for the exercise of the stock acquisition rights

(1)	Stock Acquisition Right Holders may, within the period prescribed in 4. above, exercise their stock acquisition rights on or after the day immediately following the day on which they no longer hold the position of Director of AOI Pro. Inc. (hereinafter “Resignation Date”). However, in this case, a Stock Acquisition Right Holder may exercise the stock acquisition rights only until the day on which five (5) years have elapsed from the day immediately following the Resignation Date.

(2)	Notwithstanding the provisions of (1) above, in the cases listed in (i) or (ii) below, Stock Acquisition Right Holders may exercise the stock acquisition rights only within the period prescribed respectively therein (however, in the case of (ii), the cases where it is prescribed in the merger agreement, share exchange agreement, or share transfer plan that stock acquisition rights shall be delivered to Stock Acquisition Right Holders of the Reorganized Company in accordance with 8. above are excluded):

(i)	Cases where the Resignation Date has not arrived for a Stock Acquisition Right Holder by November 27, 2041

From November 28, 2041 to November 27, 2042

(ii)	Cases where a proposal for a merger agreement under which the Company will become a disappearing company or a proposal for a share exchange agreement or share transfer plan under which the Company is to become a wholly-owned subsidiary is approved at a general meeting of shareholders (or a resolution approving such proposal is passed at a meeting of the Board of Directors, if no resolution of the general meeting of shareholders is required)

Within fifteen (15) days from the day immediately following the date of said approval

(3)	The conditions set forth in (1) and (2)(i) above shall not apply to those who have acquired the stock acquisition rights by way of inheritance.

(4)	If a Stock Acquisition Right Holder has renounced his or her stock acquisition rights, the Holder can no longer exercise them.

11.	Method for calculating paid-in value for the stock acquisition rights

Payment of money in exchange for the allocation of stock acquisition rights is not needed.

12.	Day on which stock acquisition rights are allocated

January 4, 2017

13.	Method of application and payment for the exercise of stock acquisition rights

(1)	Stock Acquisition Right Holders intending to exercise their stock acquisition rights shall submit the “Application Form for Exercise of Stock Acquisition Rights” using a form determined by the Company to the place designated by the Company as the place where applications for exercise of stock acquisition rights are accepted after completing the form with necessary information and writing their names and affixing their seals.

(2)	In addition to the submission of the “Application Form for Exercise of Stock Acquisition Rights” provided for in (1) above, Stock Acquisition Right Holders intending to exercise their stock acquisition rights shall transfer the full amount calculated as the amount of assets invested upon the exercise of each stock acquisition right multiplied by the number of stock acquisition rights to be exercised to the account designated by the Company of the payment handling place designated by the Company in cash by the date and time designated by the Company.

14.	Effective date of the exercise of stock acquisition rights, etc.

(1)	Stock Acquisition Right Holders who have exercised stock acquisition rights will become shareholders of common stock of the Company to be delivered upon exercise of the stock acquisition rights pursuant to the provisions of applicable laws.

(2)	Upon completion of the procedure for the exercise, the Company shall immediately carry out the necessary procedure to specify or record the shares acquired by each Stock Acquisition Right Holder upon exercise of stock acquisition rights in the account opened in advance under the name of the Stock Acquisition Right Holder with a financial instruments business operator, etc. designated by the Company.

15.	Handling of cases where rewording of these terms and conditions or other measures are necessary

In the case where rewording of these terms and conditions or other measures are necessary, the Company may revise the portion of these terms and condition relevant to the handling of these matters in accordance with the method considered appropriate by the Company in compliance with the provisions of the Companies Act and the purpose of the stock acquisition rights, and such revision shall constitute the integral part of the these terms and conditions.

16.	Public notice of the issuance terms and conditions

The Company shall keep a copy of these terms and conditions for the issuance of stock acquisition rights at its head office and make it available for the inspection by the Stock Acquisition Right Holders during its regular office hours.

17.	Any other necessary matters concerning the stock acquisition rights shall be left to the discretion of the Representative Director.

End

Appendix 6 Terms and Conditions of AOI Pro. Inc. 6th Series of Stock Acquisition Rights

1.	Name of stock acquisition rights: AOI Pro. Inc. 6th Series of Stock Acquisition Rights

2.	Class and number of shares subject to stock acquisition rights

The class of the shares subject to stock acquisition rights shall be common shares of the Company and the number of shares subject to each stock acquisition right (the “Number of Granted Shares”) shall be one hundred (100).

share split (including the allocation of shares without contribution; hereinafter the same shall apply concerning the description of a share split) or a consolidation of shares of common share after the day on which stock acquisition rights are allocated (hereinafter the “Allocation Date”), the Number of Granted Shares shall be adjusted in accordance with the following calculation formula, and any resulting fraction less than one (1) share arising from the adjustment shall be truncated.

Number of Granted Shares after adjustment = Number of Granted Shares before adjustment × Ratio of share split or consolidation of shares

The provisions of 4.(2)(i) shall apply mutatis mutandis to the effective date of the Number of Granted Shares after adjustment.

In addition to the above, the Company may adjust the Number of Granted Shares appropriately to a reasonable extent if such an adjustment is required after the Allocation Date.

When the Number of Granted Shares is adjusted, the Company shall give notice of necessary matters to each holder of the stock acquisition rights (hereinafter “Stock Acquisition Right Holders”) recorded in the stock acquisition rights register or give public notice thereof, no later than the day preceding the date on which the Number of Granted Shares after adjustment becomes effective; provided, however, that, if the Company is unable to give such notice or public notice no later than the date preceding such effective date, the Company shall thereafter promptly give such notice or public notice.

3.	Value of assets to be invested upon the exercise of stock acquisition rights

The value of the assets to be invested upon the exercise of each stock acquisition right shall be the amount that is equal to the product of five hundred forty eight (548) yen as the exercise price per share for the shares that Stock Acquisition Right Holders are entitled to receive by exercising the stock acquisition rights (hereinafter “Exercise Price”) and the Number of Granted Shares; provided, however, that the Exercise Price is subject to the adjustment prescribed in 4. below.

4.	Adjustment to the Exercise Price

(1)	In cases where the Company carries out either (i) or (ii) below on or after the Allocation Date, the Exercise Price shall be adjusted in accordance with the formula prescribed below for each case (hereinafter “Exercise Price Adjustment Formula”). Any fraction less than one (1) yen resulting from such an adjustment shall be rounded up to the nearest whole yen.

(i)	Cases where the Company carries out a share split or a consolidation of shares:

Exercise Price after adjustment =	Exercise Price before adjustment ×	1
Ratio of share split or consolidation of shares

(ii)	Cases where the Company issues new shares or disposes of its treasury shares at a paid-in amount lower than the market price (excluding such issuance of new shares or disposition of treasury shares resulting from the sale of treasury shares pursuant to the provisions of Article 194 of the Companies Act (request for sale of shares less than one (1) unit by a holder of shares less than one (1) unit), the conversion of securities that will be or can be converted to common share of the Company, or the exercise of stock acquisition rights upon which delivery of common share of the Company can be claimed (including those attached to corporate bonds with stock acquisition right))

Exercise Price after adjustment =	Exercise Price before adjustment ×	Number of Shares Already Issued +	Number of newly issued shares × Paid-in amount per share
Market Price
Number of shares already issued + Number of newly issued shares

i.	The “Market Price” to be used in the Exercise Price Adjustment Formula shall be the average closing price of common shares of the Company in regular market trading on the Tokyo Stock Exchange (including price indications; hereinafter the same shall apply) over the period of thirty (30) trading days (excluding trading days on which no closing price is available) starting from the 45th trading day preceding the “effective date of Exercise Price after adjustment” prescribed in (2) below (hereinafter “Effective Date”). In the calculation of the “average closing price,” any amount less than one (1) yen shall be calculated to the first decimal place by rounding the second decimal place.

ii.	The “Number of Shares Already Issued” to be used in the Exercise Price Adjustment Formula shall be the number calculated by subtracting the number of treasury shares which are common shares of the Company held by the Company from the total number of issued common shares of the Company as of the record date (or if no record date is available, the day one (1) month prior to the Effective Date).

iii.	In the case of disposition of treasury shares, “number of newly issued shares” in the Exercise Price Adjustment Formula shall be replaced with “number of treasury shares to be disposed of.”

(2)	The effective date of the Exercise Price after adjustment shall be as follows:

(i)	In the case of adjustment pursuant to (1)(i) above, the Exercise Price after adjustment shall become effective, in the case of share split, on and after the day immediately following the record date of the relevant share split or, in the case of consolidation of shares, on and after its effective date; provided, however, that, in the event that share split is carried out on the condition that a proposal to increase the capital or capital reserves by reducing the amount of surpluses is approved at a general meeting of shareholders of the Company and that the record date for such share split is prior to the date of conclusion of such general meeting of shareholders, the Exercise Price after adjustment shall be applicable on and after the day immediately following the date of conclusion of the relevant general meeting of shareholders with retroactive application since the day immediately following said record date.

In the case where the proviso above is applicable, the number of common shares of the Company to be delivered to a Stock Acquisition Right Holder who exercised stock acquisition rights (the number of shares that can be delivered upon exercise of said stock acquisition rights is hereinafter referred to as the “Number of Shares Exercisable before Split”) during the period from the day immediately following the record date of the share split to the date of conclusion of said general meeting of shareholders shall be adjusted in accordance with the formula below. Any fraction less than one (1) share resulting from such adjustment shall be disregarded.

Number of newly issued shares =	(Exercise Price before adjustment - Exercise Price after adjustment) × Number of Shares Exercisable before Split
Exercise Price after adjustment

(ii)	In the case of adjustment pursuant to (1)(ii) above, the Exercise Price after adjustment shall become effective on and after the day immediately following the payment date (or the last day of the payment period if such period is specified) for said issuance or disposition (or on and after the record day, if any).

(3)	In addition to the cases prescribed in (1)(i) and (ii) above, in cases where the Company carries out, on or after the Allocation Date, an allocation of shares of any other class of the Company without consideration to common shareholders or a payment of dividend in shares of another company or in any other unavoidable circumstances that require an adjustment to the Exercise Price, the Company may adjust the Exercise Price to a reasonable extent in consideration of the terms and conditions of said allocation or dividend, etc.

(4)	When the Exercise Price is adjusted, the Company shall give notice of necessary matters to each Stock Acquisition Right Holder or give public notice thereof, no later than the day immediately preceding the Effective Date, provided, however, that, if the Company is unable to give such notice or public notice no later than the date preceding such effective date, the Company shall thereafter promptly give such notice or public notice.

5.	Period in which stock acquisition rights may be exercised

From November 28, 2014 to November 27, 2017

6.	Matters related to capital and capital reserves to be increased when shares are issued by the exercise of stock acquisition rights

(1)	The amount of increase in capital arising from issuance of new shares upon the exercise of the stock acquisition rights shall be fifty percent (50%) of the maximum amount of capital increase calculated in accordance with Article 17, Paragraph (1) of the Corporate Accounting Regulations, with the resulting amounts of less than one (1) yen rounded up to the nearest yen.

(2)	The amount of increase in capital reserves arising from issuance of new shares upon the exercise of the stock acquisition rights shall be calculated by subtracting the amount of increase in capital determined under (1) above from the maximum amount of capital increase referred to in (1) above.

7.	Restrictions on the acquisition of stock acquisition rights by transfer

The approval of the Board of Directors of the Company is required for the acquisition of the stock acquisition rights by way of transfer.

8.	Conditions for the acquisition of stock acquisition rights

If any of the proposals listed in (1), (2), (3), (4) or (5) below is approved at the General Meeting of Shareholders of the Company (or, if a resolution of the General Meeting of Shareholders is not required, is resolved at the Board of Directors or decided by the Representative Executive Officer), the Company can acquire the stock acquisition rights without consideration on the date to be separately determined by the Board of Directors of the Company:

(1)	Proposal for approval of a merger agreement under which the Company will become a disappearing company;

(2)	Proposal for approval of a company split agreement or company split plan under which the Company will be split;

(3)	Proposal for approval of a share exchange agreement or share transfer plan under which the Company will become a wholly-owned subsidiary;

(4)	Proposal for approval of an amendment to the Articles of Incorporation in order to establish the provision that an acquisition by way of transfer of any of the shares to be issued by the Company shall require the approval of the Company; and

(5)	Proposal for approval of an amendment to the Articles of Incorporation in order to establish the provision that an acquisition by way of transfer of a class of shares to be delivered upon exercise of the stock acquisition rights shall require the approval of the Company or that the Company may acquire all of such class of shares upon a resolution of the general meeting of shareholders.

9.	Policy on the determination of the terms and conditions of the delivery of stock acquisition rights of the Reorganized Company in reorganization

If the Company carries out a merger (limited to the case where the Company ceases to exist due to the merger), an absorption-type or incorporation-type company split (both, limited to the case where the Company is split), or a share exchange or share transfer (both, limited to the case where the Company becomes a wholly-owned subsidiary) (hereinafter collectively referred to as the “Acts of Reorganization”), the Company shall, in each of the above cases, deliver the stock acquisition rights of any of the relevant companies listed in “a.” through “e.” of Article 236, Paragraph (1), Item (viii) of the Companies Act (hereinafter the “Reorganized Company”) to the Stock Acquisition Right Holders holding the stock acquisition rights remaining at the time immediately preceding the effective date of the relevant Acts of Reorganization (hereinafter the “Remaining Stock Acquisition Rights”) (the effective date of the relevant Acts of Reorganization shall mean, in the case of an absorption-type merger, the date on which the absorption-type merger becomes effective; in the case of an incorporation-type merger, the date of establishment of a newly-incorporated company through such incorporation-type merger; in the case of an absorption-type company split, the date on which such absorption-type company split becomes effective; in the case of an incorporation-type company split, the date of establishment of a newly-incorporated company through such incorporation-type company split; in the case of a share exchange, the date on which the share exchange becomes effective; and in the case of a share transfer, the date of establishment of a wholly-owning parent company through the share transfer; the same shall apply hereinafter), provided, however, that the foregoing shall be on the condition that delivery of such stock acquisition rights by the Reorganized Company in accordance with each of the following items is stipulated in an absorption-type merger agreement, an incorporation-type merger agreement, an absorption-type company split agreement, an incorporation-type company split plan, a share exchange agreement or a share transfer plan:

(1)	Number of stock acquisition rights of the Reorganized Company to be delivered

A number equal to the number of the Remaining Stock Acquisition Rights held by a Stock Acquisition Right Holder shall be delivered to the same Stock Acquisition Right Holder.

(2)	Class of shares of the Reorganized Company to be delivered upon exercise of stock acquisition rights of the Reorganized Company

Shares of Common shares of the Reorganized Company.

(3)	Number of shares of the Reorganized Company to be delivered upon exercise of stock acquisition rights of the Reorganized Company

To be determined in accordance with 2. above, taking into consideration the conditions, etc. of the Acts of Reorganization.

(4)	Value of assets to be invested upon the exercise of stock acquisition rights

The value of assets to be invested upon exercise of stock acquisition rights to be delivered shall be the amount obtained by multiplying (x) the Exercise Price after reorganization obtained by adjusting the Exercise Price prescribed in 3. above in consideration of terms and conditions, etc. of the Acts of Reorganization by (y) the number of shares of the Reorganized Company to be delivered upon exercise of the relevant stock acquisition rights as determined in accordance with (3) above.

(5)	Period in which stock acquisition rights may be exercised

This period shall be from and including whichever is the later of (x) the start date of the period during which the stock acquisition rights may be exercised as prescribed in 5. above or (y) the effective date of the Acts of Reorganization, to and including the expiration date of the period during which the stock acquisition rights may be exercised as prescribed in 5. above.

(6)	Matters related to capital and capital reserves to be increased when shares are issued by the exercise of stock acquisition rights

To be determined in accordance with 6. above.

(7)	Restrictions on the acquisition of stock acquisition rights by transfer

The approval of the Board of Directors of the Reorganized Company is required for the acquisition of the stock acquisition rights by way of transfer.

(8)	Conditions for the acquisition of stock acquisition rights

To be determined in accordance with 8. above.

(9)	Other conditions for the exercise of the stock acquisition rights

To be determined in accordance with 11. below.

10.	Handling of fractions of less than one (1) share resulting from exercise of stock acquisition rights

Any fraction less than one (1) share included in the number of shares to be delivered to a Stock Acquisition Right Holder who exercised stock acquisition rights shall be disregarded.

11.	Other conditions for the exercise of the stock acquisition rights

If a Stock Acquisition Right Holder has renounced his or her stock acquisition rights, he or she can no longer exercise them.

12.	Whether the payment of money in exchange for the allocation of stock acquisition rights is required

Payment of money in exchange for the allocation of stock acquisition rights is not needed.

13.	Day on which stock acquisition rights are allocated

November 27, 2012

14.	Method of application and payment for the exercise of stock acquisition rights

(1)	Stock Acquisition Right Holders intending to exercise their stock acquisition rights shall submit the “Application Form for Exercise of Stock Acquisition Rights” using a form determined by the Company to the place where applications for exercise of stock acquisition rights are accepted prescribed in 15. below after completing the form with necessary information and writing their names and affixing their seals or signing it.

(2)	In addition to the submission of the “Application Form for Exercise of Stock Acquisition Rights” provided for in (1) above, Stock Acquisition Right Holders intending to exercise their stock acquisition rights shall transfer the full amount calculated as the amount of assets invested upon the exercise of each stock acquisition right multiplied by the number of stock acquisition rights to be exercised to the account designated by the Company of the payment handling place prescribed in 16. below in cash by the date and time designated by the Company.

15.	Place where applications for exercise of stock acquisition rights are accepted

General Affairs Department of the Company (or any other department in charge of such administrative works, as determined from time to time by the Company)

16.	Payment handling place for the exercise of stock acquisition rights

Gotanda Branch of Mizuho Bank, Ltd. or the successor bank or branch of said bank or branch as determined from time to time by said bank or branch

17.	Effective date of the exercise of stock acquisition rights, etc.

(1)	Stock Acquisition Right Holders who have exercised stock acquisition rights will become shareholders of common shares of the Company to be delivered upon exercise of the stock acquisition rights pursuant to the provisions of applicable laws.

(2)	Upon completion of the procedure for the exercise, the Company shall immediately carry out the necessary procedure to specify or record the shares acquired by each Stock Acquisition Right Holder upon exercise of stock acquisition rights in the account opened in advance under the name of the Stock Acquisition Right Holder with a financial instruments business operator, etc. designated by the Company.

18.	Handling of cases where rewording of these terms and conditions or other measures are necessary

In the case where rewording of these terms and conditions or other measures are necessary, the Company may revise the portion of these terms and condition relevant to the handling of these matters in accordance with the method considered appropriate by the Company in compliance with the provisions of the Companies Act and the purpose of the stock acquisition rights, and such revision shall constitute the integral part of the these terms and conditions.

19.	Public notice of the issuance terms and conditions

The Company shall keep a copy of these terms and conditions for the issuance of stock acquisition rights at its head office and make it available for the inspection by the Stock Acquisition Right Holders during its regular office hours.

20.	Any other necessary matters concerning the stock acquisition rights shall be left to the discretion of the Representative Director.

End

Appendix 7 Terms and Conditions of AOI TYO Holdings Inc. 3rd Series of Stock Acquisition Rights

1.	Name of offered stock acquisition rights: AOI TYO Holdings Inc. 3rd Series of Stock Acquisition Rights

2.	Class and number of shares subject to stock acquisition rights

The class of the shares subject to stock acquisition rights shall be common shares of the Company and the number of shares subject to each stock acquisition right (the “Number of Granted Shares”) shall be one hundred (100).

share split (including the allocation of shares without contribution; hereinafter the same shall apply concerning the description of a share split) or a consolidation of shares of common share after the day on which stock acquisition rights are allocated (hereinafter the “Allocation Date”), the Number of Granted Shares shall be adjusted in accordance with the following calculation formula, and any resulting fraction less than one (1) share arising from the adjustment shall be truncated.

Number of Granted Shares after adjustment = Number of Granted Shares before adjustment × Ratio of share split or consolidation of shares

The provisions of 4.(2)(i) shall apply mutatis mutandis to the effective date of the Number of Granted Shares after adjustment.

In addition to the above, the Company may adjust the Number of Granted Shares appropriately to a reasonable extent if such an adjustment is required after the Allocation Date.

When the Number of Granted Shares is adjusted, the Company shall give notice of necessary matters to each holder of the stock acquisition rights (hereinafter “Stock Acquisition Right Holders”) recorded in the stock acquisition rights register or give public notice thereof, no later than the day preceding the date on which the Number of Granted Shares after adjustment becomes effective; provided, however, that, if the Company is unable to give such notice or public notice no later than the date preceding such effective date, the Company shall thereafter promptly give such notice or public notice.

3.	Value of assets to be invested upon the exercise of stock acquisition rights

The value of the assets to be invested upon the exercise of each stock acquisition right shall be the amount that is equal to the product of five hundred forty eight (548) yen as the exercise price per share for the shares that Stock Acquisition Right Holders are entitled to receive by exercising the stock acquisition rights (hereinafter “Exercise Price”) multiplied by the Number of Granted Shares; provided, however, that the Exercise Price is subject to the adjustment prescribed in 4. below.

4.	Adjustment to the Exercise Price

(1)	In cases where the Company carries out either (i) or (ii) below on or after the Allocation Date, the Exercise Price shall be adjusted in accordance with the formula prescribed below for each case (hereinafter “Exercise Price Adjustment Formula”). Any fraction less than one (1) yen resulting from such an adjustment shall be rounded up to the nearest whole yen.

(i)	Cases where the Company carries out a share split or consolidation of shares:

Exercise Price after adjustment =	Exercise Price before adjustment ×	1
Ratio of share split or consolidation of shares

(ii)	Cases where the Company issues new shares or disposes of its treasury stock shares at a paid-in amount lower than the market price (excluding such issuance of new shares or disposition of treasury shares resulting from the sale of treasury shares pursuant to the provisions of Article 194 of the Companies Act (request for sale of shares less than one (1) unit by a holder of shares less than one (1) unit), the conversion of securities that will be or can be converted to common share of the Company, or the exercise of stock acquisition rights upon which delivery of common share of the Company can be claimed (including those attached to corporate bonds with stock acquisition right))

Exercise Price after adjustment =	Exercise Price before adjustment ×	Number of Shares Already Issued +	Number of newly issued shares × Paid-in amount per share
Market Price
Number of Shares Already Issued + Number of newly issued shares

i.	The “Market Price” to be used in the Exercise Price Adjustment Formula shall be the average closing price of common shares of the Company in regular market trading on the Tokyo Stock Exchange (including price indications; hereinafter the same shall apply) over the period of thirty (30) trading days (excluding trading days on which no closing price is available) starting from the 45th trading day preceding the “effective date of Exercise Price after adjustment” prescribed in (2) below (hereinafter “Effective Date”). In the calculation of the “average closing price,” any amount less than one (1) yen shall be calculated to the first decimal place by rounding the second decimal place.

ii	Number of Shares Already Issued” to be used in the Exercise Price Adjustment Formula shall be the number calculated by subtracting the number of treasury shares which are common shares of the Company held by the Company from the total number of issued common shares of the Company as of the record date (or if no record date is available, the day one (1) month prior to the Effective Date).

iii.	In the case of disposition of treasury shares, “number of newly issued shares” in the Exercise Price Adjustment Formula shall be replaced with “number of treasury shares to be disposed of.”

(2)	The effective date of the Exercise Price after adjustment shall be as follows:

(i)	In the case of adjustment pursuant to (1)(i) above, the Exercise Price after adjustment shall become effective, in the case of a share split, on and after the day immediately following the record date of the relevant share split or, in the case of a consolidation of shares, on and after its effective date; provided, however, that, in the event that a share split is carried out on the condition that a proposal to increase the capital or capital reserves by reducing the amount of surpluses is approved at a general meeting of shareholders of the Company and that the record date for such share split is prior to the date of conclusion of such general meeting of shareholders, the Exercise Price after adjustment shall be applicable on and after the day immediately following the date of conclusion of the relevant general meeting of shareholders with retroactive application since the day immediately following said record date.

In the case where the proviso above is applicable, the number of common shares of the Company to be delivered to a Stock Acquisition Right Holder who exercised stock acquisition rights (the number of shares that can be delivered upon exercise of said stock acquisition rights is hereinafter referred to as the “Number of Shares Exercisable before Split”) during the period from the day immediately following the record date of the share split to the date of conclusion of said general meeting of shareholders shall be adjusted in accordance with the formula below. Any fraction less than one (1) share resulting from such adjustment shall be disregarded.

Number of newly issued shares =	(Exercise Price before adjustment - Exercise Price after adjustment) × Number of Shares Exercisable before Split
Exercise Price after adjustment

(ii)	In the case of adjustment pursuant to (1)(ii) above, the Exercise Price after adjustment shall become effective on and after the day immediately following the payment date (or the last day of the payment period if such period is specified) for said issuance or disposition (or on and after the record day, if any).

(3)	In addition to the cases prescribed in (1)(i) and (ii) above, in cases where the Company carries out, on or after the Allocation Date, an allocation of shares of any other class of the Company without consideration to common shareholders or a payment of dividend in shares of another company or in any other unavoidable circumstances that require an adjustment to the Exercise Price, the Company may adjust the Exercise Price to a reasonable extent in consideration of the terms and conditions of said allocation or dividend, etc.

(4)	When the Exercise Price is adjusted, the Company shall give notice of necessary matters to each Stock Acquisition Right Holder or give public notice thereof, no later than the day immediately preceding the Effective Date, provided, however, that, if the Company is unable to give such notice or public notice no later than the date preceding such effective date, the Company shall thereafter promptly give such notice or public notice.

5.	Period in which stock acquisition rights may be exercised

From January 4, 2017 to November 27, 2017

6.	Matters related to capital and capital reserves to be increased when shares are issued by the exercise of stock acquisition rights

(1)	The amount of increase in capital arising from issuance of new shares upon the exercise of the stock acquisition rights shall be fifty percent (50%) of the maximum amount of capital increase calculated in accordance with Article 17, Paragraph (1) of the Corporate Accounting Regulations, with the resulting amounts of less than one (1) yen rounded up to the nearest yen.

(2)	The amount of increase in capital reserves arising from issuance of new shares upon the exercise of the stock acquisition rights shall be calculated by subtracting the amount of increase in capital determined under (1) above from the maximum amount of capital increase referred to in (1) above.

7.	Restrictions on the acquisition of stock acquisition rights by transfer

The approval of the Board of Directors of the Company is required for the acquisition of the stock acquisition rights by way of transfer.

8.	Conditions for the acquisition of stock acquisition rights

If any of the proposals listed in (1), (2), (3), (4) or (5) below is approved at the General Meeting of Shareholders of the Company (or, if a resolution of the General Meeting of Shareholders is not required, is resolved at the Board of Directors or decided by the Representative Executive Officer), the Company can acquire the stock acquisition rights without consideration on the date to be separately determined by the Board of Directors of the Company:

(1)	Proposal for approval of a merger agreement under which the Company will become a disappearing company;

(2)	Proposal for approval of a company split agreement or company split plan under which the Company will be split;

(3)	Proposal for approval of a share exchange agreement or share transfer plan under which the Company will become a wholly-owned subsidiary;

(4)	Proposal for approval of an amendment to the Articles of Incorporation in order to establish the provision that an acquisition by way of transfer of any of the shares to be issued by the Company shall require the approval of the Company; and

(5)	Proposal for approval of an amendment to the Articles of Incorporation in order to establish the provision that an acquisition by way of transfer of a class of shares to be delivered upon exercise of the stock acquisition rights shall require the approval of the Company or that the Company may acquire all of such class of shares upon a resolution of the general meeting of shareholders.

9.	Policy on the determination of the terms and conditions of the delivery of stock acquisition rights of the Reorganized Company in reorganization

If the Company carries out a merger (limited to the case where the Company ceases to exist due to the merger), an absorption-type or incorporation-type company split (both, limited to the case where the Company is split), or a share exchange or share transfer (both, limited to the case where the Company becomes a wholly-owned subsidiary) (hereinafter collectively referred to as the “Acts of Reorganization”), the Company shall, in each of the above cases, deliver the stock acquisition rights of any of the relevant companies listed in “a.” through “e.” of Article 236, Paragraph (1), Item (viii) of the Companies Act (hereinafter the “Reorganized Company”) to the Stock Acquisition Right Holders holding the stock acquisition rights remaining at the time immediately preceding the effective date of the relevant Act of Reorganization (hereinafter the “Remaining Stock Acquisition Rights”) (the effective date of the relevant Act of Structural Reorganization shall mean, in the case of an absorption-type merger, the date on which the absorption-type merger becomes effective; in the case of an incorporation-type merger, the date of establishment of a newly-incorporated company through such incorporation-type merger; in the case of an absorption-type company split, the date on which such absorption-type company split becomes effective; in the case of an incorporation-type company split, the date of establishment of a newly-incorporated company through such incorporation-type company split; in the case of a share exchange, the date on which the share exchange becomes effective; and in the case of a share transfer, the date of establishment of a wholly-owning parent company through the share transfer; the same shall apply hereinafter), provided, however, that the foregoing shall be on the condition that delivery of such stock acquisition rights by the Reorganized Company in accordance with each of the following items is stipulated in an absorption-type merger agreement, an incorporation-type merger agreement, an absorption-type company split agreement, an incorporation-type company split plan, a share exchange agreement or a share transfer plan:

(1)	Number of stock acquisition rights of the Reorganized Company to be delivered

A number equal to the number of the Remaining Stock Acquisition Rights held by a Stock Acquisition Right Holder shall be delivered to the same Stock Acquisition Right Holder.

(2)	Class of shares of the Reorganized Company to be delivered upon exercise of stock acquisition rights of the Reorganized Company

Common shares of the Reorganized Company.

(3)	Number of shares of the Reorganized Company to be delivered upon exercise of stock acquisition rights of the Reorganized Company

To be determined in accordance with 2. above, taking into consideration the conditions, etc. of the Act of Reorganization.

(4)	Value of assets to be invested upon the exercise of stock acquisition rights

The value of assets to be invested upon exercise of stock acquisition rights to be delivered shall be the amount obtained by multiplying (x) the Exercise Price after reorganization obtained by adjusting the Exercise Price prescribed in 3. above in consideration of terms and conditions, etc. of the Acts of Reorganization by (y) the number of shares of the Reorganized Company to be delivered upon exercise of the relevant stock acquisition rights as determined in accordance with (3) above.

(5)	Period in which stock acquisition rights may be exercised

This period shall be from and including whichever is the later of (x) the start date of the period during which the stock acquisition rights may be exercised as prescribed in 5. above or (y) the effective date of the Act of Reorganization, to and including the expiration date of the period during which the stock acquisition rights may be exercised as prescribed in 5. above.

(6)	Matters related to capital and capital reserves to be increased when shares are issued by the exercise of stock acquisition rights

To be determined in accordance with 6. above.

(7)	Restrictions on the acquisition of stock acquisition rights by transfer

The approval of the Board of Directors of the Reorganized Company is required for the acquisition of the stock acquisition rights by way of transfer.

(8)	Conditions for the acquisition of stock acquisition rights

To be determined in accordance with 8. above.

(9)	Other conditions for the exercise of the stock acquisition rights

To be determined in accordance with 11. below.

10.	Handling of fractions of less than one (1) share resulting from exercise of stock acquisition rights

Any fraction less than one (1) share included in the number of shares to be delivered to a Stock Acquisition Right Holder who exercised stock acquisition rights shall be disregarded.

11.	Other conditions for the exercise of the stock acquisition rights

If a Stock Acquisition Right Holder has renounced his or her stock acquisition rights, he or she can no longer exercise them.

12.	Whether the payment of money in exchange for the allocation of stock acquisition rights is required

Payment of money in exchange for the allocation of stock acquisition rights is not needed.

13.	Day on which stock acquisition rights are allocated

January 4, 2017

14.	Method of application and payment for the exercise of stock acquisition rights

(1)	Stock Acquisition Right Holders intending to exercise their stock acquisition rights shall submit the “Application Form for Exercise of Stock Acquisition Rights” using a form determined by the Company to the place designated by the Company as the place where applications for exercise of stock acquisition rights are accepted after completing the form with necessary information and writing their names and affixing their seals or signing it.

(2)	In addition to the submission of the “Application Form for Exercise of Stock Acquisition Rights” provided for in (1) above, Stock Acquisition Right Holders intending to exercise their stock acquisition rights shall transfer the full amount calculated as the amount of assets invested upon the exercise of each stock acquisition right multiplied by the number of stock acquisition rights to be exercised to the account designated by the Company of the payment handling place designated by the Company in cash by the date and time designated by the Company.

15.	Effective date of the exercise of stock acquisition rights, etc.

(1)	Stock Acquisition Right Holders who have exercised stock acquisition rights will become shareholders of common shares of the Company to be delivered upon exercise of the stock acquisition rights pursuant to the provisions of applicable laws.

(2)	Upon completion of the procedure for the exercise, the Company shall immediately carry out the necessary procedure to specify or record the shares acquired by each Stock Acquisition Right Holder upon exercise of stock acquisition rights in the account opened in advance under the name of the Stock Acquisition Right Holder with a financial instruments business operator, etc. designated by the Company.

16.	Handling of cases where rewording of these terms and conditions or other measures are necessary

In the case where rewording of these terms and conditions or other measures are necessary, the Company may revise the portion of these terms and condition relevant to the handling of these matters in accordance with the method considered appropriate by the Company in compliance with the provisions of the Companies Act and the purpose of the stock acquisition rights, and such revision shall constitute the integral part of the these terms and conditions.

17.	Public notice of the issuance terms and conditions

The Company shall keep a copy of these terms and conditions for the issuance of stock acquisition rights at its head office and make it available for the inspection by the Stock Acquisition Right Holders during its regular office hours.

18.	Any other necessary matters concerning the stock acquisition rights shall be left to the discretion of the Representative Director.

End

Appendix 8 Terms and Conditions of AOI Pro. Inc. 7th Series of Stock Acquisition Rights

1.	Name of stock acquisition rights: AOI Pro. Inc. 7th Series of Stock Acquisition Rights

2.	Class and number of shares subject to stock acquisition rights

The class of the shares subject to stock acquisition rights shall be common shares of the Company and the number of shares subject to each stock acquisition right (the “Number of Granted Shares”) shall be one hundred (100).

share split (including the allocation of shares without contribution; hereinafter the same shall apply concerning the description of a share split) or a consolidation of shares of common share after the day on which stock acquisition rights are allocated (hereinafter the “Allocation Date”), the Number of Granted Shares shall be adjusted in accordance with the following formula, and any resulting fraction less than one (1) share arising from the adjustment shall be disregarded.

Number of Granted Shares after adjustment = Number of Granted Shares before adjustment × Ratio of share split or consolidation of shares

The provisions of 4.(2)(i) shall apply mutatis mutandis to the effective date of the Number of Granted Shares after adjustment.

In addition, in cases where the Company carries out a merger or company split or it is necessary in similar circumstances to adjust the Number of Granted Shares, after the Allocation Date, the Company may adjust the Number of Granted Shares appropriately to a reasonable extent.

When the Number of Granted Shares is adjusted, the Company shall give notice of necessary matters to each holder of the stock acquisition rights (hereinafter “Stock Acquisition Right Holders”) recorded in the stock acquisition rights register or give public notice thereof, no later than the day preceding the date on which the Number of Granted Shares after adjustment becomes effective; provided, however, that, if the Company is unable to give such notice or public notice no later than the date immediately preceding said effective date, the Company shall thereafter promptly give such notice or public notice.

3.	Value of assets to be invested upon the exercise of stock acquisition rights

The value of the assets to be invested upon the exercise of each stock acquisition right shall be the amount that is equal to the product of one thousand thirty (1,030) yen as the exercise price per share for the shares that Stock Acquisition Right Holders are entitled to receive by exercising the stock acquisition rights (hereinafter “Exercise Price”) multiplied by the Number of Granted Shares; provided, however, that the Exercise Price is subject to the adjustment prescribed in 4. below.

4.	Adjustment to the Exercise Price

(1)	In cases where the Company carries out either (i) or (ii) below on or after the Allocation Date, the Exercise Price shall be adjusted in accordance with the formula prescribed below for each case (hereinafter “Exercise Price Adjustment Formula”). Any fraction less than one (1) yen resulting from such an adjustment shall be rounded up to the nearest whole yen.

(i)	Cases where the Company carries out a share split or consolidation of shares:

Exercise Price after adjustment =	Exercise Price before adjustment ×	1
Ratio of share split or consolidation of shares

(ii)	Cases where the Company issues new shares or disposes of its treasury stock shares at a paid-in amount lower than the market price (excluding such issuance of new shares or disposition of treasury shares resulting from the sale of treasury shares pursuant to the provisions of Article 194 of the Companies Act (request for sale of shares less than one (1) unit by a holder of shares less than one (1) unit), the conversion of securities that will be or can be converted to common share of the Company, or the exercise of stock acquisition rights upon which delivery of common share of the Company can be claimed (including those attached to corporate bonds with stock acquisition right).

Exercise Price after adjustment =	Exercise Price before adjustment ×	Number of Shares Already Issued +	Number of newly issued shares × Paid-in amount per share
Market Price
Number of shares already issued + Number of newly issued shares

i.	The “Market Price” to be used in the Exercise Price Adjustment Formula shall be the average closing price of common shares of the Company in regular market trading on the Tokyo Stock Exchange (including price indications; hereinafter the same shall apply) over the period of thirty (30) trading days (excluding trading days on which no closing price is available) starting from the 45th trading day preceding the “effective date of Exercise Price after adjustment” prescribed in (2) below (hereinafter “Effective Date”). In the calculation of the “average closing price,” any amount less than one (1) yen shall be calculated to the first decimal place by rounding the second decimal place.

ii.	Number of Shares Already Issued” to be used in the Exercise Price Adjustment Formula shall be the number calculated by subtracting the number of treasury shares which are common shares of the Company held by the Company from the total number of issued common shares of the Company as of the record date (or if no record date is available, the day one (1) month prior to the Effective Date).

iii.	In the case of disposition of treasury shares, “number of newly issued shares” in the Exercise Price Adjustment Formula shall be replaced with “number of treasury shares to be disposed of.”

(2)	The effective date of the Exercise Price after adjustment shall be as follows:

(i)	In the case of adjustment pursuant to (1)(i) above, the Exercise Price after adjustment shall become effective, in the case of a share split, on and after the day immediately following the record date of the relevant share split or, in the case of consolidation of shares, on and after its effective date; provided, however, that, in the event that a share split is carried out on the condition that a proposal to increase the capital or capital reserves by reducing the amount of surpluses is approved at a general meeting of shareholders of the Company and that the record date for such share split is prior to the date of conclusion of such general meeting of shareholders, the Exercise Price after adjustment shall be applicable on and after the day immediately following the date of conclusion of the relevant general meeting of shareholders with retrospective application since the day immediately following said record date.

In the case where the proviso above is applicable, the number of common shares of the Company to be delivered to a Stock Acquisition Right Holder who exercised stock acquisition rights (the number of shares that can be delivered upon exercise of said stock acquisition rights is hereinafter referred to as the “Number of Shares Exercisable before Split”) during the period from the day immediately following the record date of the share split to the date of conclusion of said general meeting of shareholders shall be adjusted in accordance with the formula below. Any fraction less than one (1) share resulting from such adjustment shall be disregarded.

Number of newly issued shares =	(Exercise Price before adjustment - Exercise Price after adjustment) × Number of Shares Exercisable before Split
Exercise Price after adjustment

(ii)	In the case of adjustment pursuant to (1)(ii) above, the Exercise Price after adjustment shall become effective on and after the day immediately following the payment date (or the last day of the payment period if such period is specified) for said issuance or disposition (or on and after the record day, if any).

(3)	In addition to the cases prescribed in (1)(i) and (ii) above, in cases where the Company carries out, on or after the Allocation Date, an allocation of shares of any other class of the Company without consideration to common shareholders or a payment of dividend in shares of another company or in any other circumstances that require an adjustment to the Exercise Price, the Company may adjust the Exercise Price to a reasonable extent in consideration of the terms and conditions of said allocation or dividend, etc.

(4)	When the Exercise Price is adjusted, the Company shall give notice of necessary matters to each Stock Acquisition Right Holder or give public notice thereof, no later than the day immediately preceding the Effective Date; provided, however, that, if the Company is unable to give such notice or public notice no later than the date immediately preceding said effective date, the Company shall thereafter promptly give such notice or public notice.

5.	Period in which stock acquisition rights may be exercised

From December 2, 2017 to December 1, 2020

6.	Matters related to capital and capital reserves to be increased when shares are issued by the exercise of stock acquisition rights

(1)	The amount of increase in capital arising from issuance of new shares upon the exercise of the stock acquisition rights shall be fifty percent (50%) of the maximum amount of capital increase calculated in accordance with Article 17, Paragraph (1) of the Corporate Accounting Regulations, with the resulting amounts of less than one (1) yen rounded up to the nearest yen.

(2)	The amount of increase in capital reserves arising from issuance of new shares upon the exercise of the stock acquisition rights shall be calculated by subtracting the amount of increase in capital determined under (1) above from the maximum amount of capital increase referred to in (1) above.

7.	Restrictions on the acquisition of stock acquisition rights by transfer

The approval of the Board of Directors of the Company is required for the acquisition of the stock acquisition rights by way of transfer.

8.	Conditions for the acquisition of stock acquisition rights

If any of the proposals listed in (1), (2), (3), (4) or (5) below is approved at the general meeting of shareholders of the Company (or, if a resolution of the general meeting of shareholders is not required, is resolved at the Board of Directors), the Company can acquire the stock acquisition rights without consideration on the date to be separately determined by the Board of Directors of the Company:

(1)	Proposal for approval of a merger agreement under which the Company will become a disappearing company;

(2)	Proposal for approval of a company split agreement or company split plan under which the Company will be split;

(3)	Proposal for approval of a share exchange agreement or share transfer plan under which the Company will become a wholly-owned subsidiary;

(4)	Proposal for approval of an amendment to the Articles of Incorporation in order to establish the provision that an acquisition by way of transfer of any of the shares to be issued by the Company shall require the approval of the Company; and

(5)	Proposal for approval of an amendment to the Articles of Incorporation in order to establish the provision that an acquisition by way of transfer of a class of shares to be delivered upon exercise of the stock acquisition rights shall require the approval of the Company or that the Company may acquire all of such class of shares upon a resolution of the general meeting of shareholders.

9.	Policy on the determination of the terms and conditions of the delivery of stock acquisition rights of the Reorganized Company in reorganization

If the Company carries out a merger (limited to the case where the Company ceases to exist due to the merger), an absorption-type or incorporation-type company split (both, limited to the case where the Company is split), or a share exchange or share transfer (both, limited to the case where the Company becomes a wholly-owned subsidiary) (hereinafter collectively referred to as the “Acts of Reorganization”), the Company shall, in each of the above cases, deliver the stock acquisition rights of any of the relevant companies listed in “a.” through “e.” of Article 236, Paragraph (1), Item (viii) of the Companies Act (hereinafter the “Reorganized Company”) to the Stock Acquisition Right Holders holding the stock acquisition rights remaining at the time immediately preceding the effective date of the relevant Act of Reorganization (hereinafter the “Remaining Stock Acquisition Rights”) (the effective date of the relevant Act of Structural Reorganization shall mean, in the case of an absorption-type merger, the date on which the absorption-type merger becomes effective; in the case of an consolidation-type merger, the date of establishment of a newly-incorporated company through such consolidation-type merger; in the case of an absorption-type company split, the date on which such absorption-type company split becomes effective; in the case of an incorporation-type company split, the date of establishment of a newly-incorporated company through such incorporation-type company split; in the case of a share exchange, the date on which the share exchange becomes effective; and in the case of a share transfer, the date of establishment of a wholly-owning parent company through the share transfer; the same shall apply hereinafter);     provided, however, that the foregoing shall be on the condition that delivery of such stock acquisition rights by the Reorganized Company in accordance with each of the following items is stipulated in an absorption-type merger agreement, an consolidation-type merger agreement, an absorption-type company split agreement, an incorporation-type company split plan, a share exchange agreement or a share transfer plan:

(1)	Number of stock acquisition rights of the Reorganized Company to be delivered

A number equal to the number of the Remaining Stock Acquisition Rights held by a Stock Acquisition Right Holder shall be delivered to the same Stock Acquisition Right Holder.

(2)	Class of shares of the Reorganized Company to be delivered upon exercise of stock acquisition rights of the Reorganized Company

Common shares of the Reorganized Company.

(3)	Number of shares of the Reorganized Company to be delivered upon exercise of stock acquisition rights of the Reorganized Company

To be determined in accordance with 2. above, taking into consideration the conditions, etc. of the Act of Reorganization.

(4)	Value of assets to be invested upon the exercise of stock acquisition rights

The value of assets to be invested upon exercise of stock acquisition rights to be delivered shall be the amount obtained by multiplying (x) the Exercise Price after reorganization obtained by adjusting the Exercise Price prescribed in 3. above in consideration of terms and conditions, etc. of the Acts of Reorganization by (y) the number of shares of the Reorganized Company to be delivered upon exercise of the relevant stock acquisition rights as determined in accordance with (3) above.

(5)	Period in which stock acquisition rights may be exercised

This period shall be from and including whichever is the later of (x) the start date of the period during which the stock acquisition rights may be exercised as prescribed in 5. above or (y) the effective date of the Act of Reorganization, to and including the expiration date of the period during which the stock acquisition rights may be exercised as prescribed in 5. above.

(6)	Matters related to capital and capital reserves to be increased when shares are issued by the exercise of stock acquisition rights

To be determined in accordance with 6. above.

(7)	Restrictions on the acquisition of stock acquisition rights by transfer

The approval of the Board of Directors of the Reorganized Company is required for the acquisition of the stock acquisition rights by way of transfer.

(8)	Conditions for the acquisition of stock acquisition rights

To be determined in accordance with 8. above.

(9)	Other conditions for the exercise of the stock acquisition rights

To be determined in accordance with 11. below.

10.	Handling of fractions of less than one (1) share resulting from exercise of stock acquisition rights

Any fraction less than one (1) share included in the number of shares to be delivered to a Stock Acquisition Right Holder who exercised stock acquisition rights shall be disregarded.

11.	Other conditions for the exercise of the stock acquisition rights

If a Stock Acquisition Right Holder has renounced stock acquisition rights, that Holder can no longer exercise them.

12.	Paid-in value for stock acquisition rights

Payment of money in exchange for the allocation of stock acquisition rights is not needed.

13.	Day on which stock acquisition rights are allocated

December 1, 2015

14.	Method of application and payment for the exercise of stock acquisition rights

(1)	Stock Acquisition Right Holders intending to exercise their stock acquisition rights shall submit the “Application Form for Exercise of Stock Acquisition Rights” using a form determined by the Company to the place where applications for exercise of stock acquisition rights are accepted as prescribed in 15. below after completing the form with necessary information and writing their names and affixing their seals.

(2)	In addition to the submission of the “Application Form for Exercise of Stock Acquisition Rights” provided for in (1) above, Stock Acquisition Right Holders intending to exercise their stock acquisition rights shall transfer the full amount calculated as the amount of assets invested upon the exercise of each stock acquisition right multiplied by the number of stock acquisition rights to be exercised to the account designated by the Company of the payment handling place prescribed in 16. below in cash by the date and time designated by the Company.

15.	Place where applications for exercise of stock acquisition rights are accepted

General Affairs Department of the Company (or any other department in charge of such administrative works, as determined from time to time by the Company)

16.	Payment handling place for the exercise of stock acquisition rights

Gotanda Branch of Mizuho Bank, Ltd. or the successor bank or branch of said bank or branch as determined from time to time by said bank or branch

17.	Effective date of the exercise of stock acquisition rights, etc.

(1)	Stock Acquisition Right Holders who have exercised stock acquisition rights will become shareholders of common shares of the Company to be delivered upon exercise of the stock acquisition rights pursuant to the provisions of applicable laws.

(2)	Upon completion of the procedure for the exercise, the Company shall immediately carry out the necessary procedure to specify or record the shares acquired by each Stock Acquisition Right Holder upon exercise of stock acquisition rights in the account opened in advance under the name of the Stock Acquisition Right Holder with a financial instruments business operator, etc. designated by the Company.

18.	Handling of cases where rewording of these terms and conditions or other measures are necessary

In the case where rewording of these terms and conditions or other measures are necessary, the Company may revise the portion of these terms and conditions relevant to the handling of these matters in accordance with the method considered appropriate by the Company in compliance with the provisions of the Companies Act and the purpose of the stock acquisition rights, and such revision shall constitute the integral part of the these terms and conditions.

19.	Public notice of the issuance terms and conditions

The Company shall keep a copy of these terms and conditions for the issuance of stock acquisition rights at its head office and make it available for the inspection by the Stock Acquisition Right Holders during its regular office hours.

20.	Any other necessary matters concerning the stock acquisition rights shall be left to the discretion of the Representative Director of the Company.

21.	The provisions of the preceding paragraphs are subject to the coming into effect of the filing under the Financial Instruments and Exchange Act.

End

Appendix 9 Terms and Conditions of AOI TYO Holdings Inc. 4th Series of Stock Acquisition Rights

1.	Name of offered stock acquisition rights: AOI TYO Holdings Inc. 4th Series of Stock Acquisition Rights

2.	Class and number of shares subject to stock acquisition rights

The class of the shares subject to stock acquisition rights shall be common shares of the Company and the number of shares subject to each stock acquisition right (the “Number of Granted Shares”) shall be one hundred (100).

share split (including the allocation of shares without contribution; hereinafter the same shall apply concerning the description of a share split) or a consolidation of shares of common share after the day on which stock acquisition rights are allocated (hereinafter the “Allocation Date”), the Number of Granted Shares shall be adjusted in accordance with the following calculation formula, and any resulting fraction less than one (1) share arising from the adjustment shall be disregarded.

Number of Granted Shares after adjustment = Number of Granted Shares before adjustment × Ratio of share split or consolidation of shares

The provisions of 4.(2)(i) shall apply mutatis mutandis to the effective date of the Number of Granted Shares after adjustment.

In addition, in cases where the Company carries out a merger or company split or it is necessary in similar circumstances to adjust the Number of Granted Shares, after the Allocation Date, the Company may adjust the Number of Granted Shares appropriately to a reasonable extent.

When the Number of Granted Shares is adjusted, the Company shall give notice of necessary matters to each holder of the stock acquisition rights (hereinafter “Stock Acquisition Right Holders”) recorded in the stock acquisition rights register or give public notice thereof, no later than the day preceding the date on which the Number of Granted Shares after adjustment becomes effective; provided, however, that, if the Company is unable to give such notice or public notice no later than the date immediately preceding said effective date, the Company shall thereafter promptly give such notice or public notice.

3.	Value of assets to be invested upon the exercise of stock acquisition rights

The value of the assets to be invested upon the exercise of each stock acquisition right shall be the amount that is equal to the product of one thousand thirty (1,030) yen as the exercise price per share for the shares that Stock Acquisition Right Holders are entitled to receive by exercising the stock acquisition rights (hereinafter “Exercise Price”) multiplied by the Number of Granted Shares; provided, however, that the Exercise Price is subject to the adjustment prescribed in 4. below.

4.	Adjustment to the Exercise Price

(1)	In cases where the Company carries out either (i) or (ii) below on or after the Allocation Date, the Exercise Price shall be adjusted in accordance with the formula prescribed below for each case (hereinafter “Exercise Price Adjustment Formula”). Any fraction less than one (1) yen resulting from such an adjustment shall be rounded up to the nearest whole yen.

(i)	Cases where the Company carries out a share split or a consolidation of shares:

Exercise Price after adjustment =	Exercise Price before adjustment ×	1
Ratio of share split or consolidation of shares

(ii)	Cases where the Company issues new shares or disposes of its treasury shares at a paid-in amount lower than the market price (excluding such issuance of new shares or disposition of treasury shares resulting from the sale of treasury shares pursuant to the provisions of Article 194 of the Companies Act (request for sale of shares less than one (1) unit by a holder of shares less than one (1) unit), the conversion of securities that will be or can be converted to common share of the Company, or the exercise of stock acquisition rights upon which delivery of common share of the Company can be claimed (including those attached to corporate bonds with stock acquisition right))

Exercise Price after adjustment =	Exercise Price before adjustment ×	Number of Shares Already Issued +	Number of newly issued shares × Paid-in amount per share
Market Price
Number of shares already issued + Number of newly issued shares

i.	The “Market Price” to be used in the Exercise Price Adjustment Formula shall be the average closing price of common shares of the Company in regular market trading on the Tokyo Stock Exchange (including price indications; hereinafter the same shall apply) over the period of thirty (30) trading days (excluding trading days on which no closing price is available) starting from the 45th trading day preceding the “effective date of Exercise Price after adjustment” prescribed in (2) below (hereinafter “Effective Date”). In the calculation of the “average closing price,” any amount less than one (1) yen shall be calculated to the first decimal place by rounding the second decimal place.

ii.	The “Number of Shares Already Issued” to be used in the Exercise Price Adjustment Formula shall be the number calculated by subtracting the number of treasury shares which are common shares of the Company held by the Company from the total number of issued common shares of common stock of the Company as of the record date (or if no record date is available, the day one (1) month prior to the Effective Date).

iii.	In the case of disposition of treasury shares, “number of newly issued shares” in the Exercise Price Adjustment Formula shall be replaced with “number of treasury shares to be disposed of.”

(2)	The effective date of the Exercise Price after adjustment shall be as follows:

(i)	In the case of adjustment pursuant to (1)(i) above, the Exercise Price after adjustment shall become effective, in the case of a share split, on and after the day immediately following the record date of the relevant share split or, in the case of a consolidation of shares, on and after its effective date; provided, however, that, in the event that a share split is carried out on the condition that a proposal to increase the capital or capital reserves by reducing the amount of surpluses is approved at a general meeting of shareholders of the Company and that the record date for such share split is prior to the date of conclusion of such general meeting of shareholders, the Exercise Price after adjustment shall be applicable on and after the day immediately following the date of conclusion of the relevant general meeting of shareholders with retrospective application since the day immediately following said record date.

In the case where the proviso above is applicable, the number of common shares of the Company to be delivered to a Stock Acquisition Right Holder who exercised stock acquisition rights (the number of shares that can be delivered upon exercise of said stock acquisition rights is hereinafter referred to as the “Number of Shares Exercisable before Split”) during the period from the day immediately following the record date of the share split to the date of conclusion of said general meeting of shareholders shall be adjusted in accordance with the formula below. Any fraction less than one (1) share resulting from such adjustment shall be disregarded.

Number of newly issued shares =	(Exercise Price before adjustment - Exercise Price after adjustment) × Number of Shares Exercisable before Split
Exercise Price after adjustment

(ii)	In the case of adjustment pursuant to (1)(ii) above, the Exercise Price after adjustment shall become effective on and after the day immediately following the payment date (or the last day of the payment period if such period is specified) for said issuance or disposition (or on and after the record day, if any).

(3)	In addition to the cases prescribed in (1)(i) and (ii) above, in cases where the Company carries out, on or after the Allocation Date, an allocation of shares of any other class of the Company without consideration to common shareholders or a payment of dividend in shares of another company or in any other circumstances that require an adjustment to the Exercise Price, the Company may adjust the Exercise Price to a reasonable extent in consideration of the terms and conditions of said allocation or dividend, etc.

(4)	When the Exercise Price is adjusted, the Company shall give notice of necessary matters to each Stock Acquisition Right Holder or give public notice thereof, no later than the day immediately preceding the Effective Date; provided, however, that, if the Company is unable to give such notice or public notice no later than the date immediately preceding said effective date, the Company shall thereafter promptly give such notice or public notice.

5.	Period in which stock acquisition rights may be exercised

From December 2, 2017 to December 1, 2020

6.	Matters related to capital and capital reserves to be increased when shares are issued by the exercise of stock acquisition rights

(1)	The amount of increase in capital arising from issuance of new shares upon the exercise of the stock acquisition rights shall be fifty percent (50%) of the maximum amount of capital increase calculated in accordance with Article 17, Paragraph (1) of the Corporate Accounting Regulations, with the resulting amounts of less than one (1) yen rounded up to the nearest yen.

(2)	The amount of increase in capital reserves arising from issuance of new shares upon the exercise of the stock acquisition rights shall be calculated by subtracting the amount of increase in capital determined under (1) above from the maximum amount of capital increase referred to in (1) above.

7.	Restrictions on the acquisition of stock acquisition rights by transfer

The approval of the Board of Directors of the Company is required for the acquisition of the stock acquisition rights by way of transfer.

8.	Conditions for the acquisition of stock acquisition rights

If any of the proposals listed in (1), (2), (3), (4) or (5) below is approved at the general meeting of shareholders of the Company (or, if a resolution of the general meeting of shareholders is not required, is resolved at the Board of Directors), the Company can acquire the stock acquisition rights without consideration on the date to be separately determined by the Board of Directors of the Company:

(1)	Proposal for approval of a merger agreement under which the Company will become a disappearing company;

(2)	Proposal for approval of a company split agreement or company split plan under which the Company will be split;

(3)	Proposal for approval of a share exchange agreement or share transfer plan under which the Company will become a wholly-owned subsidiary;

(4)	Proposal for approval of an amendment to the Articles of Incorporation in order to establish the provision that an acquisition by way of transfer of any of the shares to be issued by the Company shall require the approval of the Company; and

(5)	Proposal for approval of an amendment to the Articles of Incorporation in order to establish the provision that an acquisition by way of transfer of a class of shares to be delivered upon exercise of the stock acquisition rights shall require the approval of the Company or that the Company may acquire all of such class of shares upon a resolution of the general meeting of shareholders.

9.	Policy on the determination of the terms and conditions of the delivery of stock acquisition rights of the Reorganized Company in reorganization

If the Company carries out a merger (limited to the case where the Company ceases to exist due to the merger), an absorption-type or incorporation-type company split (both, limited to the case where the Company is split), or a share exchange or share transfer (both, limited to the case where the Company becomes a wholly-owned subsidiary) (hereinafter collectively referred to as the “Acts of Reorganization”), the Company shall, in each of the above cases, deliver the stock acquisition rights of any of the relevant companies listed in “a.” through “e.” of Article 236, Paragraph (1), Item (viii) of the Companies Act (hereinafter the “Reorganized Company”) to the Stock Acquisition Right Holders holding the stock acquisition rights remaining at the time immediately preceding the effective date of the relevant Act of Reorganization (hereinafter the “Remaining Stock Acquisition Rights”) (the effective date of the relevant Act of Structural Reorganization shall mean, in the case of an absorption-type merger, the date on which the absorption-type merger becomes effective; in the case of an consolidation-type merger, the date of establishment of a newly-incorporated company through such consolidation-type merger; in the case of an absorption-type company split, the date on which such absorption-type company split becomes effective; in the case of an incorporation-type company split, the date of establishment of a newly-incorporated company through such incorporation-type company split; in the case of a share exchange, the date on which the share exchange becomes effective; and in the case of a share transfer, the date of establishment of a wholly-owning parent company through the share transfer; the same shall apply hereinafter); provided, however, that the foregoing shall be on the condition that delivery of such stock acquisition rights by the Reorganized Company in accordance with each of the following items is stipulated in an absorption-type merger agreement, an consolidation-type merger agreement, an absorption-type company split agreement, an incorporation-type company split plan, a share exchange agreement or a share transfer plan:

(1)	Number of stock acquisition rights of the Reorganized Company to be delivered

A number equal to the number of the Remaining Stock Acquisition Rights held by a Stock Acquisition Right Holder shall be delivered to the same Stock Acquisition Right Holder.

(2)	Class of shares of the Reorganized Company to be delivered upon exercise of stock acquisition rights of the Reorganized Company

Shares of common stock Common shares of the Reorganized Company.

(3)	Number of shares of the Reorganized Company to be delivered upon exercise of stock acquisition rights of the Reorganized Company

This is to be determined in accordance with 2. above, taking into consideration the conditions, etc. of the Act of Reorganization.

(4)	Value of assets to be invested upon the exercise of stock acquisition rights

The value of assets to be invested upon exercise of stock acquisition rights to be delivered shall be the amount obtained by multiplying (x) the Exercise Price after reorganization obtained by adjusting the Exercise Price prescribed in 3. above in consideration of terms and conditions, etc. of the Acts of Reorganization by (y) the number of shares of the Reorganized Company to be delivered upon exercise of the relevant stock acquisition rights as determined in accordance with (3) above.

(5)	Period in which stock acquisition rights may be exercised

This period shall be from and including whichever is the later of (x) the start date of the period during which the stock acquisition rights may be exercised as prescribed in 5. above or (y) the effective date of the Act of Reorganization, to and including the expiration date of the period during which the stock acquisition rights may be exercised as prescribed in 5. above.

(6)	Matters related to capital and capital reserves to be increased when shares are issued by the exercise of stock acquisition rights

To be determined in accordance with 6. above.

(7)	Restrictions on the acquisition of stock acquisition rights by transfer

The approval of the Board of Directors of the Reorganized Company is required for the acquisition of the stock acquisition rights by way of transfer.

(8)	Conditions for the acquisition of stock acquisition rights

To be determined in accordance with 8. above.

(9)	Other conditions for the exercise of the stock acquisition rights

To be determined in accordance with 11. below.

10.	Handling of fractions of less than one (1) share resulting from exercise of stock acquisition rights

Any fraction less than one (1) share included in the number of shares to be delivered to a Stock Acquisition Right Holder who exercised stock acquisition rights shall be disregarded.

11.	Other conditions for the exercise of the stock acquisition rights

If a Stock Acquisition Right Holder has renounced stock acquisition rights, that Holder can no longer exercise them.

12.	Paid-in value for stock acquisition rights

Payment of money in exchange for the allocation of stock acquisition rights is not needed.

13.	Day on which stock acquisition rights are allocated

January 4, 2017

14.	Method of application and payment for the exercise of stock acquisition rights

(1)	Stock Acquisition Right Holders intending to exercise their stock acquisition rights shall submit the “Application Form for Exercise of Stock Acquisition Rights” using a form determined by the Company to the place designated by the Company as the place where applications for exercise of stock acquisition rights are accepted after completing the form with necessary information and writing their names and affixing their seals.

(2)	In addition to the submission of the “Application Form for Exercise of Stock Acquisition Rights” provided for in (1) above, Stock Acquisition Right Holders intending to exercise their stock acquisition rights shall transfer the full amount calculated as the amount of assets invested upon the exercise of each stock acquisition right multiplied by the number of stock acquisition rights to be exercised to the account designated by the Company of the payment handling place designated by the Company in cash by the date and time designated by the Company.

15.	Effective date of the exercise of stock acquisition rights, etc.

(1)	Stock Acquisition Right Holders who have exercised stock acquisition rights will become shareholders of common shares of the Company to be delivered upon exercise of the stock acquisition rights pursuant to the provisions of applicable laws.

(2)	Upon completion of the procedure for the exercise, the Company shall immediately carry out the necessary procedure to specify or record the shares acquired by each Stock Acquisition Right Holder upon exercise of stock acquisition rights in the account opened in advance under the name of the Stock Acquisition Right Holder with a financial instruments business operator, etc. designated by the Company.

16.	Handling of cases where rewording of these terms and conditions or other measures are necessary

In the case where rewording of these terms and conditions or other measures are necessary, the Company may revise the portion of these terms and conditions relevant to the handling of these matters in accordance with the method considered appropriate by the Company in compliance with the provisions of the Companies Act and the purpose of the stock acquisition rights, and such revision shall constitute the integral part of the these terms and conditions.

17.	Public notice of the issuance terms and conditions

The Company shall keep a copy of these terms and conditions for the issuance of stock acquisition rights at its head office and make it available for the inspection by the Stock Acquisition Right Holders during its regular office hours.

18.	Any other necessary matters concerning the stock acquisition rights shall be left to the discretion of the Representative Director.

End

Appendix 10 Terms and Conditions of TYO Inc. 8th Series of Stock Acquisition Rights

1.	Class and number of shares subject to stock acquisition rights

The number of shares subject to each stock acquisition right shall be five hundred (500) common shares of the Company.

In cases where the Company carries out a share split or a consolidation of shares, the number of shares subject to each stock acquisition right shall be adjusted in accordance with the following calculation; provided, however, that such adjustment shall be made only to the number of shares subject to each stock acquisition right then not yet exercised. Any fraction less than one (1) share resulting from the above adjustment shall be disregarded.

Number of shares after adjustment = Number of shares before adjustment × Ratio of share split or consolidation of shares

In cases where the Company carries out an absorption-type merger or an consolidation-type merger with another company and the succession of the stock acquisition rights occurs or where the Company carries out an absorption-type company split or an incorporation-type company split, the Company may adjust the number of shares subject to each stock acquisition right.

2.	Issue price of stock acquisition rights

Stock acquisition rights shall be issued without consideration.

3.	Issuance date of stock acquisition rights

January 30, 2011

4.	Amount to be paid in upon the exercise of each stock acquisition right

The type of assets to be invested upon exercise of stock acquisition rights shall be monetary and the value thereof per stock acquisition right shall be calculated by multiplying fifty two (52) yen as the amount per share to be delivered to the holders of stock acquisition rights upon exercise (hereinafter “Exercise Price”) by the number of shares to be delivered for each stock acquisition right prescribed in 1. above.

In cases where the Company issues new common shares at a paid-in amount lower than the market price or carries out a merger, company split, share split, or consolidation of shares or in other cases in which it is appropriate to change the Exercise Price after the allocation date, the Company shall make an adjustment that it deems necessary and any resulting amount of less than one (1) yen shall be rounded up to the nearest yen.

Exercise Price after adjustment =	Exercise Price before adjustment ×	1
Ratio of sharesplit or consolidation of shares

In cases where the Company issues new shares or disposes of treasury shares (excluding such issuance or disposition upon exercise of stock acquisition rights and subscription rights to shares) at a paid-in amount lower than the market price, the Exercise Price above shall be adjusted in accordance with the following calculation formula and any resulting amount of less than one (1) yen shall be rounded up to the nearest yen.

Exercise Price after adjustment =	Exercise Price before adjustment ×	Number of shares already issued +	Number of newly issued shares × Paid-in amount per share
Market price per share
Number of shares already issued + Number of newly issued shares

In the above formula, “Number of shares already issued” is defined as the total number of shares issued by the Company less the total number of treasury shares held by the Company. In the case of disposition of treasury shares, “Number of newly issued shares” and “Market price per share” shall be deemed to be replaced with “Number of treasury shares disposed of” and “Stock price before disposition,” respectively.

In cases where the Company carries out an absorption-type merger or an consolidation-type merger with another company and the succession of the stock acquisition rights occurs, where the Company carries out a share exchange with another company to become a wholly-owning parent company, or where the Company carries out an incorporation-type company split or absorption-type company split, the Company may adjust the Exercise Price.

5.	Exercise period of stock acquisition rights

From January 15, 2014 to January 14, 2021. If the last day of the exercise period falls on a holiday of the Company, the last day of the exercise period shall be deemed to be the business day immediately preceding the holiday.

6.	Conditions for the exercise of the stock acquisition rights

(1)	At the time of the exercise of stock acquisition rights, the holders of stock acquisition rights are required to be a Director, Corporate Auditor, or employee of the Company or a subsidiary or affiliate of the Company. However, this shall not apply if there is a justifiable reason for which the Board of Directors of the Company determines that it is appropriate to acknowledge the continued holding of the stock acquisition rights by them, such as in the case of their mandatory retirement.

(2)	Stock acquisition rights may not be pledged or otherwise disposed of.

(3)	In the case of a death of a holder of stock acquisition rights during the exercise period, only one (1) legal heir of the deceased holder may succeed to the stock acquisition rights; provided, however, that no further succession is allowed.

(4)	Any exercise of stock acquisition rights that would cause the total paid-in amount upon the exercise of stock acquisition rights during one (1) year (from January 1 to December 31) to exceed twelve million (12,000,000) yen is not allowed.

(5)	Any other terms and conditions of the exercise of stock acquisition rights shall be governed by the “Stock Acquisition Rights Allocation Agreement” to be entered into by and between the Company and each holder of stock acquisition rights, based on the resolution for the issuance of stock acquisition rights passed at a meeting of the Board of Directors.

7.	Conditions on which the Company may acquire stock acquisition rights and the terms of such acquisition

(1)	In cases where a proposal for a merger agreement under which the Company will become a disappearing company or a proposal for a share exchange or a transfer plan under which the Company will become a wholly-owned subsidiary is approved at a general meeting of shareholders or a Board of Directors meeting of the Company, the Company may acquire stock acquisition rights without consideration on a day determined separately by the Board of Directors of the Company.

(2)	If a holder of stock acquisition rights has renounced the whole or part of the Holder’s stock acquisition rights, the Company may acquire the renounced stock acquisition rights without consideration.

(3)	If a holder of stock acquisition rights no longer satisfies the conditions for the exercise of stock acquisition rights, the Company may acquire the stock acquisition rights without consideration on a day determined separately by the Board of Directors of the Company.

(4)	The acquisition events of stock acquisition rights prescribed in this paragraph shall apply also to those who have succeeded to stock acquisition rights from a holder of stock acquisition rights unless they are contrary to the nature thereof.

8.	Restriction on the transfer of stock acquisition rights

Any transfer of the stock acquisition rights shall be subject to the approval of the Board of Directors.

9.	Issuance of stock acquisition right certificates

Stock acquisition right certificates shall be issued only when the issuance is requested by a holder of stock acquisition rights.

10.	Amount of increase in capital out of the total issue price of new shares in cases where new shares are issued by the exercise of stock acquisition rights

The amount of increase in capitalarising from the issuance of new shares in cases where new shares are issued by the exercise of the stock acquisition rights shall be twenty six (26) yen.

11.	Record date of dividend or interest in cases where new shares are issued by the exercise of stock acquisition rights

The first dividend or interim dividend pertaining to the new shares issued by the exercise of stock acquisition rights shall be paid by deeming the stock acquisition rights to have been exercised on August 1 if they are exercised during the period from August 1 to January 31 and on February 1 if they are exercised during the period from February 1 to July 31.

12.	Matters concerning the delivery of stock acquisition rights in connection with the acts of reorganization

If the Company carries out a merger (limited to the case where the Company ceases to exist due to the merger), an absorption-type or incorporation-type company split (both, limited to the case where the Company is split), or a share exchange or share transfer (both, limited to the case where the Company becomes a wholly-owned subsidiary) (hereinafter collectively referred to as the “Acts of Reorganization”), the Company shall, in each of the above cases, deliver the stock acquisition rights of any of the relevant companies listed in “a.” through “e.” of Article 236, Paragraph (1), Item (viii) of the Companies Act (hereinafter the “Reorganized Company”) to the Stock Acquisition Right Holders holding the stock acquisition rights remaining at the time immediately preceding the effective date of the relevant Acts of Reorganization (hereinafter the “Remaining Stock Acquisition Rights”) (the effective date of the relevant Acts of Reorganization shall mean, in the case of an absorption-type merger, the date on which the absorption-type merger becomes effective; in the case of an consolidation-type merger, the date of establishment of a newly-incorporated company through such consolidation-type merger; in the case of an absorption-type company split, the date on which such absorption-type company split becomes effective; in the case of an incorporation-type company split, the date of establishment of a newly-incorporated company through such incorporation-type company split; in the case of a share exchange, the date on which the share exchange becomes effective; and in the case of a share transfer, the date of establishment of a wholly-owning parent company through the share transfer; the same shall apply hereinafter). In this case, the Remaining Stock Acquisition Rights shall be extinguished and the Reorganized Company shall issue new stock acquisition rights; provided, however, that the foregoing shall be on the condition that delivery of such stock acquisition rights by the Reorganized Company in accordance with each of the following items is stipulated in an absorption-type merger agreement, an consolidation-type merger agreement, an absorption-type company split agreement, an incorporation-type company split plan, a share exchange agreement or a share transfer plan:

(1)	Number of stock acquisition rights of the Reorganized Company to be delivered

A number equal to the number of the Remaining Stock Acquisition Rights held by a Stock Acquisition Right Holder shall be delivered to the same Stock Acquisition Right Holder.

(2)	Class of shares of the Reorganized Company subject to stock acquisition rights of the Reorganized Company

Common share of the Reorganized Company are to be delivered.

(3)	Number of shares of the Reorganized Company subject to stock acquisition rights of the Reorganized Company

It shall be determined in consideration of the terms and conditions, etc. of the relevant Acts of Reorganization.

(4)	Value of assets to be invested upon the exercise of stock acquisition rights

The value of assets to be invested upon exercise of stock acquisition rights to be delivered shall be the amount obtained by multiplying (x) the Exercise Price after reorganization obtained by adjusting the Exercise Price prescribed in 4. above in consideration of terms and conditions, etc. of the Acts of Reorganization by (y) the number of shares of the Reorganized Company subject to the relevant stock acquisition rights as determined in accordance with (3) above.

(5)	Period in which stock acquisition rights may be exercised

This period shall be from and including whichever is the later of (x) the start date of the exercise period of the stock acquisition rights as prescribed in 5. above or (y) the effective date of the Acts of Reorganization, to and including the expiration date of the exercise period of the stock acquisition rights as prescribed in 5. above.

(6)	Restrictions on the acquisition of stock acquisition rights by transfer

The approval of the Board of Directors of the Reorganized Company is required for the acquisition of the stock acquisition rights by way of transfer.

(7)	Conditions on which the Reorganized Company may acquire stock acquisition rights and the terms of such acquisition

To be determined in accordance with 7. above.

13.	Place where applications for exercise of stock acquisition rights are accepted

Corporate Planning Department of TYO Inc. (2-21-7 Kamiosaki, Shinagawa-ku, Tokyo) or its successor department.

14.	Payment handling place for the exercise of stock acquisition rights

Tokyo Chuo Branch of Mizuho Bank, Ltd. (1-2-16 Yaesu, Chuo-ku, Tokyo) or its successor bank or branch.

15.	Effective date of the exercise of stock acquisition rights

The exercise of stock acquisition rights shall take effect when the Application Form for Exercise of Stock Acquisition Rights and other documents necessary for the exercise have arrived at the place where applications for exercise of stock acquisition rights are accepted and the total Exercise Price due upon the exercise has been paid to the payment handling place.

16.	Method of delivery of stock certificates

The Company shall deliver stock certificates after the completion of the procedure for the exercise of stock acquisition rights without delay. However, no stock certificate shall be issued for shares of less than one (1) unit.

17.	Other matters

Decisions on any necessary details concerning the exercise and the allocation of the stock acquisition rights shall be left to the discretion of the Representative Director of the Company.

End

Appendix 11 Terms and Conditions of AOI TYO Holdings Inc. 5th Series of Stock Acquisition Rights

1.	Class and number of shares subject to stock acquisition rights

The number of shares subject to each stock acquisition right shall be ninety (90) common shares of the Company.

In cases where the Company carries out a share split or a consolidation of shares, the number of shares subeject to each stock acquisition right shall be adjusted in accordance with the following calculation; provided, however, that such adjustment shall be made only to the number of shares subject to each stock acquisition right then not yet exercised. Any fraction less than one (1) share resulting from the above adjustment shall be disregarded.

Number of shares after adjustment = Number of shares before adjustment × Ratio of share split or consolidation of shares

In cases where the Company carries out an absorption-type merger or an consolidation-type merger with another company and the succession of the stock acquisition rights occurs or where the Company carries out an absorption-type company split or an incorporation-type company split, the Company may adjust the number of shares subject to each stock acquisition right.

2.	Issue price of stock acquisition rights

Stock acquisition rights shall be issued without consideration.

3.	Issuance date of stock acquisition rights

January 4, 2017

4.	Amount to be paid in upon the exercise of each stock acquisition right

The type of assets to be invested upon exercise of stock acquisition rights shall be monetary and the value thereof per stock acquisition right shall be calculated by multiplying two hundred eighty nine (289) yen as the amount per share to be delivered to the holders of stock acquisition rights upon exercise (hereinafter “Exercise Price”) by the number of shares to be delivered for each stock acquisition right prescribed in 1. above.

In cases where the Company issues new common shares at a paid-in amount lower than the market price or carries out a merger, company split, stock split, or consolidation of shares or in other cases in which it is appropriate to change the Exercise Price after the allocation date, the Company shall make an adjustment that it deems necessary and any resulting amount of less than one (1) yen shall be rounded up to the nearest yen.

Exercise Price after adjustment =	Exercise Price before adjustment ×	1
Ratio of sharesplit or consolidation of shares

In cases where the Company issues new shares or disposes of treasury shares (excluding such issuance or disposition upon exercise of stock acquisition rights and subscription rights to shares) at a paid-in amount lower than the market price, the Exercise Price above shall be adjusted in accordance with the following calculation formula and any resulting amount of less than one (1) yen shall be rounded up to the nearest yen.

Exercise Price after adjustment =	Exercise Price before adjustment ×	Number of shares already issued +	Number of newly issued shares × Paid-in amount per share
Market price per share
Number of shares already issued + Number of newly issued shares

In the above formula, “Number of shares already issued” is defined as the total number of shares issued by the Company less the total number of treasury shares held by the Company. In the case of disposition of treasury shares, “Number of newly issued shares” and “Market price per share” shall be deemed to be replaced with “Number of treasury shares disposed of” and “Stock price before disposition,” respectively.

In cases where the Company carries out an absorption-type merger or an consolidation-type merger with another company and the succession of the stock acquisition rights occurs, where the Company carries out a share exchange with another company to become a wholly-owning parent company, or where the Company carries out an incorporation-type company split or absorption-type company split, the Company may adjust the Exercise Price.

5.	Exercise period of stock acquisition rights

From January 4, 2017 to January 14, 2021. If the last day of the exercise period falls on a holiday of the Company, the last day of the exercise period shall be deemed to be the business day immediately preceding the holiday.

6.	Conditions for the exercise of the stock acquisition rights

(1)	At the time of the exercise of stock acquisition rights, the holders of stock acquisition rights are required to be a Director, Corporate Auditor, or employee of TYO Inc. or its subsidiary or affiliate. However, this shall not apply if there is a justifiable reason for which the Board of Directors of the Company determines that it is appropriate to acknowledge the continued holding of the stock acquisition rights by them, such as in the case of their mandatory retirement.

(2)	Stock acquisition rights may not be pledged or otherwise disposed of.

(3)	In the case of a death of a holder of stock acquisition rights during the exercise period, only one (1) legal heir of the deceased holder may succeed to the stock acquisition rights; provided, however, that no further succession is allowed.

(4)	Any exercise of stock acquisition rights that would cause the total paid-in amount upon the exercise of stock acquisition rights during one (1) year (from January 1 to December 31) to exceed twelve million (12,000,000) yen is not allowed.

(5)	Any other terms and conditions of the exercise of stock acquisition rights shall be governed by the “Stock Acquisition Rights Allocation Agreement” to be entered into by and between the Company and each holder of stock acquisition rights.

7.	Conditions on which the Company may acquire stock acquisition rights and the terms of such acquisition

(1)	In cases where a proposal for a merger agreement under which the Company will become a disappearing company or a proposal for a share exchange or a transfer plan under which the Company will become a wholly-owned subsidiary is approved at a general meeting of shareholders or a Board of Directors meeting of the Company, the Company may acquire stock acquisition rights without consideration on a day determined separately by the Board of Directors of the Company.

(2)	If a holder of stock acquisition rights has renounced the whole or part of his or her stock acquisition rights, the Company may acquire the renounced stock acquisition rights without consideration.

(3)	If a holder of stock acquisition rights no longer satisfies the conditions for the exercise of stock acquisition rights, the Company may acquire the stock acquisition rights without consideration on a day determined separately by the Board of Directors of the Company.

(4)	The acquisition events of stock acquisition rights prescribed in this paragraph shall apply also to those who have succeeded to stock acquisition rights from a holder of stock acquisition rights unless they are contrary to the nature thereof.

8.	Restriction on the transfer of stock acquisition rights

Any transfer of the stock acquisition rights shall be subject to the approval of the Board of Directors.

9.	Issuance of stock acquisition right certificates

Stock acquisition right certificates shall be issued only when the issuance is requested by a holder of stock acquisition rights.

10.	Amount of increase in capital out of the total issue price of new shares in cases where new shares are issued by the exercise of stock acquisition rights

The amount of increase in capital arising from issuance of new shares upon the exercise of the stock acquisition rights shall be fifty percent (50%) of the maximum amount of capital increase calculated in accordance with Article 17, Paragraph 1 of the Corporate Accounting Rules, with the resulting amounts of less than one (1) yen rounded up to the nearest yen.

11.	Record date of dividend or interest in cases where new shares are issued by the exercise of stock acquisition rights

The first dividend or interim dividend pertaining to the new shares issued by the exercise of stock acquisition rights shall be paid by deeming the stock acquisition rights to have been exercised on August 1 if they are exercised during the period from August 1 to January 31 and on February 1 if they are exercised during the period from February 1 to July 31.

12.	Matters concerning the delivery of stock acquisition rights in connection with the acts of reorganization

If the Company carries out a merger (limited to the case where the Company ceases to exist due to the merger), an absorption-type or incorporation-type company split (both, limited to the case where the Company is split), or a share exchange or share transfer (both, limited to the case where the Company becomes a wholly-owned subsidiary) (hereinafter collectively referred to as the “Acts of Reorganization”), the Company shall, in each of the above cases, deliver the stock acquisition rights of any of the relevant companies listed in “a.” through “e.” of Article 236, Paragraph (1), Item (viii) of the Companies Act (hereinafter the “Reorganized Company”) to the Stock Acquisition Right Holders holding the stock acquisition rights remaining at the time immediately preceding the effective date of the relevant Acts of Reorganization (hereinafter the “Remaining Stock Acquisition Rights”) (the effective date of the relevant Acts of Reorganization shall mean, in the case of an absorption-type merger, the date on which the absorption-type merger becomes effective; in the case of an consolidation-type merger, the date of establishment of a newly-incorporated company through such consolidation-type merger; in the case of an absorption-type company split, the date on which such absorption-type company split becomes effective; in the case of an incorporation-type company split, the date of establishment of a newly-incorporated company through such incorporation-type company split; in the case of a share exchange, the date on which the share exchange becomes effective; and in the case of a share transfer, the date of establishment of a wholly-owning parent company through the share transfer; the same shall apply hereinafter). In this case, the Remaining Stock Acquisition Rights shall be extinguished and the Reorganized Company shall issue new stock acquisition rights; provided, however, that the foregoing shall be on the condition that delivery of such stock acquisition rights by the Reorganized Company in accordance with each of the following items is stipulated in an absorption-type merger agreement, an consolidation-type merger agreement, an absorption-type company split agreement, an incorporation-type company split plan, a share exchange agreement or a share transfer plan:

(1)	Number of stock acquisition rights of the Reorganized Company to be delivered

A number equal to the number of the Remaining Stock Acquisition Rights held by a Stock Acquisition Right Holder shall be delivered to the same Stock Acquisition Right Holder.

(2)	Class of shares of the Reorganized Company subject to stock acquisition rights of the Reorganized Company

Common shares of the Reorganized Company are to be delivered.

(3)	Number of shares of the Reorganized Company subject to stock acquisition rights of the Reorganized Company

It shall be determined in consideration of the terms and conditions, etc. of the relevant Acts of Reorganization.

(4)	Value of assets to be invested upon the exercise of stock acquisition rights

The value of assets to be invested upon exercise of stock acquisition rights to be delivered shall be the amount obtained by multiplying (x) the Exercise Price after reorganization obtained by adjusting the Exercise Price prescribed in 4. above in consideration of terms and conditions, etc. of the Acts of Reorganization by (y) the number of shares of the Reorganized Company subject to the relevant stock acquisition rights as determined in accordance with (3) above.

(5)	Period in which stock acquisition rights may be exercised

This period shall be from and including whichever is the later of (x) the start date of the exercise period of the stock acquisition rights as prescribed in 5. above or (y) the effective date of the Acts of Reorganization, to and including the expiration date of the exercise period of the stock acquisition rights as prescribed in 5. above.

(6)	Restrictions on the acquisition of stock acquisition rights by transfer

The approval of the Board of Directors of the Reorganized Company is required for the acquisition of the stock acquisition rights by way of transfer.

(7)	Conditions on which the Reorganized Company may acquire stock acquisition rights and the terms of such acquisition

To be determined in accordance with 7. above.

13.	Effective date of the exercise of stock acquisition rights

The exercise of stock acquisition rights shall take effect when the Application Form for Exercise of Stock Acquisition Rights and other documents necessary for the exercise have arrived at the place designated by the Company as the place where applications for exercise of stock acquisition rights are accepted and the total Exercise Price due upon the exercise has been paid to the payment handling place designated by the Company.

14.	Other matters

Decisions on any necessary details concerning the exercise and the allocation of the stock acquisition rights shall be left to the discretion of the Representative Director of the Company.

End

Appendix 12 Terms and Conditions of TYO Inc. 9th Series of Stock Acquisition Rights

1.	Class and number of shares subject to stock acquisition rights

The number of shares subject to each stock acquisition right shall be five hundred (500) shares of common stock of the Company.

In cases where the Company carries out a share split or a consolidation of shares, the number of shares subject to each stock acquisition right shall be adjusted in accordance with the following calculation; provided, however, that such adjustment shall be made only to the number of shares subject to each stock acquisition right then not yet exercised. Any fraction less than one (1) share resulting from the above adjustment shall be disregarded.

Number of shares after adjustment = Number of shares before adjustment × Ratio of share split or consolidation of shares

In cases where the Company carries out an absorption-type merger or an consolidation-type merger with another company and the succession of the stock acquisition rights occurs or where the Company carries out an absorption-type company split or an incorporation-type company split, the Company may adjust the number of shares subject to each stock acquisition right.

2.	Issue price of stock acquisition rights

Stock acquisition rights shall be issued without consideration.

3.	Issuance date of stock acquisition rights

January 30, 2011

4.	Amount to be paid in upon the exercise of each stock acquisition right

The type of assets to be invested upon exercise of stock acquisition rights shall be monetary and the value thereof per stock acquisition right shall be calculated by multiplying fifty two (52) yen as the amount per share to be delivered to the holders of stock acquisition rights upon exercise (hereinafter “Exercise Price”) by the number of shares to be delivered for each stock acquisition right prescribed in 1. above.

In cases where the Company issues new common shares at a paid-in amount lower than the market price or carries out a merger, company split, share split, or consolidation of shares or in other cases in which it is appropriate to change the Exercise Price after the allocation date, the Company shall make an adjustment that it deems necessary and any resulting amount of less than one (1) yen shall be rounded up to the nearest yen.

Exercise Price after adjustment =	Exercise Price before adjustment ×	1
Ratio of share split or consolidation of shares

In cases where the Company issues new shares or disposes of treasury shares (excluding such issuance or disposition upon exercise of stock acquisition rights and subscription rights to shares) at a paid-in amount lower than the market price, the Exercise Price above shall be adjusted in accordance with the following calculation formula and any resulting amount of less than one (1) yen shall be rounded up to the nearest yen.

Exercise Price after adjustment =	Exercise Price before adjustment ×	Number of shares already issued +	Number of newly issued shares × Paid-in amount per share
Market price per share
Number of shares already issued + Number of newly issued shares

In the above formula, “Number of shares already issued” is defined as the total number of shares issued by the Company less the total number of treasury shares held by the Company. In the case of disposition of treasury shares, “Number of newly issued shares” and “Market price per share” shall be deemed to be replaced with “Number of shares of treasury shares disposed of” and “Stock price before disposition,” respectively.

In cases where the Company carries out an absorption-type merger or an consolidation-type merger with another company and the succession of the stock acquisition rights occurs, where the Company carries out a share exchange with another company to become a wholly-owning parent company, or where the Company carries out an incorporation-type company split or absorption-type company split, the Company may adjust the Exercise Price.

5.	Exercise period of stock acquisition rights

From January 15, 2014 to January 14, 2021. If the last day of the exercise period falls on a holiday of the Company, the last day of the exercise period shall be deemed to be the business day immediately preceding the holiday.

6.	Conditions for the exercise of the stock acquisition rights

(1)	At the time of the exercise of stock acquisition rights, the holders of stock acquisition rights are required to be a Director, Corporate Auditor, or employee of the Company or a subsidiary or affiliate of the Company. However, this shall not apply if there is a justifiable reason for which the Board of Directors of the Company determines that it is appropriate to acknowledge the continued holding of the stock acquisition rights by them, such as in the case of their mandatory retirement.

(2)	Stock acquisition rights may not be pledged or otherwise disposed of.

(3)	In the case of a death of a holder of stock acquisition rights during the exercise period, only one (1) legal heir of the deceased holder may succeed to the stock acquisition rights; provided, however, that no further succession is allowed.

(4)	Any exercise of stock acquisition rights that would cause the total paid-in amount upon the exercise of stock acquisition rights during one (1) year (from January 1 to December 31) to exceed twelve million (12,000,000) yen is not allowed.

(5)	Any other terms and conditions of the exercise of stock acquisition rights shall be governed by the “Stock Acquisition Rights Allocation Agreement” to be entered into by and between the Company and each holder of stock acquisition rights based on the resolution for the issuance of stock acquisition rights passed at the 29th Ordinary General Meeting of Shareholders held on October 28, 2010 and the resolution for the issuance of stock acquisition rights passed at a meeting of the Board of Directors.

7.	Conditions on which the Company may acquire stock acquisition rights and the terms of such acquisition

(1)	In cases where a proposal for a merger agreement under which the Company will become a disappearing company or a proposal for a share exchange or a transfer plan under which the Company will become a wholly-owned subsidiary is approved at a general meeting of shareholders or a Board of Directors meeting of the Company, the Company may acquire stock acquisition rights without consideration on a day determined separately by the Board of Directors of the Company.

(2)	If a holder of stock acquisition rights has renounced the whole or part of his or her stock acquisition rights, the Company may acquire the renounced stock acquisition rights without consideration.

(3)	If a holder of stock acquisition rights no longer satisfies the conditions for the exercise of stock acquisition rights, the Company may acquire the stock acquisition rights without consideration on a day determined separately by the Board of Directors of the Company.

(4)	The acquisition events of stock acquisition rights prescribed in this paragraph shall apply also to those who have succeeded to stock acquisition rights from a holder of stock acquisition rights unless they are contrary to the nature thereof.

8.	Restriction on the transfer of stock acquisition rights

Any transfer of the stock acquisition rights shall be subject to the approval of the Board of Directors.

9.	Issuance of stock acquisition right certificates

Stock acquisition right certificates shall be issued only when the issuance is requested by a holder of stock acquisition rights.

10.	Amount of increase in capital out of the total issue price of new shares in cases where new shares are issued by the exercise of stock acquisition rights

The amount of increase in capital arising from the issuance of new shares in cases where new shares are issued by the exercise of the stock acquisition rights shall be twenty six (26) yen.

11.	Record date of dividend or interest in cases where new shares are issued by the exercise of stock acquisition rights

The first dividend or interim dividend pertaining to the new shares issued by the exercise of stock acquisition rights shall be paid by deeming the stock acquisition rights to have been exercised on August 1 if they are exercised during the period from August 1 to January 31 and on February 1 if they are exercised during the period from February 1 to July 31.

12.	Matters concerning the delivery of stock acquisition rights in connection with the acts of reorganization

If the Company carries out a merger (limited to the case where the Company ceases to exist due to the merger), an absorption-type or incorporation-type company split (both, limited to the case where the Company is split), or a share exchange or share transfer (both, limited to the case where the Company becomes a wholly-owned subsidiary) (hereinafter collectively referred to as the “Acts of Reorganization”), the Company shall, in each of the above cases, deliver the stock acquisition rights of any of the relevant companies listed in “a.” through “e.” of Article 236, Paragraph (1), Item (viii) of the Companies Act (hereinafter the “Reorganized Company”) to the Stock Acquisition Right Holders holding the stock acquisition rights remaining at the time immediately preceding the effective date of the relevant Acts of Reorganization (hereinafter the “Remaining Stock Acquisition Rights”) (the effective date of the relevant Acts of Reorganization shall mean, in the case of an absorption-type merger, the date on which the absorption-type merger becomes effective; in the case of an consolidation-type merger, the date of establishment of a newly-incorporated company through such consolidation-type merger; in the case of an absorption-type company split, the date on which such absorption-type company split becomes effective; in the case of an incorporation-type company split, the date of establishment of a newly-incorporated company through such incorporation-type company split; in the case of a share exchange, the date on which the share exchange becomes effective; and in the case of a share transfer, the date of establishment of a wholly-owning parent company through the share transfer; the same shall apply hereinafter). In this case, the Remaining Stock Acquisition Rights shall be extinguished and the Reorganized Company shall issue new stock acquisition rights; provided, however, that the foregoing shall be on the condition that delivery of such stock acquisition rights by the Reorganized Company in accordance with each of the following items is stipulated in an absorption-type merger agreement, an consolidation-type merger agreement, an absorption-type company split agreement, an incorporation-type company split plan, a share exchange agreement or a share transfer plan:

(1)	Number of stock acquisition rights of the Reorganized Company to be delivered

A number equal to the number of the Remaining Stock Acquisition Rights held by a Stock Acquisition Right Holder shall be delivered to the same Stock Acquisition Right Holder.

(2)	Class of shares of the Reorganized Company subject to stock acquisition rights of the Reorganized Company

Common shares of the Reorganized Company are to be delivered.

(3)	Number of shares of the Reorganized Company subject to stock acquisition rights of the Reorganized Company

It shall be determined in consideration of the terms and conditions, etc. of the relevant Acts of Reorganization.

(4)	Value of assets to be invested upon the exercise of stock acquisition rights

The value of assets to be invested upon exercise of stock acquisition rights to be delivered shall be the amount obtained by multiplying (x) the Exercise Price after reorganization obtained by adjusting the Exercise Price prescribed in 4. above in consideration of terms and conditions, etc. of the Acts of Reorganization by (y) the number of shares of the Reorganized Company subject to the relevant stock acquisition rights as determined in accordance with (3) above.

(5)	Period in which stock acquisition rights may be exercised

This period shall be from and including whichever is the later of (x) the start date of the exercise period of the stock acquisition rights as prescribed in 5. above or (y) the effective date of the Acts of Reorganization, to and including the expiration date of the exercise period of the stock acquisition rights as prescribed in 5. above.

(6)	Restrictions on the acquisition of stock acquisition rights by transfer

The approval of the Board of Directors of the Reorganized Company is required for the acquisition of the stock acquisition rights by way of transfer.

(7)	Conditions on which the Reorganized Company may acquire stock acquisition rights and the terms of such acquisition

To be determined in accordance with 7. above.

13.	Place where applications for exercise of stock acquisition rights are accepted

Corporate Planning Department of TYO Inc. (2-21-7 Kamiosaki, Shinagawa-ku, Tokyo) or its successor department.

14.	Payment handling place for the exercise of stock acquisition rights

Tokyo Chuo Branch of Mizuho Bank, Ltd. (1-2-16 Yaesu, Chuo-ku, Tokyo) or its successor bank or branch.

15.	Effective date of the exercise of stock acquisition rights

The exercise of stock acquisition rights shall take effect when the Application Form for Exercise of Stock Acquisition Rights and other documents necessary for the exercise have arrived at the place where applications for exercise of stock acquisition rights are accepted and the total Exercise Price due upon the exercise has been paid to the payment handling place.

16.	Method of delivery of stock certificates

The Company shall deliver stock certificates after the completion of the procedure for the exercise of stock acquisition rights without delay. However, no stock certificate shall be issued for shares of less than one (1) unit.

17.	Other matters

Decisions on any necessary details concerning the exercise and the allocation of the stock acquisition rights shall be left to the discretion of the Representative Director of the Company.

End

Appendix 13 Terms and Conditions of AOI TYO Holdings Inc. 6th Series of Stock Acquisition Rights

1.	Class and number of shares subject to stock acquisition rights

The number of shares subject to each stock acquisition right shall be ninety (90) shares of common stock of the Company.

In cases where the Company carries out a share split or a consolidation of shares, the number of shares subject to each stock acquisition right shall be adjusted in accordance with the following calculation; provided, however, that such adjustment shall be made only to the number of shares to be delivered upon exercise of each stock acquisition right then not yet exercised. Any fraction less than one (1) share resulting from the above adjustment shall be disregarded.

Number of shares after adjustment = Number of shares before adjustment × Ratio of share split or consolidation of shares

In cases where the Company carries out an absorption-type merger or an consolidation-type merger with another company and the succession of the stock acquisition rights occurs or where the Company carries out an absorption-type company split or an incorporation-type company split, the Company may adjust the number of shares subject to each stock acquisition right.

2.	Issue price of stock acquisition rights

Stock acquisition rights shall be issued without consideration.

3.	Issuance date of stock acquisition rights

January 4, 2017

4.	Amount to be paid in upon the exercise of each stock acquisition right

The type of assets to be invested upon exercise of stock acquisition rights shall be monetary and the value thereof per stock acquisition right shall be calculated by multiplying two hundred eighty nine (289) yen, as the amount per share to be delivered to the holders of stock acquisition rights upon exercise (hereinafter “Exercise Price”) determined below, by the number of shares to be delivered for each stock acquisition right prescribed in 1. above.

In cases where the Company issues new common shares at a paid-in amount lower than the market price or carries out a merger, company split, share split, or consolidation of shares or in other cases in which it is appropriate to change the Exercise Price after the allocation date, the Company shall make an adjustment that it deems necessary and any resulting amount of less than one (1) yen shall be rounded up to the nearest yen.

Exercise Price after adjustment =	Exercise Price before adjustment ×	1
Ratio of sharesplit or consolidation of shares

In cases where the Company issues new shares or disposes of treasury shares (excluding such issuance or disposition upon exercise of stock acquisition rights and subscription rights to shares) at a paid-in amount lower than the market price, the Exercise Price above shall be adjusted in accordance with the following calculation formula and any resulting amount of less than one (1) yen shall be rounded up to the nearest yen.

Exercise Price after adjustment =	Exercise Price before adjustment ×	Number of shares already issued +	Number of newly issued shares × Paid-in amount per share
Market price per share
Number of shares already issued + Number of newly issued shares

In the above formula, “Number of shares already issued” is defined as the total number of shares issued by the Company less the total number of treasury shares held by the Company. In the case of disposition of treasury shares, “Number of newly issued shares” and “Market price per share” shall be deemed to be replaced with “Number of treasury shares disposed of” and “Stock price before disposition,” respectively.

In cases where the Company carries out an absorption-type merger or an consolidation-type merger with another company and the succession of the stock acquisition rights occurs, where the Company carries out a share exchange with another company to become a wholly-owning parent company, or where the Company carries out an incorporation-type company split or absorption-type company split, the Company may adjust the Exercise Price.

5.	Exercise period of stock acquisition rights

From January 4, 2017 to January 14, 2021. If the last day of the exercise period falls on a holiday of the Company, the last day of the exercise period shall be deemed to be the business day immediately preceding the holiday.

6.	Conditions for the exercise of the stock acquisition rights

(1)	At the time of the exercise of stock acquisition rights, the holders of stock acquisition rights are required to be a Director, Corporate Auditor, or employee of TYO Inc. or its subsidiary or affiliate. However, this shall not apply if there is a justifiable reason for which the Board of Directors of the Company determines that it is appropriate to acknowledge the continued holding of the stock acquisition rights by them, such as in the case of their mandatory retirement.

(2)	Stock acquisition rights may not be pledged or otherwise disposed of.

(3)	In the case of a death of a holder of stock acquisition rights during the exercise period, only one (1) legal heir of the deceased holder may succeed to the stock acquisition rights; provided, however, that no further succession is allowed.

(4)	Any exercise of stock acquisition rights that would cause the total paid-in amount upon the exercise of stock acquisition rights during one (1) year (from January 1 to December 31) to exceed twelve million (12,000,000) yen is not allowed.

(5)	Any other terms and conditions of the exercise of stock acquisition rights shall be governed by the “Stock Acquisition Rights Allocation Agreement” to be entered into by and between the Company and each holder of stock acquisition rights.

7.	Conditions on which the Company may acquire stock acquisition rights and the terms of such acquisition

(1)	In cases where a proposal for a merger agreement under which the Company will become a disappearing company or a proposal for a share exchange or a transfer plan under which the Company will become a wholly-owned subsidiary is approved at a general meeting of shareholders or a Board of Directors meeting of the Company, the Company may acquire stock acquisition rights without consideration on a day determined separately by the Board of Directors of the Company.

(2)	If a holder of stock acquisition rights has renounced the whole or part of his or her stock acquisition rights, the Company may acquire the renounced stock acquisition rights without consideration.

(3)	If a holder of stock acquisition rights no longer satisfies the conditions for the exercise of stock acquisition rights, the Company may acquire the stock acquisition rights without consideration on a day determined separately by the Board of Directors of the Company.

(4)	The acquisition events of stock acquisition rights prescribed in this paragraph shall apply also to those who have succeeded to stock acquisition rights from a holder of stock acquisition rights unless they are contrary to the nature thereof.

8.	Restriction on the transfer of stock acquisition rights

Any transfer of the stock acquisition rights shall be subject to the approval of the Board of Directors.

9.	Issuance of stock acquisition right certificates

Stock acquisition right certificates shall be issued only when the issuance is requested by a holder of stock acquisition rights.

10.	Amount of increase in capital out of the total issue price of new shares in cases where new shares are issued by the exercise of stock acquisition rights

The amount of increase in capital arising from issuance of new shares upon the exercise of the stock acquisition rights shall be fifty percent (50%) of the maximum amount of capital increase calculated in accordance with Article 17, Paragraph 1 of the Corporate Accounting Rules, with the resulting amounts of less than one (1) yen rounded up to the nearest yen.

11.	Record date of dividend or interest in cases where new shares are issued by the exercise of stock acquisition rights

The first dividend or interim dividend pertaining to the new shares issued by the exercise of stock acquisition rights shall be paid by deeming the stock acquisition rights to have been exercised on August 1 if they are exercised during the period from August 1 to January 31 and on February 1 if they are exercised during the period from February 1 to July 31.

12.	Matters concerning the delivery of stock acquisition rights in connection with the acts of reorganization

If the Company carries out a merger (limited to the case where the Company ceases to exist due to the merger), an absorption-type or incorporation-type company split (both, limited to the case where the Company is split), or a share exchange or share transfer (both, limited to the case where the Company becomes a wholly-owned subsidiary) (hereinafter collectively referred to as the “Acts of Reorganization”), the Company shall, in each of the above cases, deliver the stock acquisition rights of any of the relevant companies listed in “a.” through “e.” of Article 236, Paragraph (1), Item (viii) of the Companies Act (hereinafter the “Reorganized Company”) to the Stock Acquisition Right Holders holding the stock acquisition rights remaining at the time immediately preceding the effective date of the relevant Acts of Reorganization (hereinafter the “Remaining Stock Acquisition Rights”) (the effective date of the relevant Acts of Reorganization shall mean, in the case of an absorption-type merger, the date on which the absorption-type merger becomes effective; in the case of an consolidation-type merger, the date of establishment of a newly-incorporated company through such consolidation-type merger; in the case of an absorption-type company split, the date on which such absorption-type company split becomes effective; in the case of an incorporation-type company split, the date of establishment of a newly-incorporated company through such incorporation-type company split; in the case of a share exchange, the date on which the share exchange becomes effective; and in the case of a share transfer, the date of establishment of a wholly-owning parent company through the share transfer; the same shall apply hereinafter). In this case, the Remaining Stock Acquisition Rights shall be extinguished and the Reorganized Company shall issue new stock acquisition rights; provided, however, that the foregoing shall be on the condition that delivery of such stock acquisition rights by the Reorganized Company in accordance with each of the following items is stipulated in an absorption-type merger agreement, an consolidation-type merger agreement, an absorption-type company split agreement, an incorporation-type company split plan, a share exchange agreement or a share transfer plan:

(1)	Number of stock acquisition rights of the Reorganized Company to be delivered

A number equal to the number of the Remaining Stock Acquisition Rights held by a Stock Acquisition Right Holder shall be delivered to the same Stock Acquisition Right Holder.

(2)	Class of shares of the Reorganized Company subject to stock acquisition rights of the Reorganized Company

Common shares of the Reorganized Company are to be delivered.

(3)	Number of shares of the Reorganized Company subject to stock acquisition rights of the Reorganized Company

It shall be determined in consideration of the terms and conditions, etc. of the relevant Acts of Reorganization.

(4)	Value of assets to be invested upon the exercise of stock acquisition rights

The value of assets to be invested upon exercise of stock acquisition rights to be delivered shall be the amount obtained by multiplying (x) the Exercise Price after reorganization obtained by adjusting the Exercise Price prescribed in 4. above in consideration of terms and conditions, etc. of the Acts of Reorganization by (y) the number of shares of the Reorganized Company subject to the relevant stock acquisition rights as determined in accordance with (3) above.

(5)	Period in which stock acquisition rights may be exercised

This period shall be from and including whichever is the later of (x) the start date of the exercise period of the stock acquisition rights as prescribed in 5. above or (y) the effective date of the Acts of Reorganization, to and including the expiration date of the exercise period of the stock acquisition rights as prescribed in 5. above.

(6)	Restrictions on the acquisition of stock acquisition rights by transfer

The approval of the Board of Directors of the Reorganized Company is required for the acquisition of the stock acquisition rights by way of transfer.

(7)	Conditions on which the Reorganized Company may acquire stock acquisition rights and the terms of such acquisition

To be determined in accordance with 7. above.

13.	Effective date of the exercise of stock acquisition rights

The exercise of stock acquisition rights shall take effect when the Application Form for Exercise of Stock Acquisition Rights and other documents necessary for the exercise have arrived at the place designated by the Company as the place where applications for exercise of stock acquisition rights are accepted and the total Exercise Price due upon the exercise has been paid to the payment handling place designated by the Company.

14.	Other matters

Decisions on any necessary details concerning the exercise and the allocation of the stock acquisition rights shall be left to the discretion of the Representative Director of the Company.

End

Appendix 14 Terms and Conditions of TYO Inc. 10th Series of Stock Acquisition Rights

1.	Class and number of shares subject to stock acquisition rights

The number of shares subject to each stock acquisition right shall be one hundred (100) common shares of the Company. However, in the case where an adjustment is made to the number of shares as prescribed in Note 1, a similar adjustment shall be made to the number of shares subject to one stock acquisition right.

2.	Allocation date of stock acquisition rights

January 15, 2015

3.	Whether the payment of money in exchange for the allocation of stock acquisition rights is required

Not required.

4.	Amount to be paid upon the exercise of stock acquisition rights

The type of assets to be invested upon exercise of stock acquisition rights shall be monetary and the value thereof per stock acquisition right shall be calculated by multiplying one hundred eighty eight (188) yen as the amount per share to be delivered to the holders of stock acquisition rights upon exercise (hereinafter “Exercise Price”) by the number of shares subject to each stock acquisition right.

However, the Exercise Price is subject to change pursuant to the provisions of Note 2.

5.	Total issue price of shares to be issued in the case where shares are issued upon the exercise of stock acquisition rights

One hundred forty one million (141,000,000) yen

Note: The total issue price of shares to be issued in the case where shares are issued upon the exercise of stock acquisition rights will be reduced if any of the stock acquisition rights allocated to the eligible persons are not exercised within the exercise period, are forfeited, or are canceled by the Company.

6.	Issue price of shares to be issued in the case where shares are issued upon the exercise of stock acquisition rights and resulting increase in capital

(1)	Issue price of shares to be issued in the case where shares are issued upon the exercise of stock acquisition rights

The issue price of shares to be issued in the case where shares are issued upon the exercise of stock acquisition rights shall be the same amount as the Exercise Price.

(2)	Increase in capital per share in the case where shares are issued upon the exercise of stock acquisition rights

(i)	The amount of increase in capital stock arising from the issuance of new shares in cases where new shares are issued by the exercise of the stock acquisition rights shall be ninety four (94) yen.

(ii)	The amount of increase in capital reserves arising from the issuance of new shares in cases where new shares are issued by the exercise of the stock acquisition rights shall be ninety four (94) yen.

7.	Exercise period of the stock acquisition rights

From December 26, 2016 to December 25, 2024

If the last day of the exercise period falls on a holiday of the Company, the last day of the exercise period shall be deemed to be the business day immediately preceding the holiday.

8.	Place where applications for exercise of stock acquisition rights are accepted, agency for such applications, and payment handling place

(1)	Place where applications for exercise of stock acquisition rights are accepted

Corporate Planning Department, Strategic Business Planning Headquarters, TYO Inc.

(2)	Agency for applications for exercise of stock acquisition rights

Not applicable.

(3)	Payment handling place for applications for exercise of stock acquisition rights

Tokyo Chuo Branch of Mizuho Bank, Ltd.

9.	Conditions for the exercise of the stock acquisition rights

(1)	At the time of the exercise of stock acquisition rights, the holders of stock acquisition rights are required to be a Director, Corporate Auditor, or employee of the Company or a subsidiary or affiliate of the Company. However, this shall not apply if there is a justifiable reason such as in the case of resignation from office upon the expiration of the term of office or mandatory retirement.

(2)	Stock acquisition rights may not be pledged or otherwise disposed of.

(3)	In the case of a death of a holder of stock acquisition rights during the exercise period, only one (1) legal heir of the deceased holder may succeed to the stock acquisition rights; provided, however, that no further succession is allowed.

(4)	Any exercise of stock acquisition rights that would cause the total paid-in amount upon the exercise of stock acquisition rights during one (1) year (from January 1 to December 31) to exceed twelve million (12,000,000) yen is not allowed.

(5)	Any other terms and conditions of the exercise of stock acquisition rights shall be governed by an agreement concerning the allocation of stock acquisition rights to be entered into by and between the Company and each eligible person based on the resolution for the issuance of stock acquisition rights passed at a meeting of the Board of Directors.

10.	Conditions on which the Company may acquire its own stock acquisition rights and the terms of such acquisition

(1)	In cases where a proposal for a merger agreement under which the Company will become a disappearing company, a company split agreement or company split plan under which the Company will be split, a share exchange or a transfer plan under which the Company will become a wholly-owned subsidiary is approved at a general meeting of shareholders or a Board of Directors meeting of the Company, the Company may acquire stock acquisition rights without consideration on a day determined separately by the Board of Directors of the Company.

(2)	If a holder of stock acquisition rights has renounced the whole or part of his or her stock acquisition rights, the Company may acquire the renounced stock acquisition rights without consideration.

(3)	If a holder of stock acquisition rights no longer satisfies the conditions for the exercise of stock acquisition rights, the Company may acquire the stock acquisition rights without consideration on a day determined separately by the Board of Directors of the Company.

(4)	The acquisition events of stock acquisition rights prescribed in this paragraph shall apply also to those who have succeeded to stock acquisition rights from a holder of stock acquisition rights unless they are contrary to the nature thereof.

11.	Matters concerning the transfer of stock acquisition rights

The approval of the Board of Directors is required for the acquisition of the stock acquisition rights by transfer.

12.	Matters concerning subrogation payment

Not applicable.

13.	Matters concerning the delivery of stock acquisition rights in connection with the acts of reorganization

In cases where the Company conducts a merger in which the Company will become a disappearing company, an absorption-type or incorporation-type company split in which the Company will be split, or a share exchange or share transfer in which the Company will become a wholly-owned subsidiary (hereinafter collectively referred to as the “Acts of Reorganization”), if it is prescribed in the relevant agreement or the plan that the Company shall deliver the stock acquisition rights of any of the relevant companies listed in “a.” through “e.” of Article 236, Paragraph (1), Item (viii) of the Companies Act (hereinafter the “Reorganized Company”) in accordance with the following items, the Company shall deliver stock acquisition rights of the Reorganized Company to the Stock Acquisition Right Holders holding the stock acquisition rights remaining at the time immediately preceding the effective date of the relevant Acts of Reorganization (the effective date of the relevant Acts of Reorganization shall mean, in the case of an absorption-type merger, the date on which the absorption-type merger becomes effective; in the case of an consolidation-type merger, the date of establishment of a newly-incorporated company through such consolidation-type merger; in the case of an absorption-type company split, the date on which such absorption-type company split becomes effective; in the case of an incorporation-type company split, the date of establishment of a newly-incorporated company through such incorporation-type company split; in the case of a share exchange, the date on which the share exchange becomes effective; and in the case of a share transfer, the date of establishment of a wholly-owning parent company through the share transfer; the same shall apply hereinafter) (hereinafter the “Remaining Stock Acquisition Rights”) in accordance with the provisions of the agreement or plan pertaining to the relevant Act of Reorganization. In this case, the Remaining Stock Acquisition Rights shall be extinguished and the Reorganized Company shall issue new stock acquisition rights.

(1)	Number of stock acquisition rights of the Reorganized Company to be delivered

A number equal to the number of the Remaining Stock Acquisition Rights held by a Stock Acquisition Right Holder shall be delivered to the same Stock Acquisition Right Holder.

(2)	Class of shares of the Reorganized Company subject to stock acquisition rights of the Reorganized Company

Common shares of the Reorganized Company

(3)	Number of shares of the Reorganized Company subject to stock acquisition rights of the Reorganized Company

To be determined in accordance with “Number of shares subject to” and in consideration of the conditions, etc. of the Acts of Reorganization.

(4)	Value of assets to be invested upon the exercise of stock acquisition rights

The value of the assets to be invested upon exercise of each stock acquisition right shall be the amount that is equal to the product of the Exercise Price after adjustment determined in accordance with Note 2. and the number of shares of the Reorganized Company subject to by the exercise of stock acquisition rights as determined in accordance with (3) above.

(5)	Period in which stock acquisition rights may be exercised

From and including whichever is the later of (x) the start date of the “exercise period of the stock acquisition rights” or (y) the effective date of the Acts of Reorganization, to and including the expiration date of the exercise period of the stock acquisition rights.”

(6)	Matters related to capital and capital reserves to be increased when shares are issued by the exercise of stock acquisition rights

To be determined in accordance with (2) of 6. above, “Issue price of shares to be issued in the case where shares are issued upon the exercise of stock acquisition rights and resulting increase in capital” above.

(7)	Restrictions on the acquisition of stock acquisition rights by transfer

The approval of the Board of Directors of the Reorganized Company is required for the acquisition of the stock acquisition rights by transfer.

(8)	Conditions on which the Reorganized Company may acquire stock acquisition rights and the terms of such acquisition

To be determined in accordance with 10. above, “Conditions on which the Company may acquire its own stock acquisition rights and the terms of such acquisition.”

Note 1.	Adjustment to the Number of Granted Shares

In cases where the Company carries out a share split or a consolidation of shares, the Company shall adjust the number of shares subject to the stock acquisition rights using the following calculation formula. However, such adjustment shall be made only to the number of shares subject to stock acquisition rights then not yet exercised. Any fraction less than one (1) share resulting from such adjustment shall be disregarded.

Number of shares after adjustment = Number of shares before adjustment × Ratio of stock split or consolidation of shares

In the case where the Company merges with another company or where the Company carries out a company split or a share exchange or share transfer (limited to those in which the Company will become a wholly-owning parent company) or in the case of other unavoidable circumstances requiring an adjustment to the Number of Granted Shares, the Company may adjust the Number of Granted Shares appropriately to a reasonable extent.

Note 2.	Adjustment to the Exercise Price

In cases where the Company carries out a stock split or a consolidation of shares after the allocation date, the Company shall adjust the Exercise Price using the following calculation formula. Any fraction less than one (1) yen resulting from such an adjustment shall be rounded up to the nearest whole yen.

Exercise Price after adjustment =	Exercise Price before adjustment ×	1
Ratio of stock split or consolidation of shares

In cases where the Company issues new shares or disposes of treasury shares (excluding such issuance or disposition upon exercise of stock acquisition rights) at a paid-in amount lower than the market price, the Exercise Price above shall be adjusted using the following calculation formula. Any fraction less than one (1) yen resulting from such an adjustment shall be rounded up to the nearest whole yen.

Exercise Price after adjustment =	Exercise Price before adjustment ×	Number of shares already issued +	Number of newly issued shares × Paid-in amount per share
Market price per share
Number of shares already issued + Number of newly issued shares

In the above formula, “Number of shares already issued” is defined as the total number of shares issued by the Company less the number of treasury shares held by the Company. In the case of disposition of treasury shares, “Number of newly issued shares” and “Market price per share” shall be deemed to be replaced with “Number of treasury shares disposed of” and “Share price before disposition,” respectively.

In the case where the Company merges with another company or where the Company carries out a company split or a share exchange or share transfer (limited to those in which the Company will become a wholly-owning parent company) or in the case of other unavoidable circumstances requiring an adjustment to the Exercise Price, the Company may adjust the Exercise Price to a reasonable extent.

Note 3.	Method of application and payment for the exercise of stock acquisition rights

(1)	Holders intending to exercise their stock acquisition rights shall submit the Application Form for Exercise of Stock Acquisition Rights in a format determined by the Company to the place specified in 8. “Place where applications for exercise of stock acquisition rights are accepted” above after completing the form with necessary information and writing their names or affixing their seals to it.

(2)	In addition to the submission of the Application Form for Exercise of Stock Acquisition Rights prescribed in (1) above, Stock Acquisition Right Holders intending to exercise their stock acquisition rights shall transfer the full amount calculated as the amount of assets invested upon the exercise of each stock acquisition right multiplied by the number of stock acquisition rights to be exercised to the account designated by the Company of the payment handling place specified in 8. “Payment handling place for applications for exercise of stock acquisition rights” above in cash by the date and time designated by the Company.

Note 4.	Effective date of the exercise of stock acquisition rights, etc.

(1)	Stock Acquisition Right Holders who have exercised stock acquisition rights will become shareholders of common share of the Company subject to the stock acquisition rights pursuant to the provisions of applicable laws.

(2)	Upon completion of the procedure for the exercise, the Company shall immediately carry out the necessary procedure to specify or record the shares acquired by each Stock Acquisition Right Holder upon exercise of stock acquisition rights in the account opened in advance under the name of the Stock Acquisition Right Holder with a financial instruments business operator, etc. designated by the Company.

Note 5.	Handling of fractions less than one (1) share resulting from the exercise of stock acquisition rights

Any fraction less than one (1) share included in the number of shares subject to stock acquisition rights shall be disregarded.

Note 6.	Method of delivery of shares

The Company shall deliver shares by way of new recording of book transfer shares or book transfer of shares from treasury shares on the 4th bank business day after the effective date of the exercise of stock acquisition rights.

End

Appendix 15 Terms and Conditions of AOI TYO Holdings Inc. 7th Series of Stock Acquisition Rights

1.	Class and number of shares subject to stock acquisition rights

The number of shares subject to each stock acquisition right shall be eighteen (18) common shares of the Company. However, in the case where an adjustment is made to the number of shares as prescribed in Note 1, a similar adjustment shall be made to the number of shares subject to one stock acquisition right.

2.	Allocation date of stock acquisition rights

January 4, 2017

3.	Whether the payment of money in exchange for the allocation of stock acquisition rights is required

Not required.

4.	Amount to be paid upon the exercise of stock acquisition rights

The type of assets to be invested upon exercise of stock acquisition rights shall be monetary and the value thereof per stock acquisition right shall be calculated by multiplying one thousand forty five (1,045) yen as the amount per share to be delivered to the holders of stock acquisition rights upon exercise to be determined below (hereinafter “Exercise Price”) by the number of shares to be delivered for each stock acquisition right.

However, the Exercise Price is subject to change pursuant to the provisions of Note 2.

5.	Total issue price of shares to be issued in the case where shares are issued upon the exercise of stock acquisition rights

One hundred forty one million seventy five thousand (141,075,000) yen

Note: The total issue price of shares to be issued in the case where shares are issued upon the exercise of stock acquisition rights will be reduced if any of the stock acquisition rights allocated to the eligible persons are not exercised within the exercise period, are forfeited, or are canceled by the Company.

6.	Issue price of shares to be issued in the case where shares are issued upon the exercise of stock acquisition rights and resulting increase in capital

(1)	Issue price of shares to be issued in the case where shares are issued upon the exercise of stock acquisition rights

The issue price of shares to be issued in the case where shares are issued upon the exercise of stock acquisition rights shall be the same amount as the Exercise Price.

(2)	Increase in capital per share in the case where shares are issued upon the exercise of stock acquisition rights

(i)	The amount of increase in capital arising from issuance of new shares upon the exercise of the stock acquisition rights shall be fifty percent (50%) of the maximum amount of capital increase calculated in accordance with Article 17, Paragraph 1 of the Corporate Accounting Rules, with the resulting amounts of less than one (1) yen rounded up to the nearest yen.

(ii)	The amount of increase in capital reserves arising from the issuance of new shares upon the exercise of the stock acquisition rights shall be calculated by subtracting the amount of increase in capital determined under (i) above from the maximum amount of capital increase referred to in (i) above.

7.	Exercise period of the stock acquisition rights

From January 4, 2017 to December 25, 2024.

If the last day of the exercise period falls on a holiday of the Company, the last day of the exercise period shall be deemed to be the business day immediately preceding the holiday.

8.	Conditions for the exercise of the stock acquisition rights

(1)	At the time of the exercise of stock acquisition rights, the holders of stock acquisition rights are required to be a Director, Corporate Auditor, or employee of TYO Inc. or its subsidiary or affiliate. However, this shall not apply if there is a justifiable reason such as in the case of resignation from office upon the expiration of the term of office or mandatory retirement.

(2)	Stock acquisition rights may not be pledged or otherwise disposed of.

(3)	In the case of a death of a holder of stock acquisition rights during the exercise period, only one (1) legal heir of the deceased holder may succeed to the stock acquisition rights; provided, however, that no further succession is allowed.

(4)	Any exercise of stock acquisition rights that would cause the total paid-in amount upon the exercise of stock acquisition rights during one (1) year (from January 1 to December 31) to exceed twelve million (12,000,000) yen is not allowed.

(5)	Any other conditions for the exercise of stock acquisition rights shall be governed by an agreement concerning the allocation of stock acquisition rights to be entered into between the Company and each eligible person.

9.	Conditions on which the Company may acquire its own stock acquisition rights and the terms of such acquisition

(1)	In cases where a proposal for a merger agreement under which the Company will become a disappearing company, a split agreement or split plan under which the Company will be split, a share exchange or a transfer plan under which the Company will become a wholly-owned subsidiary is approved at a general meeting of shareholders or a Board of Directors meeting of the Company, the Company may acquire stock acquisition rights without consideration on a day determined separately by the Board of Directors of the Company.

(2)	If a holder of stock acquisition rights has renounced the whole or part of his or her stock acquisition rights, the Company may acquire the renounced stock acquisition rights without consideration.

(3)	If a holder of stock acquisition rights no longer satisfies the conditions for the exercise of stock acquisition rights, the Company may acquire the stock acquisition rights without consideration on a day determined separately by the Board of Directors of the Company.

(4)	The acquisition events of stock acquisition rights prescribed in this paragraph shall apply also to those who have succeeded to stock acquisition rights from a holder of stock acquisition rights unless they are contrary to the nature thereof.

10.	Matters concerning the transfer of stock acquisition rights

The approval of the Board of Directors is required for the acquisition of the stock acquisition rights by transfer.

11.	Matters concerning subrogation payment

Not applicable.

12.	Matters concerning the delivery of stock acquisition rights in connection with the acts of reorganization

In cases where the Company conducts a merger in which the Company will become a disappearing company, an absorption-type or incorporation-type company split in which the Company will be split, or a share exchange or share transfer in which the Company will become a wholly-owned subsidiary (hereinafter collectively referred to as the “Acts of Reorganization”), if it is prescribed in the relevant agreement or the plan that the Company shall deliver the stock acquisition rights of any of the relevant companies listed in “a.” through “e.” of Article 236, Paragraph (1), Item (viii) of the Companies Act (hereinafter the “Reorganized Company”) in accordance with the following items, the Company shall deliver stock acquisition rights of the Reorganized Company to the Stock Acquisition Right Holders holding the stock acquisition rights remaining at the time immediately preceding the effective date of the relevant Acts of Reorganization (the effective date of the relevant Acts of Reorganization shall mean, in the case of an absorption-type merger, the date on which the absorption-type merger becomes effective; in the case of an consolidation-type merger, the date of establishment of a newly-incorporated company through such consolidation-type merger; in the case of an absorption-type company split, the date on which such absorption-type company split becomes effective; in the case of an incorporation-type company split, the date of establishment of a newly-incorporated company through such incorporation-type company split; in the case of a share exchange, the date on which the share exchange becomes effective; and in the case of a share transfer, the date of establishment of a wholly-owning parent company through the share transfer; the same shall apply hereinafter) (hereinafter the “Remaining Stock Acquisition Rights”) in accordance with the provisions of the agreement or plan pertaining to the relevant Acts of Reorganization. In this case, the Remaining Stock Acquisition Rights shall be extinguished and the Reorganized Company shall issue new stock acquisition rights.

(1)	Number of stock acquisition rights of the Reorganized Company to be delivered

A number equal to the number of the Remaining Stock Acquisition Rights held by a Stock Acquisition Right Holder shall be delivered to the same Stock Acquisition Right Holder.

(2)	Class of shares of the Reorganized Company subject to the Reorganized Company

Common shares the Reorganized Company

(3)	Number of shares of the Reorganized Company subject to stock acquisition rights of the Reorganized Company

To be determined in accordance with “Number of shares subject to” and in consideration of the conditions, etc. of the Acts of Reorganization.

(4)	Value of assets to be invested upon the exercise of stock acquisition rights

The value of the assets to be invested upon exercise of each stock acquisition right shall be the amount that is equal to the product of the Exercise Price after adjustment determined in accordance with Note 2. and the number of shares of the Reorganized Company subject to stock acquisition rights as determined in accordance with (3) above.

(5)	Period in which stock acquisition rights may be exercised

From and including whichever is the later of (x) the start date of the “exercise period of the stock acquisition rights” or (y) the effective date of the Act of Reorganization, to and including the expiration date of the exercise period of the stock acquisition rights.”

(6)	Matters related to capital and capital reserves to be increased when shares are issued by the exercise of stock acquisition rights

To be determined in accordance with (2) of 6. above, “Issue price of shares to be issued in the case where shares are issued upon the exercise of stock acquisition rights and resulting increase in capital” above.

(7)	Restrictions on the acquisition of stock acquisition rights by transfer

The approval of the Board of Directors of the Reorganized Company is required for the acquisition of the stock acquisition rights by transfer.

(8)	Conditions on which the Reorganized Company may acquire stock acquisition rights and the terms of such acquisition

To be determined in accordance with 9. above, “Conditions on which the Company may acquire its own stock acquisition rights and the terms of such acquisition.”.

Note 1.	Adjustment to the Number of Granted Shares

In cases where the Company carries out a share split or a consolidation of shares, the Company shall adjust the number of shares to be delivered upon the exercise of the stock acquisition rights using the following calculation formula. However, such adjustment shall be made only to the number of shares to be delivered upon the exercise of stock acquisition rights then not yet exercised. Any fraction of a share resulting from such adjustment shall be disregarded.

Number of shares after adjustment = Number of shares before adjustment × Ratio of stock split or consolidation of shares

In the case where the Company merges with another company or where the Company carries out a company split or a share exchange or share transfer (limited to those in which the Company will become a wholly-owning parent company) or in the case of other unavoidable circumstances requiring an adjustment to the Number of Granted Shares, the Company may adjust the Number of Granted Shares appropriately to a reasonable extent.

Note 2.	Adjustment to the Exercise Price

In cases where the Company carries out a stock split or a consolidation of shares after the allocation date, the Company shall adjust the Exercise Price using the following calculation formula. Any fraction less than one (1) yen resulting from such an adjustment shall be rounded up to the nearest whole yen.

Exercise Price after adjustment =	Exercise Price before adjustment ×	1
Ratio of stock split or consolidation of shares

In cases where the Company issues new shares or disposes of treasury shares (excluding such issuance or disposition upon exercise of stock acquisition rights) at a paid-in amount lower than the market price, the Exercise Price above shall be adjusted using the following calculation formula. Any fraction less than one (1) yen resulting from such an adjustment shall be rounded up to the nearest whole yen.

Exercise Price after adjustment =	Exercise Price before adjustment ×	Number of shares already issued +	Number of newly issued shares × Paid-in amount per share
Market price per share
Number of shares already issued + Number of newly issued shares

In the above formula, “Number of shares already issued” is defined as the total number of shares issued by the Company less the number of treasury shares held by the Company. In the case of disposition of treasury shares, “Number of newly issued shares” and “Market price per share” shall be deemed to be replaced with “Number of treasury shares disposed of” and “Share price before disposition,” respectively.

In the case where the Company merges with another company or where the Company carries out a company split or a share exchange or share transfer (limited to those in which the Company will become a wholly-owning parent company) or in the case of other unavoidable circumstances requiring an adjustment to the Exercise Price, the Company may adjust the Exercise Price to a reasonable extent.

Note 3.	Method of application and payment for the exercise of stock acquisition rights

(1)	Holders intending to exercise their stock acquisition rights shall submit the Application Form for Exercise of Stock Acquisition Rights in a format determined by the Company to the place designated by the Company as the place where applications for exercise of stock acquisition rights are accepted after completing the form with necessary information and writing their names and affixing their seals to it.

(2)	In addition to the submission of the Application Form for Exercise of Stock Acquisition Rights prescribed in (1) above, Stock Acquisition Right Holders intending to exercise their stock acquisition rights shall transfer the full amount calculated as the amount of assets invested upon the exercise of each stock acquisition right multiplied by the number of stock acquisition rights to be exercised to the account designated by the Company of the payment handling place for applications for exercise designated by the Company in cash by the date and time designated by the Company.

Note 4.	Effective date of the exercise of stock acquisition rights, etc.

(1)	Stock Acquisition Right Holders who have exercised stock acquisition rights will become shareholders of common shares of the Company to be delivered upon exercise of the stock acquisition rights pursuant to the provisions of applicable laws.

(2)	Upon completion of the procedure for the exercise, the Company shall immediately carry out the necessary procedure to specify or record the shares acquired by each Stock Acquisition Right Holder upon exercise of stock acquisition rights in the account opened in advance under the name of the Stock Acquisition Right Holder with a financial instruments business operator, etc. designated by the Company.

Note 5.	Handling of fractions less than one share resulting from the exercise of stock acquisition rights

Any fraction less than one (1) share included in the number of shares to be delivered upon the exercise of stock acquisition rights shall be disregarded.

Note 6.	Method of delivery of shares

The Company shall deliver shares by way of new recording of book transfer shares or book transfer of shares from treasury shares on the 4th bank business day after the effective date of the exercise of stock acquisition rights.

End

Appendix 16 Terms and Conditions of TYO Inc. 11th Series of Stock Acquisition Rights

1.	Class and number of shares subject to stock acquisition rights

The number of shares subject to each stock acquisition right shall be one hundred (100) common shares of the Company. However, in the case where an adjustment is made to the number of shares as prescribed in Note 1, a similar adjustment shall be made to the number of shares subject to one stock acquisition right.

2.	Allocation date of stock acquisition rights

January 15, 2015

3.	Whether the payment of money in exchange for the allocation of stock acquisition rights is required

Not required.

4.	Amount to be paid upon the exercise of stock acquisition rights

The type of assets to be invested upon exercise of stock acquisition rights shall be monetary and the value thereof per stock acquisition right shall be calculated by multiplying one hundred eighty eight (188) yen as the amount per share to be delivered to the holders of stock acquisition rights upon exercise (hereinafter “Exercise Price”) by the number of shares to be delivered for each stock acquisition right.

However, the Exercise Price is subject to change pursuant to the provisions of Note 2.

5.	Total issue price of shares to be issued in the case where shares are issued upon the exercise of stock acquisition rights

Two hundred thirty five million (235,000,000) yen

Note: The total issue price of shares to be issued in the case where shares are issued upon the exercise of stock acquisition rights will be reduced if any of the stock acquisition rights allocated to the eligible persons are not exercised within the exercise period, are forfeited, or are canceled by the Company.

6.	Issue price of shares to be issued in the case where shares are issued upon the exercise of stock acquisition rights and resulting increase in capital

(1)	Issue price of shares to be issued in the case where shares are issued upon the exercise of stock acquisition rights

The issue price of shares to be issued in the case where shares are issued upon the exercise of stock acquisition rights shall be the same amount as the Exercise Price.

(2)	Increase in capitals per share in the case where shares are issued upon the exercise of stock acquisition rights

(i)	The amount of increase in capital arising from the issuance of new shares in cases where new shares are issued by the exercise of the stock acquisition rights shall be ninety four (94) yen.

(ii)	The amount of increase in capital reserves arising from the issuance of new shares in cases where new shares are issued by the exercise of the stock acquisition rights shall be ninety four (94) yen.

7.	Exercise period of the stock acquisition rights

From December 26, 2016 to December 25, 2024.

If the last day of the exercise period falls on a holiday of the Company, the last day of the exercise period shall be deemed to be the business day immediately preceding the holiday.

8.	Place where applications for exercise of stock acquisition rights are accepted, agency for such applications, and payment handling place

(1)	Place where applications for exercise of stock acquisition rights are accepted

Corporate Planning Department, Strategic Business Planning Headquarters, TYO Inc.

(2)	Agency for applications for exercise of stock acquisition rights

Not applicable.

(3)	Payment handling place for applications for exercise of stock acquisition rights

Tokyo Chuo Branch of Mizuho Bank, Ltd.

9.	Conditions for the exercise of the stock acquisition rights

(1)	At the time of the exercise of stock acquisition rights, the holders of stock acquisition rights are required to be a Director, Corporate Auditor, or employee of the Company or a subsidiary or affiliate of the Company. However, this shall not apply if there is a justifiable reason such as in the case of resignation from office upon the expiration of the term of office or mandatory retirement.

(2)	Stock acquisition rights may not be pledged or otherwise disposed of.

(3)	In the case of a death of a holder of stock acquisition rights during the exercise period, only one (1) legal heir of the deceased holder may succeed to the stock acquisition rights; provided, however, that no further succession is allowed.

(4)	Any exercise of stock acquisition rights that would cause the total paid-in amount upon the exercise of stock acquisition rights during one (1) year (from January 1 to December 31) to exceed twelve million (12,000,000) yen is not allowed.

(5)	Any other terms and conditions of the exercise of stock acquisition rights shall be governed by an agreement concerning the allocation of stock acquisition rights to be entered into by and between the Company and each eligible person based on the resolution for the issuance of stock acquisition rights passed at a meeting of the Board of Directors.

10.	Conditions on which the Company may acquire its own stock acquisition rights and the terms of such acquisition

(1)	In cases where a proposal for a merger agreement under which the Company will become a disappearing company, a split agreement or split plan under which the Company will be split, a share exchange or a transfer plan under which the Company will become a wholly-owned subsidiary is approved at a general meeting of shareholders or a Board of Directors meeting of the Company, the Company may acquire stock acquisition rights without consideration on a day determined separately by the Board of Directors of the Company.

(2)	If a holder of stock acquisition rights has renounced the whole or part of his or her stock acquisition rights, the Company may acquire the renounced stock acquisition rights without consideration.

(3)	If a holder of stock acquisition rights no longer satisfies the conditions for the exercise of stock acquisition rights, the Company may acquire the stock acquisition rights without consideration on a day determined separately by the Board of Directors of the Company.

(4)	The acquisition events of stock acquisition rights prescribed in this paragraph shall apply also to those who have succeeded to stock acquisition rights from a holder of stock acquisition rights unless they are contrary to the nature thereof.

11.	Matters concerning the transfer of stock acquisition rights

The approval of the Board of Directors is required for the acquisition of the stock acquisition rights by transfer.

12.	Matters concerning subrogation payment

Not applicable.

13.	Matters concerning the delivery of stock acquisition rights in connection with the acts of reorganization

In cases where the Company conducts a merger in which the Company will become a disappearing company, an absorption-type or incorporation-type company split in which the Company will be split, or a share exchange or share transfer in which the Company will become a wholly-owned subsidiary (hereinafter collectively referred to as the “Acts of Reorganization”), if it is prescribed in the relevant agreement or the plan that the Company shall deliver the stock acquisition rights of any of the relevant companies listed in “a”. through “e”. of Article 236, Paragraph (1), Item (viii) of the Companies Act (hereinafter the “Reorganized Company”) in accordance with the following items, the Company shall deliver stock acquisition rights of the Reorganized Company to the Stock Acquisition Right Holders holding the stock acquisition rights remaining at the time immediately preceding the effective date of the relevant Acts of Reorganization (the effective date of the relevant Acts of Reorganization shall mean, in the case of an absorption-type merger, the date on which the absorption-type merger becomes effective; in the case of an consolidation-type merger, the date of establishment of a newly-incorporated company through such consolidation-type merger; in the case of an absorption-type company split, the date on which such absorption-type company split becomes effective; in the case of an incorporation-type company split, the date of establishment of a newly-incorporated company through such incorporation-type company split; in the case of a share exchange, the date on which the share exchange becomes effective; and in the case of a share transfer, the date of establishment of a wholly-owning parent company through the share transfer; the same shall apply hereinafter) (hereinafter the “Remaining Stock Acquisition Rights”) in accordance with the provisions of the agreement or plan pertaining to the relevant Acts of Reorganization. In this case, the Remaining Stock Acquisition Rights shall be extinguished and the Reorganized Company shall issue new stock acquisition rights.

(1)	Number of stock acquisition rights of the Reorganized Company to be delivered

A number equal to the number of the Remaining Stock Acquisition Rights held by a Stock Acquisition Right Holder shall be delivered to the same Stock Acquisition Right Holder.

(2)	Class of shares of the Reorganized Company subject to stock acquisition rights of the Reorganized Company

Common shares of the Reorganized Company

(3)	Number of shares of the Reorganized Company subject to stock acquisition rights of the Reorganized Company

To be determined in accordance with “Number of shares subject to” and in consideration of the conditions, etc. of the Acts of Reorganization.

(4)	Value of assets to be invested upon the exercise of stock acquisition rights

The value of the assets to be invested upon exercise of each stock acquisition right shall be the amount that is equal to the product of the Exercise Price after adjustment determined in accordance with Note 2. and the number of shares of the Reorganized Company to be delivered by the exercise of stock acquisition rights as determined in accordance with (3) above.

(5)	Period in which stock acquisition rights may be exercised

From and including whichever is the later of (x) the start date of the “exercise period of the stock acquisition rights” or (y) the effective date of the Act of Reorganization, to and including the expiration date of the exercise period of the stock acquisition rights.”

(6)	Matters related to capital and capital reserves to be increased when shares are issued by the exercise of stock acquisition rights

To be determined in accordance with (2) of 6. above, “Issue price of shares to be issued in the case where shares are issued upon the exercise of stock acquisition rights and resulting increase in capital” above.

(7)	Restrictions on the acquisition of stock acquisition rights by transfer

The approval of the Board of Directors of the Reorganized Company is required for the acquisition of the stock acquisition rights by transfer.

(8)	Conditions on which the Reorganized Company may acquire stock acquisition rights and the terms of such acquisition

To be determined in accordance with 10. above, “Conditions on which the Company may acquire its own stock acquisition rights and the terms of such acquisition.”

Note 1.	Adjustment to the Number of Granted Shares

In cases where the Company carries out a share split or a consolidation of shares, the Company shall adjust the number of shares to be delivered upon the exercise of the stock acquisition rights using the following calculation formula. However, such adjustment shall be made only to the number of shares subject to stock acquisition rights then not yet exercised. Any fraction less than one (1) share resulting from such adjustment shall be disregarded.

Number of shares after adjustment = Number of shares before adjustment × Ratio of stock split or consolidation of shares

In the case where the Company merges with another company or where the Company carries out a company split or a share exchange or share transfer (limited to those in which the Company will become a wholly-owning parent company) or in the case of other unavoidable circumstances requiring an adjustment to the Number of Granted Shares, the Company may adjust the Number of Granted Shares appropriately to a reasonable extent.

Note 2.	Adjustment to the Exercise Price

In cases where the Company carries out a stock split or a consolidation of shares after the allocation date, the Company shall adjust the Exercise Price using the following calculation formula. Any fraction less than one (1) yen resulting from such an adjustment shall be rounded up to the nearest whole yen.

Exercise Price after adjustment =	Exercise Price before adjustment ×	1
Ratio of stock split or consolidation of shares

In cases where the Company issues new shares or disposes of treasury shares (excluding such issuance or disposition upon exercise of stock acquisition rights) at a paid-in amount lower than the market price, the Exercise Price above shall be adjusted using the following calculation formula. Any fraction less than one (1) yen resulting from such an adjustment shall be rounded up to the nearest whole yen.

Exercise Price after adjustment =	Exercise Price before adjustment ×	Number of shares already issued +	Number of newly issued shares × Paid-in amount per share
Market price per share
Number of shares already issued + Number of newly issued shares

In the above formula, “Number of shares already issued” is defined as the total number of shares issued by the Company less the number of treasury shares held by the Company. In the case of disposition of treasury shares, “Number of newly issued shares” and “Market price per share” shall be deemed to be replaced with “Number of treasury shares disposed of” and “Share price before disposition,” respectively.

In cases where the Company carries out an absorption-type merger or an consolidation-type merger with another company and the succession of the stock acquisition rights occurs, where the Company carries out a share exchange with another company to become a wholly-owning parent company, or where the Company carries out an incorporation-type company split or absorption-type company split, the Company may adjust the Exercise Price.

Note 3.	Method of application and payment for the exercise of stock acquisition rights

(1)	Holders intending to exercise their stock acquisition rights shall submit the Application Form for Exercise of Stock Acquisition Rights in a format determined by the Company to the place specified in 8. “Place where applications for exercise of stock acquisition rights are accepted” above after completing the form with necessary information and signing it or affixing their seals to it.

(2)	In addition to the submission of the Application Form for Exercise of Stock Acquisition Rights prescribed in (1) above, Stock Acquisition Right Holders intending to exercise their stock acquisition rights shall transfer the full amount calculated as the amount of assets invested upon the exercise of each stock acquisition right multiplied by the number of stock acquisition rights to be exercised to the account designated by the Company of the payment handling place specified in 8. “Payment handling place for applications for exercise of stock acquisition rights” above in cash by the date and time designated by the Company.

Note 4.	Effective date of the exercise of stock acquisition rights, etc.

(1)	Stock Acquisition Right Holders who have exercised stock acquisition rights will become shareholders of common shares of the Company subject to the stock acquisition rights pursuant to the provisions of applicable laws.

(2)	Upon completion of the procedure for the exercise, the Company shall immediately carry out the necessary procedure to specify or record the shares acquired by each Stock Acquisition Right Holder upon exercise of stock acquisition rights in the account opened in advance under the name of the Stock Acquisition Right Holder with a financial instruments business operator, etc. designated by the Company.

Note 5.	Handling of fractions less than one (1) share resulting from the exercise of stock acquisition rights

Any fraction less than one share included in the number of shares subject stock acquisition rights shall be disregarded.

Note 6.	Method of delivery of shares

The Company shall deliver shares by way of new recording of book transfer shares or book transfer of shares from treasury shares on the 4th bank business day after the effective date of the exercise of stock acquisition rights.

End

Appendix 17 Terms and Conditions of AOI TYO Holdings Inc. 8th Series of Stock Acquisition Rights

1.	Class and number of shares subject to stock acquisition rights

The number of shares subject to each stock acquisition right shall be eighteen (18) common shares of the Company

However, in the case where an adjustment is made to the number of shares as prescribed in Note 1, a similar adjustment shall be made to the number of shares subject to one stock acquisition right.

2.	Allocation date of stock acquisition rights

January 4, 2017

3.	Whether the payment of money in exchange for the allocation of stock acquisition rights is required

Not required.

4.	Amount to be paid upon the exercise of stock acquisition rights

The type of assets to be invested upon exercise of stock acquisition rights shall be monetary and the value thereof per stock acquisition right shall be calculated by multiplying one thousand forty five (1,045) yen as the amount per share to be delivered to the holders of stock acquisition rights upon exercise to be determined below (hereinafter “Exercise Price”) by the number of shares to be delivered for each stock acquisition right.

However, the Exercise Price is subject to change pursuant to the provisions of Note 2.

5.	Total issue price of shares to be issued in the case where shares are issued upon the exercise of stock acquisition rights

Two hundred twenty five million seven hundred twenty thousand (225,720,000) yen

Note: The total issue price of shares to be issued in the case where shares are issued upon the exercise of stock acquisition rights will be reduced if any of the stock acquisition rights allocated to the eligible persons are not exercised within the exercise period, are forfeited, or are canceled by the Company.

6.	Issue price of shares to be issued in the case where shares are issued upon the exercise of stock acquisition rights and resulting increase in capital

(1)	Issue price of shares to be issued in the case where shares are issued upon the exercise of stock acquisition rights

The issue price of shares to be issued in the case where shares are issued upon the exercise of stock acquisition rights shall be the same amount as the Exercise Price.

(2)	Increase in capital per share in the case where shares are issued upon the exercise of stock acquisition rights

(i)	The amount of increase in capital arising from issuance of new shares upon the exercise of the stock acquisition rights shall be fifty percent (50%) of the maximum amount of capital increase calculated in accordance with Article 17, Paragraph 1 of the Corporate Accounting Rules, with the resulting amounts of less than one (1) yen rounded up to the nearest yen.

(ii)	The amount of increase in capital reserves arising from the issuance of new shares upon the exercise of the stock acquisition rights shall be calculated by subtracting the amount of increase in capital determined under (i) above from the maximum amount of capital increase referred to in (i) above.

7.	Exercise period of the stock acquisition rights

From January 4, 2017 to December 25, 2024

If the last day of the exercise period falls on a holiday of the Company, the last day of the exercise period shall be deemed to be the business day immediately preceding the holiday.

8.	Conditions for the exercise of the stock acquisition rights

(1)	At the time of the exercise of stock acquisition rights, the holders of stock acquisition rights are required to be a Director, Corporate Auditor, or employee of TYO Inc. or its subsidiary or affiliate. However, this shall not apply if there is a justifiable reason such as in the case of resignation from office upon the expiration of the term of office or mandatory retirement.

(2)	Stock acquisition rights may not be pledged or otherwise disposed of.

(3)	In the case of a death of a holder of stock acquisition rights during the exercise period, only one (1) legal heir of the deceased holder may succeed to the stock acquisition rights; provided, however, that no further succession is allowed.

(4)	Any exercise of stock acquisition rights that would cause the total paid-in amount upon the exercise of stock acquisition rights during one (1) year (from January 1 to December 31) to exceed twelve million (12,000,000) yen is not allowed.

(5)	Any other conditions for the exercise of stock acquisition rights shall be governed by an agreement concerning the allocation of stock acquisition rights to be entered into between the Company and each eligible person.

9.	Conditions on which the Company may acquire its own stock acquisition rights and the terms of such acquisition

(1)	In cases where a proposal for a merger agreement under which the Company will become a disappearing company, a split agreement or split plan under which the Company will be split, a share exchange or a transfer plan under which the Company will become a wholly-owned subsidiary is approved at a general meeting of shareholders or a Board of Directors meeting of the Company, the Company may acquire stock acquisition rights without consideration on a day determined separately by the Board of Directors of the Company.

(2)	If a holder of stock acquisition rights has renounced the whole or part of his or her stock acquisition rights, the Company may acquire the renounced stock acquisition rights without consideration.

(3)	If a holder of stock acquisition rights no longer satisfies the conditions for the exercise of stock acquisition rights, the Company may acquire the stock acquisition rights without consideration on a day determined separately by the Board of Directors of the Company.

(4)	The acquisition events of stock acquisition rights prescribed in this paragraph shall apply also to those who have succeeded to stock acquisition rights from a holder of stock acquisition rights unless they are contrary to the nature thereof.

10.	Matters concerning the transfer of stock acquisition rights

The approval of the Board of Directors is required for the acquisition of the stock acquisition rights by transfer.

11.	Matters concerning subrogation payment

Not applicable.

12.	Matters concerning the delivery of stock acquisition rights in connection with the acts of reorganization

In cases where the Company conducts a merger in which the Company will become a disappearing company, an absorption-type or incorporation-type company split in which the Company will be split, or a share exchange or share transfer in which the Company will become a wholly-owned subsidiary (hereinafter collectively referred to as the “Acts of Reorganization”), if it is prescribed in the relevant agreement or the plan that the Company shall deliver the stock acquisition rights of any of the relevant companies listed in “a.” through “e.” of Article 236, Paragraph (1), Item (viii) of the Companies Act (hereinafter the “Reorganized Company”) in accordance with the following items, the Company shall deliver stock acquisition rights of the Reorganized Company to the Stock Acquisition Right Holders holding the stock acquisition rights remaining at the time immediately preceding the effective date of the relevant Acts of Reorganization (the effective date of the relevant Acts of Reorganization shall mean, in the case of an absorption-type merger, the date on which the absorption-type merger becomes effective; in the case of an consolidation-type merger, the date of establishment of a newly-incorporated company through such consolidation-type merger; in the case of an absorption-type company split, the date on which such absorption-type company split becomes effective; in the case of an incorporation-type company split, the date of establishment of a newly-incorporated company through such incorporation-type company split; in the case of a share exchange, the date on which the share exchange becomes effective; and in the case of a share transfer, the date of establishment of a wholly-owning parent company through the share transfer; the same shall apply hereinafter) (hereinafter the “Remaining Stock Acquisition Rights”) in accordance with the provisions of the agreement or plan pertaining to the relevant Acts of Reorganization. In this case, the Remaining Stock Acquisition Rights shall be extinguished and the Reorganized Company shall issue new stock acquisition rights.

(1)	Number of stock acquisition rights of the Reorganized Company to be delivered

A number equal to the number of the Remaining Stock Acquisition Rights held by a Stock Acquisition Right Holder shall be delivered to the same Stock Acquisition Right Holder.

(2)	Class of shares of the Reorganized Company subject to stock acquisition rights of the Reorganized Company

Common shares of the Reorganized Company

(3)	Number of shares of the Reorganized Company subject to stock acquisition rights of the Reorganized Company

To be determined in accordance with “Number of shares subject to” and in consideration of the conditions, etc. of the Act of Reorganization.

(4)	Value of assets to be invested upon the exercise of stock acquisition rights

The value of the assets to be invested upon exercise of each stock acquisition right shall be the amount that is equal to the product of the Exercise Price after adjustment determined in accordance with Note 2. and the number of shares of the Reorganized Company subject to stock acquisition rights as determined in accordance with (3) above.

(5)	Period in which stock acquisition rights may be exercised

From and including whichever is the later of (x) the start date of the “exercise period of the stock acquisition rights” or (y) the effective date of the Acts of Reorganization, to and including the expiration date of the exercise period of the stock acquisition rights.”

(6)	Matters related to capital and capital reserves to be increased when shares are issued by the exercise of stock acquisition rights

To be determined in accordance with (2) of 6. above, “Issue price of shares to be issued in the case where shares are issued upon the exercise of stock acquisition rights and resulting increase in capital” above.

(7)	Restrictions on the acquisition of stock acquisition rights by transfer

The approval of the Board of Directors of the Reorganized Company is required for the acquisition of the stock acquisition rights by transfer.

(8)	Conditions on which the Reorganized Company may acquire stock acquisition rights and the terms of such acquisition

To be determined in accordance with 9. above, “Conditions on which the Company may acquire its own stock acquisition rights and the terms of such acquisition.”.

Note 1.	Adjustment to the Number of Granted Shares

In cases where the Company carries out a share split or a consolidation of shares, the Company shall adjust the number of shares subject to the stock acquisition rights using the following calculation formula. However, such adjustment shall be made only to the number of shares subject to stock acquisition rights then not yet exercised. Any fraction less than one (1) share resulting from such adjustment shall be disregarded.

Number of shares after adjustment = Number of shares before adjustment × Ratio of stock split or conslodation of shares

In the case where the Company merges with another company or where the Company carries out a company split or a share exchange or share transfer (limited to those in which the Company will become a wholly-owning parent company) or in the case of other unavoidable circumstances requiring an adjustment to the Number of Granted Shares, the Company may adjust the Number of Granted Shares appropriately to a reasonable extent.

Note 2.	Adjustment to the Exercise Price

In cases where the Company carries out a stock split or a consolidation of shares after the allocation date, the Company shall adjust the Exercise Price using the following calculation formula. Any fraction less than one (1) yen resulting from such an adjustment shall be rounded up to the nearest whole yen.

Exercise Price after adjustment =	Exercise Price before adjustment ×	1
Ratio of stock split or consolidation of shares

In cases where the Company issues new shares or disposes of treasury shares (excluding such issuance or disposition upon exercise of stock acquisition rights) at a paid-in amount lower than the market price, the Exercise Price above shall be adjusted using the following calculation formula. Any fraction less than one (1) yen resulting from such an adjustment shall be rounded up to the nearest whole yen.

Exercise Price after adjustment =	Exercise Price before adjustment ×	Number of shares already issued +	Number of newly issued shares × Paid-in amount per share
Market price per share
Number of shares already issued + Number of newly issued shares

In the above formula, “Number of shares already issued” is defined as the total number of shares issued by the Company less the number of treasury shares held by the Company. In the case of disposition of treasury shares, “Number of newly issued shares” and “Market price per share” shall be deemed to be replaced with “Number of treasury shares disposed of” and “Share price before disposition,” respectively.

In cases where the Company carries out an absorption-type merger or an consolidation-type merger with another company and the succession of the stock acquisition rights occurs, where the Company carries out a share exchange with another company to become a wholly-owning parent company, or where the Company carries out an incorporation-type company split or absorption-type company split, the Company may adjust the Exercise Price.

Note 3.	Method of application and payment for the exercise of stock acquisition rights

(1)	Holders intending to exercise their stock acquisition rights shall submit the Application Form for Exercise of Stock Acquisition Rights in a format determined by the Company to the place designated by the Company as the place where applications for exercise of stock acquisition rights are accepted after completing the form with necessary information and signing it or affixing their names and seals to it.

(2)	In addition to the submission of the Application Form for Exercise of Stock Acquisition Rights prescribed in (1) above, Stock Acquisition Right Holders intending to exercise their stock acquisition rights shall transfer the full amount calculated as the amount of assets invested upon the exercise of each stock acquisition right multiplied by the number of stock acquisition rights to be exercised to the account designated by the Company of the payment handling place for applications for exercise designated by the Company in cash by the date and time designated by the Company.

Note 4.	Effective date of the exercise of stock acquisition rights, etc.

(1)	Stock Acquisition Right Holders who have exercised stock acquisition rights will become shareholders of common shares of the Company subject to the stock acquisition rights pursuant to the provisions of applicable laws.

(2)	Upon completion of the procedure for the exercise, the Company shall immediately carry out the necessary procedure to specify or record the shares acquired by each Stock Acquisition Right Holder upon exercise of stock acquisition rights in the account opened in advance under the name of the Stock Acquisition Right Holder with a financial instruments business operator, etc. designated by the Company.

Note 5.	Handling of fractions less than one (1) share resulting from the exercise of stock acquisition rights

Any fraction less than one (1) share included in the number of shares subject to stock acquisition rights shall be disregarded.

Note 6.	Method of delivery of shares

The Company shall deliver shares by way of new recording of book transfer shares or book transfer of shares from treasury shares on the 4th bank business day after the effective date of the exercise of stock acquisition rights.

End

3.	Matters concerning the adequacy of the provisions for matters listed in Article 773, Paragraph (1), Items (v) and (vi) of the Companies Act

(1)	Matters concerning the adequacy of the total number of consideration for share transfer and the allocation thereof

The Company and AOI Pro. determined the allocation ratio to be used in conjunction with the establishment of the Holding Company to allocate and deliver its common shares to the shareholders of the respective companies (hereinafter “share transfer ratio”) to be as follows and determined that the share transfer ratio was adequate.

[1]	Content of allocation through Share Transfer (share transfer ratio)

	The Company	AOI Pro.
Share transfer ratio	0.18	1

Note 1.	Share allocation ratio
0.18 share(s) of the Holding Company will be assigned for each Company common share and one common share of the Holding Company will be assigned for each AOI Pro. common share. It should be noted that the number of shares constituting one unit of the Holding Company is planned to be 100.
In the event the Share Transfer results in a fraction of one common share of the Holding Company being issued to the shareholders of either company, an amount in accordance with the fraction not constituting one share shall be paid to such shareholders, pursuant to the provisions of Article 234 of the Companies Act and other relevant laws and regulations.
It should be noted that in the event that, in the period from the creation of the Share Transfer Plan until the establishment date of the Holding Company, a situation arises which may have a significant negative effect on the business, financial situation, or rights and obligations of the Company or AOI Pro., and the achievement of the purposes of the Share Transfer Plan becomes impossible or unduly difficult, the aforementioned share transfer ratio may be amended upon consultation between the companies.
2.	Number of new shares to be issued by the Holding Company through the Share Transfer (planned)
Common shares: 24,566,447 shares
The above has been calculated based on the number of outstanding common shares of the Company as of April 30, 2016 (62,398,930 shares) and the number of outstanding common shares of AOI Pro. as of March 31, 2016 (13,334,640 shares).
It should be noted that in cases where a shareholder of the Company or AOI Pro. exercises a right to claim purchase of shares, etc., the number of new shares actually issued by the Holding Company may change.
3.	Regarding the handling of shares constituting less than one unit
With regard to shareholders of both companies that are to be assigned common shares of the Holding Company constituting less than one unit (100 shares) by the Share Transfer (hereinafter “Shares Constituting Less than One Unit”), such shareholders may not sell the Shares Constituting Less than One Unit that they hold on the Tokyo Stock Exchange or other financial instruments exchange. Shareholders that come to hold such Shares Constituting Less than One Unit, based on Article 192 Paragraph 1 of the Companies Act, may issue a request to the Holding Company for the purchase of the Shares Constituting Less than One Unit that they hold. In addition, based on the provisions of Article 194 Paragraph 1 of the Companies Act and the Articles of Incorporation, such shareholders may issue a request to the Holding Company for the sale of shares which, combined with the Shares Constituting Less than One Unit that they hold, will result in a number of shares constituting one unit.

[2]	Basis of calculation of content of allocation through Share Transfer

A.	Overview of the calculation

In order to ensure fairness when calculating the share transfer ratio to be used in the Share Transfer, and the Company appointed Mizuho Securities Co., Ltd. (hereinafter “Mizuho Securities”) as a third party appraiser and AOI Pro. appointed KPMG FAS Co., Ltd. (hereinafter “KPMG”) as a third party appraiser, and requested these respective companies to calculate and analyze the share transfer ratio.

Mizuho Securities, upon analyzing the financial information of the Company and AOI Pro., and the various conditions of the Share Transfer, conducted calculations using both, as both of these companies are listed on the Tokyo Stock Exchange and have market prices, the market share price method and, in order to reflect the situation of the future business activities of both companies in the calculation, the discounted cash flow method (hereinafter “DCF Method”) to conduct a calculation on the market share price.

The evaluation range of the share transfer ratio calculated based on the aforementioned evaluation method is as indicated below. It should be noted that the evaluation range of the share transfer ratio shown below is the evaluation range of common shares of the Holding Company that can be assigned per common share of the Company, in the event of one common share of the Holding Company being assigned per common share of AOI Pro.

Evaluation method	Share transfer ratio evaluation range
Market share price method (Record Date [1])	0.169 ~ 0.178

Market share price method (Record Date [2])	0.171 ~ 0.182

DCF Method	0.151 ~ 0.223

It should be noted that, in the market share price method, with the record date set as July 28, 2016 (hereinafter, “Record Date [1]”), the closing share price on Record Date [1] and the average closing share price for the period of one month, three months, and six months up to Record Date [1] of the common shares of the respective companies on the Tokyo Stock Exchange were used, and with a record date set as July 8, 2016, which was the business day prior to July 11, 2016, the day on which the “Notice Regarding Execution of a Basic Agreement Concerning the Management Integration of TYO Inc. and AOI Pro. Inc. by Establishment of a Joint Holding Company (Share Transfer)” by the Company and “Notice Regarding Execution of a Basic Agreement Concerning the Management Integration of AOI Pro. Inc. and TYO Inc. by Establishment of a Joint Holding Company (Share Transfer)” by AOI Pro. were published, as well as this being that date on which the media reported on the speculation of the Share Transfer (hereinafter, “Record Date [2]”), the closing share price on Record Date [2] and the average closing share price for the period of one month, three months, and six months up to Record Date [2] for the common shares of the respective companies on the Tokyo Stock Exchange were used. In addition, Mizuho Securities, when calculating the share exchange ratio, in principle used information received from both companies and information that is publicly available, and made a variety of assumptions including that such information, etc., used was all accurate and complete, and that no facts which may have an important effect on the calculation of the share transfer ratio had not been disclosed to Mizuho Securities; it did not independently investigate the accuracy and completeness of such information. In addition, with regard to the assets and liabilities of both companies and the affiliates thereof (includes off-balance-sheet assets and liabilities, as well as other contingent liabilities), it did not independently conduct an evaluation, appraisal, or assessment of these, and did not request a third party organization to conduct an evaluation, appraisal, or assessment. Furthermore, with regard to the financial forecasts (includes profit plans and other information) provided by both companies, it was assumed that these were reasonably created by the management of both companies, based on the best forecasts and judgments that could be obtained at the time of the provision of said information. It should be noted that in the financial forecasts received from the Company on which the calculation by Mizuho Securities using the DCF Method was based, this included a fiscal year in which a significant increase in year-on-year profits was expected. Specifically, it is forecast that operating income for the period ending July 2019 will increase 31.2% compared to the preceding year to approximately 3.1 billion yen through means such as the improvement of profit margins through stricter cost management in projects, the promotion of proactive sales activities for direct transactions with advertisers, the strengthening of advertising agency transactions, and the reduction of selling, general and administrative expenses at overseas subsidiaries. In addition, in the financial forecasts received from AOI. Pro, on which the calculation using the DCF Method was based, operating income for the period ending March 2019 is forecast to increase 22.3% compared to the preceding year to approximately 3.6 billion yen. This is to be achieved through means such as enhancing revenue in the domestic TV commercial production business, which is a key business, through the introduction of new systems for expanding market share and business efficiency, etc., actively promoting overseas business primarily in Asia, and expanding service domains in which videos are used in the internet advertising area. It should be further noted that said financial forecasts were not made on the assumption of the Share Transfer being performed.

The Company confirmed the reasonableness of the aforementioned calculation results by Mizuho Securities through the receipt of an explanation by Mizuho Securities regarding the evaluation method, assumptions, and calculation background, etc., relating to the share transfer ratio in the Share Transfer.

Meanwhile, KPMG, with respect to AOI Pro. and the Company, conducted calculations using both, as both of these companies are listed on the Tokyo Stock Exchange and have market prices, the market share price method and, in order to reflect the evaluation of the situation of the future business activities of both companies in the valuation, the discounted cash flow method (hereinafter “DCF Method”). The calculation range of the share transfer ratio by each of these methods is as indicated below. It should be noted that the calculation range of the share transfer ratio shown below is the calculation range of common shares of the Holding Company that can be assigned per common share of the Company, in the event of one common share of the Holding Company being assigned per common share of AOI Pro.

Evaluation Method	Share transfer ratio calculation range
Market share price method (KPMG Record Date [1])	0.171 ~ 0.187

Market share price method (KPMG Record Date [2])	0.170 ~ 0.181

DCF Method	0.128 ~ 0.199

It should be noted that, in the market share price method, the calculation record date was July 8, 2016 (hereinafter “KPMG Record Date [1]”), the trading day prior to July 11, 2016, which is the date on which the “Notice Regarding Execution of a Basic Agreement Concerning the Management Integration of AOI Pro. Inc. and TYO Inc. by Establishment of a Joint Holding Company (Share Transfer)” was published and July 28, 2016 (hereinafter “KPMG Record Date [2]”), and calculations were performed based on the closing share price on each record date and the average closing price for the period of one month, three months, and six months up to each record date.

In the future profit plan of AOI Pro., on which the calculation by KPMG using the DCF Method was based, operating income for the period ending March 2019 is forecast to increase 22.3% compared to the preceding year to approximately 3.6 billion yen. This is to be achieved through means such as enhancing revenue in the domestic TV commercial production business, which is a key business, through the introduction of new systems for expanding market share and business efficiency, etc., actively promoting overseas business primarily in Asia, and expanding service domains in which videos are used in the internet advertising area. In addition, with regard to the future profit plan of the Company, this included a fiscal year in which a significant increase in year-on-year profits was expected. It is forecast that operating income for the period ending July 2019 will increase 31.2% compared to the preceding year to approximately 3.1 billion yen through means such as the improvement of profit margins through stricter cost management in projects, the promotion of proactive sales activities for direct transactions with advertisers, the strengthening of advertising agency transactions, and the reduction of administrative expenses at overseas subsidiaries.

KPMG, when calculating the share transfer ratio, in principle used documentation received from both companies and information that is publicly available as-is, and made assumptions including that such documentation and information, etc., used was all accurate and complete, and that no facts which may have an important effect on the calculation of the share transfer ratio had not been disclosed to KPMG; it did not independently investigate the accuracy and completeness of such information. With regard to the assets and liabilities of both companies and the subsidiaries and affiliated companies thereof (includes contingent liabilities), it did not independently conduct an evaluation, appraisal, or assessment of these, including a separate analysis and evaluation of each asset and each liability, and did not request a third party organization to conduct an appraisal or assessment. Furthermore, with regard to the information relating to the business plan of both companies that was used as a reference in the calculation, it was assumed that these were reasonably created by the management of both companies, based on the best forecasts and judgments that could be obtained at this time. With regard to the calculation of the share transfer ratio by KPMG, this reflected information and economic circumstances up until July 28, 2016.

AOI Pro. confirmed the reasonableness of the aforementioned calculation results by KPMG through the receipt of an explanation by KPMG regarding the evaluation method, assumptions, and calculation background, etc., relating to the share transfer ratio in the Share Transfer.

B.	Price determination process

The Company, as stated in D. “Measures for ensuring fairness” below, has appointed Mizuho Securities as the third party appraiser and TMI Associates as the legal advisers in order to ensure the fairness of the consideration for the Share Transfer and the fairness of other matters relating to the Share Transfer, after which a consideration into the Share Transfer was launched, and based on the share transfer ratio calculation report received from the third party appraiser Mizuho Securities on July 28 2016 and the advice from legal advisers TMI Associates, as a result of careful consultation and consideration, reached the conclusion that the performance of the Share Transfer by the share transfer ratio stated in 3. (1) [1] “Content of allocation through Share Transfer (share transfer ratio)” above was reasonable.

Meanwhile, AOI Pro., as stated in D. “Measures for ensuring fairness” below, has appointed KPMG as the third party appraiser and Nishimura & Asahi as the legal advisers in order to ensure the fairness of the consideration for the Share Transfer and the fairness of other matters relating to the Share Transfer, after which a consideration into the Share Transfer was launched, and based on the share transfer ratio calculation report received from the third party appraiser KPMG on July 28, 2016 and the advice from legal advisers Nishimura & Asahi, as a result of careful consultation and consideration, reached the conclusion that the performance of the Share Transfer by the share transfer ratio stated in 3. (1) [1] “Content of allocation through the Share Transfer (share transfer ratio)” above was reasonable.

In such a manner, based on the results of the due diligence conducted by each company on the respective other company in reference to these appraisals by third party appraisers, the results of analysis, and the advice of legal advisers, etc., as a result of careful negotiations and discussions between the companies regarding the share transfer ratio, comprehensively taking into account factors such as the financial situation, assets, and future prospects of each company, the determination that the aforementioned share transfer ratio is fair has finally been reached; a resolution was passed for the share transfer ratio in the Share Transfer at the respective meetings of the board of directors held on July 29, 2016, and this has now been agreed.

C.	Relationship with appraiser

Mizuho Securities, which is the financial adviser (third party appraiser) of the Company and KPMG, which is the financial adviser (third party appraiser) of AOI Pro., are not applicable as related parties of the Company and AOI Pro., and have no major material interest that should be stated regarding the Share Transfer.

D.	Measures to ensure fairness

The Company has taken the following measures in order to ensure the fairness of the Share Transfer.

(a)	Obtaining a share transfer ratio calculation report etc. from an independent third party appraiser

The Company, in order to ensure the fairness of the Share Transfer, as stated in 3.(1) [2] B. above, appointed Mizuho Securities as a third party appraiser, and obtained a share transfer ratio calculation report as the basis for the agreement of the share transfer ratio to be used in the Share Transfer. The Company, in reference to the analysis and opinion of third party appraiser Mizuho Securities, conducted negotiations and consultation with AOI Pro., and resolutions were passed at the meeting of the board of directors held on July 29, 2016 to perform the Share Transfer by the share transfer ratio stated in 3.(1) [1] “Content of allocation through the Share Transfer (share transfer ratio).”

It should be noted that the Company has not obtained a written opinion (fairness opinion) of the share transfer ratio in the Share Transfer being fair from a financial perspective for the common shareholders of the Company.

(b)	Advice from independent law firm

The Company, in order to ensure the fairness and appropriateness of the decisions of the board of directors, received legal advice from legal advisers TMI Associates, which is independent to both companies, regarding the Company’s decision making methods, process, and other matters relating to the procedures for the Share Transfer.

Meanwhile, AOI Pro. has taken the following measures in order to ensure the fairness of the Share Transfer.

(a)	Obtaining a share transfer ratio calculation report etc. from an independent third party appraiser

AOI Pro., in order to ensure the fairness of the Share Transfer, as stated in 3.(1) [2] B. above, appointed KPMG as a third party appraiser, and obtained a share transfer ratio calculation report as the basis for the agreement of the share transfer ratio to be used in the Share Transfer. AOI Pro., in reference to the analysis and opinion of third party appraiser KPMG, conducted negotiations and consultation with the Company, and resolutions were passed at the meeting of the board of directors held on July 29, 2016 to perform the Share Transfer by the share transfer ratio stated in 3.(1) [1] “Content of allocation through the Share Transfer (share transfer ratio).”

It should be noted that AOI Pro. has not obtained a written opinion (fairness opinion) of the share transfer ratio in the Share Transfer being fair from a financial perspective for the common shareholders of AOI Pro.

(b)	Advice from independent law firm

AOI Pro., in order to ensure the fairness and appropriateness of the decisions of the board of directors, received legal advice from legal advisers Nishimura & Asahi, which is independent to both companies, regarding the AOI Pro. decision making methods, process, and other matters relating to the procedures for the Share Transfer.

E.	Measures for avoiding conflicts of interest

As there is no particular conflict of interest between the Company and AOI Pro. for the performance of the Share Transfer, no special measures are being taken.

(2)	Matters concerning capital, reserves, etc., of the Holding Company

The Company and AOI Pro. determined the amounts of capital and reserves of the Holding Company at Incorporation by way of the Share Transfer to be as follows:

Amount of capital	5.0 billion yen
Amount of capital reserves	1.25 billion yen
Amount of retained earnings reserves	0 yen

The above amounts of capital and reserves of the Holding Company were determined through consultation between the Company and AOI Pro. based on the Company Accounting Ordinance and other fair accounting standards, etc. and in comprehensive consideration and examination of, among others, the capital policy of the Holding Company after its incorporation and the Company has concluded that the amounts are appropriate.

4.	Matters concerning the adequacy of the provisions for matters listed in Article 773, Paragraph (1), Items (ix) and (x) of the Companies Act

In consideration of the terms and conditions of the following stock acquisition rights that have been issued by the Company and AOI Pro., the Company decided through negotiation between the Company and AOI Pro. to deliver upon incorporation of the Holding Company stock acquisition rights of the Holding Company at the ratio and under the terms and conditions specified below to replace the existing stock acquisition rights mentioned above from the perspective of protecting the rights of shareholders and holders of stock acquisition rights in an equitable manner and concluded that they are appropriate.

(1)	The Company

The series of stock acquisition rights of the Holding Company listed in Column 2 will be delivered to the holders of the corresponding series of stock acquisition rights of the Company listed in Column 1 (the terms and conditions of which are as shown in the Appendix of the Share Transfer Plan) to replace the stock acquisition rights that they hold at a ratio of one stock acquisition right of the Holding Company for one stock acquisition right of the Company.

Column 1		Column 2
Name	Details	Name	Details
TYO Inc. 8th Series of Stock Acquisition Rights	Appendix 10 of the Share Transfer Plan	AOI TYO Holdings Inc. 5th Series of Stock Acquisition Rights	Appendix 11 of the Share Transfer Plan

TYO Inc. 9th Series of Stock Acquisition Rights	Appendix 12 of the Share Transfer Plan	AOI TYO Holdings Inc. 6th Series of Stock Acquisition Rights	Appendix 13 of the Share Transfer Plan

TYO Inc. 10th Series of Stock Acquisition Rights	Appendix 14 of the Share Transfer Plan	AOI TYO Holdings Inc. 7th Series of Stock Acquisition Rights	Appendix 15 of the Share Transfer Plan

TYO Inc. 11th Series of Stock Acquisition Rights	Appendix 16 of the Share Transfer Plan	AOI TYO Holdings Inc. 8th Series of Stock Acquisition Rights	Appendix 17 of the Share Transfer Plan

(2)	AOI Pro.

The series of stock acquisition rights of the Holding Company listed in Column 2 will be delivered to the holders of the corresponding series of stock acquisition rights of AOI Pro. listed in Column 1 (the terms and conditions of which are as shown in the Appendix of the Share Transfer Plan) to replace the stock acquisition rights that they hold at a ratio of one stock acquisition right of the Holding Company for one stock acquisition right of AOI Pro.

Column 1		Column 2
Name	Details	Name	Details
Aoi Advertising Promotion Inc. 2nd Series of Stock Acquisition Rights	Appendix 2 of the Share Transfer Plan	AOI TYO Holdings Inc. 1st Series of Stock Acquisition Rights	Appendix 3 of the Share Transfer Plan

AOI Pro. Inc. 5th Series of Stock Acquisition Rights	Appendix 4 of the Share Transfer Plan	AOI TYO Holdings Inc. 2nd Series of Stock Acquisition Rights	Appendix 5 of the Share Transfer Plan

AOI Pro. Inc. 6th Series of Stock Acquisition Rights	Appendix 6 of the Share Transfer Plan	AOI TYO Holdings Inc. 3rd Series of Stock Acquisition Rights	Appendix 7 of the Share Transfer Plan

AOI Pro. Inc. 7th Series of Stock Acquisition Rights	Appendix 8 of the Share Transfer Plan	AOI TYO Holdings Inc. 4th Series of Stock Acquisition Rights	Appendix 9 of the Share Transfer Plan

5.	Matters concerning AOI Pro.

(1)	Financial statements, etc. for the most recent fiscal year

Financial statements, etc. of AOI Pro. Inc. for the fiscal year ending March 31, 2016 are posted on the Company website (http://group.tyo.jp/) pursuant to the provisions of laws and regulations and Article 15 of the Articles of Incorporation of the Company.

(2)	Any disposition of important property, assumption of a material obligation, or any other event that has a significant impact on the status of company property occurring after the last day of the most recent fiscal year

Not applicable.

6.	Any disposition of important property, assumption of a material obligation, or any other event that has a significant impact on the status of property of the Company occurring after the last day of the most recent fiscal year

Intending to expand transactions with direct advertisers and promote full-scale development of its overseas business, the Company acquired 21,250 shares of K&L Inc. on August 31, 2015 by way of the issuance of new shares through third-party allotment and came to hold 68.0% of the voting rights of K&L Inc. K&L Inc. is a creative agency that has extensive and long-term experience handling advertising of leading advertisers primarily in the graphics area, and is also a pioneer in expanding into overseas markets including China, India and other Asian nations, ahead of many Japanese companies. As a result of the acquisition, K&L Inc., together with its subsidiary K&L Advertising (Shanghai) Limited, became consolidated subsidiaries of the Company. On the same day, the Company paid 497,250 thousand yen in cash to K&L Inc. as consideration for the acquisition.

On December 11, 2015, K&L Inc. established K&L CREATIVE ASIA PTE. LTD. in Singapore through its subsidiary K&L Advertising (Shanghai) Limited to strengthen its activities to develop business with Japanese-affiliated enterprises expanding Asia. K&L CREATIVE ASIA PTE. LTD. is a specified subsidiary of the Company as the amount of its capital (S$3.5 million) is more than 10% of the capital of the Company.

7.	Matters concerning the persons who will become Directors of the Holding Company (excluding Directors who are Audit and Supervisory Committee Members) as prescribed in Article 74 of the Ordinance for Enforcement of the Companies Act

The persons who will become Directors of the Holding Company (excluding Directors who are Audit and Supervisory Committee Members) are as follows:

			(1)	Number of shares held in the Company
Name (Date of birth)	Career summary, position and areas of responsibility in the Company, and significant concurrent positions held outside the Company		(2)	Number of shares held in AOI Pro.
			(3)	Number of shares of the Holding Company to be allocated
Hiroaki Yoshida (August 22, 1949)	March 1975	Joined Nihon Tennenshoku Eiga K.K.	(1)	4,534,142
	April 1982	Representative Director and President of the Company at incorporation (current position)	(2)	0
			(3)	816,145

Yasuhito Nakae (April 28, 1967)	April 1991	Joined Aoi Advertising Promotion Inc. (currently AOI Pro. Inc.)	(1) (2) (3)	0 20,000 20,000
	July 2006	Executive Officer of AOI Pro. Inc.
	June 2008	Senior Executive Officer and Division President of 1st Production Division of AOI Pro. Inc.
	June 2010	Managing Director of AOI Pro. Inc.
	February 2015	Representative Director and President of AOI Pro. Inc.
	February 2015	Group CEO of AOI Pro. Inc. (current position)
	June 2016	Representative Director, President and Executive Officer of AOI Pro. Inc. (current position)

Satoshi Yuzurihara (June 2, 1965)	April 1988	Joined The Dai-Ichi Kangyo Bank, Limited (currently Mizuho Bank, Ltd.)	(1) (2) (3)	0 13,000 13,000
	April 2008	Deputy General Manager of Group Strategy Department of Mizuho Financial Group, Inc.
	January 2010	Joined Aoi Advertising Promotion Inc. (currently AOI Pro. Inc.) as Executive Officer and Division President of Finance Division

	June 2010	Director of AOI Pro. Inc.
	April 2011	Managing Director of AOI Pro. Inc.
	October 2012	Director of AOI Pro. ASIA PTE. LTD. (current position)
	April 2013	Representative Director of Beijing Kuiyou Advertising Ltd. (current position)
	April 2014	Senior Managing Director of AOI Pro. Inc.
	April 2014	Group CFO of AOI Pro. Inc. (current position)
	May 2014	Director of Hollyhock Inc. (current position)
	December 2014	Representative and Senior Managing Director of AOI Pro. Inc.
	February 2015	Representative Director and Vice President of AOI Pro. Inc.
	June 2016	Representative Director, Vice President and Executive Officer of AOI Pro. Inc. (current position)

			(1)	Number of shares held in the Company
Name (Date of birth)	Career summary, position and areas of responsibility in the Company, and significant concurrent positions held outside the Company		(2)	Number of shares held in AOI Pro.
			(3)	Number of shares of the Holding Company to be allocated

Hiroaki Uekubo (January 1, 1970)	April 1992	Joined Fuji Bank, Ltd. (currently Mizuho Bank, Ltd.)	(1)	0
	June 2002	Joined the Company	(2)	0
	July 2005	General Manager of Corporate Planning Department of the Company	(3)	0
	July 2007	Director of ZEO Corporation (current position)
	August 2007	Director and Division President of Corporate Strategy Headquarters of the Company
	November 2007	Director of Ludens Co., Ltd. (current position)
	July 2009	Director of TYO Animations Inc. (current position)

	July 2010	Managing Director and Division President of Corporate Strategy Headquarters of the Company (current position)
	March 2015	Director of TYO-ASIA PTE. LTD. (current position)
	July 2015	Director of PT TYO FIRST EDITION (current position)
	August 2015	Director of K&L Inc. (current position)

(Note)	1.	The numbers of shares of the Company and AOI Pro. held shown above are based on the shareholding status as of July 31, 2016. The numbers of shares of the Holding Company to be allocated is calculated based on the same shareholding status and in consideration of the share transfer ratio. Therefore, the numbers of shares of the Holding Company that will actually be allocated may change in accordance with the shareholding status during the period until immediately before the incorporation date of the Holding Company.
	2.	No conflict of interest currently exists and is expected to arise in the future between the Holding Company and any of the above Director candidates.

3.	Reason for nomination of each candidate:
	(1)	Candidate Hiroaki Yoshida has led the management of the Group for 34 years as the Representative Director since the foundation of the Company in April 1982 and has not only properly executed his duties and responsibilities by responding to changes in the business and other environment in which the Group operates as appropriate, but also developed the Group into one of the leading enterprise groups in the advertising video production industry with his knowledge of advertising production and strong leadership. He is considered to be a person who is able to lead the group under the Holding Company, one of the leading enterprise groups in the industry, to become a leading advertisement-related service provider focusing on video production in Asia by continuing to exercise his leadership as one of the Representative Directors of the Holding Company taking advantage of his experience and knowledge outlined above.
	(2)	Candidate Yasuhito Nakae has engaged in the advertising production business actively in the front lines in the industry for 25 years since jointing Aoi Advertising Promotion Inc. (currently AOI Pro. Inc.) in April 1991. As such, he has extensive knowledge and experience relating to the business environment and sectors in the Company and the AOI Pro. Group, and services provided by them, etc. He has been serving as the Representative Director and Group CEO of AOI Pro. since February 2015 and has properly executed his duties and responsibilities in these positions. He is considered to be a person who is able to lead the group under the Holding Company, one of the leading enterprise groups in the industry, to clearly define and realize its management policy by continuing to exercise his leadership as one of the Representative Directors of the Holding Company taking advantage of his experience and knowledge outlined above.
	(3)	Candidate Satoshi Yuzurihara has corporate finance and accounting expertise as well as a broad knowledge of management in general developed through his extensive experience at a financial institution. Since joining Aoi Advertising Promotion Inc. (currently AOI Pro. Inc.) in January 2010, he has contributed significantly to the growth of the AOI Pro. Group through his roles in corporate planning, financial planning, etc. He has been serving as the Representative Director and Group CFO of AOI Pro. since February 2015 and has properly executed his duties and responsibilities in these positions. He is considered to be a person who is able to contribute to the management of the Holding Company by taking advantage of his experience and knowledge of management in general and administration and business operation.
	(4)	Candidate Hiroaki Uekubo has corporate finance and accounting expertise as well as a broad knowledge of management in general developed through his extensive experience at a financial institution. Since joining the Company in June 2002, in addition to his involvement in the management of the Company and its subsidiaries as a Director of them, he has contributed significantly to the growth of the Group as the Division President of the Corporate Strategy Headquarters of the Company through his roles in corporate planning, financial planning, etc., in Japan and overseas. He is considered to be a person who is able to contribute to the management of the Holding Company by taking advantage of his experience and knowledge of corporate strategy.

8.	Matters concerning the persons who will become Directors who are Audit and Supervisory Committee Members of the Holding Company as prescribed in Article 74-3 of the Ordinance for Enforcement of the Companies Act

The persons who will become Directors who are Audit and Supervisory Committee Members of the Holding Company are as follows:

Name (Date of birth)	Career summary, position and areas of responsibility in the Company, and significant concurrent positions held outside the Company		(1)	Number of shares held in the Company
			(2)	Number of shares held in AOI Pro.
			(3)	Number of shares of the Holding Company to be allocated
Satoru Yaegashi (July 28, 1949)	April 1973	Joined Hokkaido Takushoku Bank, Ltd	(1) (2) (3)	0 46,300 46,300
	April 1996	General Manager of Ueno Branch of The Hokkaido Takushoku Bank, Ltd.
	May 1998	Joined Aoi Advertising Promotion Inc. (currently AOI Pro. Inc.) as General Manager of Finance Department, Administration Division
	June 1998	Director of AOI Pro. Inc.
	June 2001	Managing Director of AOI Pro. Inc.
	April 2007	Senior Managing Director of AOI Pro. Inc.
	April 2014	Director of AOI Pro. Inc.
	May 2014	Corporate Auditor of Digital Garden Inc. (current position)
	May 2014	Corporate Auditor of Hollyhock Inc. (current position)
	May 2014	Corporate Auditor of Scratch Inc. (current position)
	May 2014	Corporate Auditor of Media Garden Inc. (current position)
	May 2014	Corporate Auditor of tko Inc. (current position)
	May 2014	Corporate Auditor of STORYWRITER INC. (current position)
	May 2014	Corporate Auditor of C3 Film Co., Ltd. (current position)
	May 2014	Corporate Auditor of Wasabe Advertising Inc. (current position)
	June 2014	Corporate Auditor of Business Architects Inc. (current position)
	June 2014	Corporate Auditor of Dainichi. Co., Ltd. (current position)
	June 2014	Full-time Corporate Auditor of AOI Pro. Inc.
	June 2016	Director and Full-time Audit and Supervisory Committee Member of AOI Pro. Inc. (current position)
	June 2016	Corporate Auditor of Quark tokyo Inc. (current position)

Name (Date of birth)	Career summary, position and areas of responsibility in the Company, and significant concurrent positions held outside the Company		(1)	Number of shares held in the Company
			(2)	Number of shares held in AOI Pro.
			(3)	Number of shares of the Holding Company to be allocated
Takashi Kokubo (January 18, 1974)	October 2000	Registered as attorney at Dai-ichi Tokyo Bar Association	(1) (2) (3)	0 0 0
	October 2000	Joined Nishimura & Partners (currently Nishimura & Asahi)
	April 2006	Graduated from Duke University School of Law
	September 2006	Worked at Cleary Gottlieb Steen & Hamilton LLP (New York)
	December 2008	Graduated from INSEAD (France)
	February 2009	Joined the Integral Corporation
	October 2011	Corporate Auditor of the Company
	March 2014	Founded Kokubo Law Office
	July 2014	Representative Director of ADC Co., Ltd. at Incorporation (current position)
	October 2014	Director of the Company (current position)
	February 2016	Outside Director of Dig Fields & Co. Inc. (current position)

Kazuki Takada (July 4, 1965)	December 2002	Registered as Licensed Tax Accountant	(1)	0
	April 2004	Established Takada Accounting Firm	(2)	4,300
	April 2011	Representative Partner of Minatomirai Tax	(3)	4,300
Accounting Corporation Takada Accounting
Firm (current position)
	June 2011	Corporate Auditor of Aoi Advertising Promotion Inc. (currently AOI Pro. Inc.)
	June 2016	Director and Audit and Supervisory Committee Member of AOI Pro. Inc. (current position)

Name (Date of birth)	Career summary, position and areas of responsibility in the Company, and significant concurrent positions held outside the Company		(1)	Number of shares held in the Company
			(2)	Number of shares held in AOI Pro.
			(3)	Number of shares of the Holding Company to be allocated
Yoshiharu Hagiwara (February 4, 1969)	October 1993	Joined Mieko Takahashi Judicial Scrivener Office	(1)	0
	May1994	Registered as Certified Judicial Scrivener	(2)	0
	April 1997	Representative Judicial Scrivener of Beqone Partners, Inc. Yoshiharu Hagiwara Judicial Scrivener Office (currently ALEX Counsel & Services) at incorporation (current position)	(3)	0
	October 2005	Outside Corporate Auditor of Academy Capital Investments, Inc.
	October 2008	Corporate Auditor of the Company
	November 2013	Full-time Corporate Auditor of the Company (current position)
	November 2013	Corporate Auditor of TYO Technical Ranch (current position)
	November 2013	Corporate Auditor of TYO Animations Inc. (current position)
	February 2015	Representative Director of ALEX Real Estate Co., Ltd. (current position)
	July 2015	Chief Corporate Auditor of PT TYO FIRST EDITION (current position)
	August 2015	Corporate Auditor of K&L Inc. (current position)
	October 2015	Corporate Auditor of REAL-T Inc. (current position)

(Note)	1.	The numbers of shares of the Company and AOI Pro. held shown above are based on the shareholding status as of July 31, 2016. The numbers of shares of the Holding Company to be allocated is calculated based on the same shareholding status and in consideration of the share transfer ratio. Therefore, the numbers of the shares of the Holding Company that will actually be allocated may change in accordance with the shareholding status during the period until immediately before the incorporation date of the Holding Company.
	2.	No conflict of interest currently exists and is expected to arise in the future between the Holding Company and any of the above Director candidates.
	3.	Mr. Takashi Kokubo, Mr. Kazuki Takada, and Mr. Yoshiharu Hagiwara are candidates for Outside Directors prescribed in Article 2, Paragraph (3), Item (vii) of the Ordinance for Enforcement of the Companies Act. Once the Holding Company is incorporated and these three candidates have assumed the office of Directors who are Audit and Supervisory Committee Members, the Holding Company will designate them as independent officers pursuant to the provisions of the Tokyo Stock Exchange and notify the Exchange as such. Mr. Takashi Kokubo and Mr. Yoshiharu Hagiwara are currently designated as independent officers by the Company and Mr. Kazuki Takada is currently designated as an independent officer by AOI Pro. with appropriate notification in each case.

4.	Independence of Outside Directors
	(1)	There is and was no transaction, such as the conclusion of an advisory agreement or service agreement for specific legal matters between Mr. Takashi Kokubo or the law firm that he manages and the Company or AOI Pro. In addition, there is no transaction between any of the companies with which he holds concurrent positions and the Company or AOI Pro. In the past, Mr. Takashi Kokubo worked for Nishimura & Asahi, which is the legal advisor to AOI Pro. in the Share Transfer. However, because this is a transaction on a specific deal and more than ten years have passed from the time he was employed by Nishimura & Asahi, we have determined that his independence is sufficiently secured.
	(2)	There is and was no transaction, such as the conclusion of an advisory agreement or service agreement for specific accounting and tax matters between Mr. Kazuki Takada or the accounting firm that he manages and the Company or AOI Pro. For this reason, we have determined that his independence is sufficiently secured.
	(3)	There is and was no significant transaction, such as the conclusion of an advisory agreement or service agreement for specific administrative matters between Mr. Yoshiharu Hagiwara or the judicial scrivener office that he manages and the Company or AOI Pro. In addition, there is no transaction between any of the companies with which he holds concurrent positions and the Company or AOI Pro. For these reasons, we have determined that his independence is sufficiently secured.
5.	Reason for nomination of each candidate
	(1)	Candidate Satoru Yaegashi is considered to be a person who can properly execute duties as Directors who are Audit and Supervisory Committee Members because he has extensive experience at a financial institution as well as corporate finance and accounting expertise in addition to a broad knowledge of management in general and also has a thorough knowledge of business through, among others, his role at the finance department of AOI Pro. for many years.
	(2)	Candidate Takashi Kokubo is considered to be a person who can properly execute duties as Directors who are Audit and Supervisory Committee Members because he is highly regarded for his knowledge of corporate management and finance and records as an attorney and is expected to contribute sufficiently to the improvement of business performance and the enterprise value of the Holding Company.
	(3)	Candidate Kazuki Takada is considered to be a person who can provide appropriate guidance and audit from an expert and objective perspective as a tax accountant. Although he has not been directly involved in the management of a company, he is considered to be able to execute duties as an Outside Audit & Supervisory Committee Member of the Holding Company appropriately for the reasons mentioned above.
	(4)	Candidate Yoshiharu Hagiwara is considered to be a person who is able to execute duties as an Outside Audit & Supervisory Committee Member of the Holding Company appropriately because he is a certified judicial scrivener and has extensive experience and insight about corporate legal affairs, such as preparation for initial public offerings and the development of a proper internal structure as a listed company, fund raising, incentive plan, reorganization, and mergers and acquisitions.
6.	Candidate Takashi Kokubo’s tenure as outside director of the Company will be one year and 11 months at the conclusion of this general meeting of shareholders. Candidate Kazuki Takada’s tenure as Outside Director of AOI Pro. will be three months at the conclusion of this general meeting of shareholders.
7.	Liability limitation agreement
Upon the incorporation of the Holding Company and the assumption of office as Director who is Audit and Supervisory Committee Members by each candidate, the Holding Company will enter into an agreement with each of them for limiting each person’s liability for damages under Article 423, Paragraph (1) of the Companies Act. The maximum amount of liability for damages to be specified under these agreements will be the Minimum Liability Amount prescribed in Article 425, Paragraph (1) of the Companies Act. Similar liability limitation agreements are currently in effect between the Company and Mr. Takashi Kokubo and Mr. Yoshiharu Hagiwara and between AOI Pro. and Mr. Satoru Yaegashi and Mr. Kazuki Takada.

9.	Matters concerning the person who will become the Accounting Auditor of the Holding Company as prescribed in Article 77 of the Ordinance for Enforcement of the Companies Act

The person who will become the Accounting Auditor of the Holding Company is as follows:

Name	Deloitte Touche Tohmatsu LLC
Location of	Principal office:	Shinagawa Intercity, 2-15-3 Konan, Minato-ku, Tokyo
the firm	Other offices:	(in Japan)

Sapporo, Sendai, Morioka, Niigata, Saitama, Chiba, Yokohama, Nagano, Kanazawa, Toyama, Shizuoka, Nagoya, Gifu, Mie, Kyoto, Osaka, Nara, Wakayama, Kobe, Okayama, Hiroshima, Matsue, Takamatsu, Matsuyama, Fukuoka, Oita, Kumamoto, Kagoshima, Naha

(Overseas)

		Employees have been dispatched to about 50 cities (Deloitte Touche Tohmatsu Limited and its member firms)

History	May 1968	Foundation of Tohmatsu Aoki Audit Corporation
	May 1975	Became a member of Touche Ross International (TRI) (currently Deloitte Touche Tohmatsu Limited (DTTL))
	February 1990	Renamed as Deloitte Touche Tohmatsu
	July 2009	Renamed as Deloitte Touche Tohmatsu LLC as it became a limited liability audit corporation

Outline	Number of audit engagement companies:
		3,574 (as of September 30, 2015)
		Audits under the Financial Instruments and Exchange Act/Companies Act:	959
		Audits under the Financial Instruments and Exchange Act:	12
		Audits under the Companies Act:	1,100
		Audits of incorporated educational institutions:	83
		Labor union audits:	64
		Other statutory audits:	441
		Other voluntary audits:	915
	Stated Capital:	901 million yen (as of June 30, 2016)
	Number of partners and staff members: 6,631 (as of June 30, 2016)
		Partners (certified public accountants):	524
		Specified partners:	44
		Staff members – Certified public accountants:	2,704
		Persons who have passed CPA exam
		(including junior accountants):	1,285
		Other expert staff members:	1,411
		Administrative staff members:	663

(Note)	We have determined that Deloitte Touche Tohmatsu LLC is appropriate as the Accounting Auditor after considering comprehensively the firm’s ability to execute duties including its size, experience, etc., independence, internal management system, etc.

Proposal	2: Partial Amendment to the Articles of Incorporation

1.	Reason for the amendment

Article 13 of the Articles of Incorporation currently stipulates the record date of the annual general meeting of shareholders to be July 31 each year. Once Proposal No. 1 is approved and the Share Transfer is carried out, shareholders of the Company will become shareholders of the Holding Company to be incorporated on January 4, 2017 (planned) and the Holding Company will be the sole shareholder of the Company. As there will be no need to specify a record date pertaining to voting rights at the annual general meeting of shareholders in such a situation, it is proposed that the current Article 13 be deleted and the reference numbers for the following Articles be moved up by one.

The fiscal year of the Company is currently one-year period starting August 1 each year and ending July 31 of the following year. We propose to change it to “one-year period from January 1 to December 31 each year” to ensure that the fiscal years of both the Company and the Holding Company end at the same time on December 31 for improved efficiency in management and business operation such as budgeting and performance management. As a result of this change, the 36th fiscal year will be an irregular year that consists of only five months and we propose to add new supplementary provisions as transitional provisions in addition to making necessary changes in Article 39 (Fiscal Year), Article 40 (Year-end Dividend), and Article 41 (Interim Dividend) of the current Articles of Incorporation.

These changes in the Articles of Incorporation shall take effect on December 31, 2016 on condition that Proposal 1 is approved as proposed and that the Share Transfer Plan, which is to be approved under Proposal 1, has not ceased to be effective and the Share Transfer has not been canceled until the day immediately preceding December 31, 2016.

2.	Specific changes

Specific changes in the Articles of Incorporation as proposed are as follows:

(Underlined parts indicate changes)

Current Articles of Incorporation	Proposed Amendment
Chapter 3 General Meeting of Shareholders	Chapter 3 General Meeting of Shareholders
(Record Date of the Annual General Meeting of Shareholders)
Article 13	(Deleted)
The record date of voting rights for the annual general meeting of shareholders of the Company shall be July 31 each year.

Article 14 through Article 38 (Omitted)	Article 13 through Article 37 (Same as the current text)

Chapter 6 Accounting	Chapter 6 Accounting
(Fiscal Year)	(Fiscal Year)
Article 39	Article 38
The fiscal year of the Company shall be the period from August 1 to July 31 of the following year.	The fiscal year of the Company shall be the period of one year from January 1 to December 31 each year.

Current Articles of Incorporation		Proposed Amendment
(Year-end Dividend)		(Year-end Dividend)
Article 40		Article 39
The Company shall distribute dividend of surplus in the form of money to the shareholders or registered pledgees of shares who are recorded on the last shareholder registry as of July 31 each year (hereinafter referred to as “year-end dividend”) by a resolution of the general meeting of shareholders.		The Company shall distribute dividend of surplus in the form of money to the shareholders or registered pledgees of shares who are recorded on the last shareholder registry as of December 31 each year (hereinafter referred to as “year-end dividend”) by a resolution of the general meeting of shareholders.

(Interim Dividend)		(Interim Dividend)
Article 41		Article 40
The Company may, pursuant to Article 454, Paragraph (5) of the Companies Act, distribute dividend of surplus to the shareholders or registered pledgees of shares who are recorded on the last shareholder registry as of January 31 each year (hereinafter referred to as “interim dividend”) by a resolution of the board of directors.		The Company may, pursuant to Article 454, Paragraph (5) of the Companies Act, distribute dividend of surplus to the shareholders or registered pledgees of shares who are recorded on the last shareholder registry as of June 30 each year (hereinafter referred to as “interim dividend”) by a resolution of the board of directors.

Article 42	(Omitted)	Article 41	(Same as the current text)

Supplementary Provisions

	(New provision)	Article 1
Notwithstanding the provisions of Article 38, the 36th fiscal year shall start on August 1, 2016 and end December 31, 2016.

	(New provision)	Article 2
Supplementary Provisions shall cease to be effective and be deleted after December 31, 2016.

(Reference)

In the case where Proposal No. 2 is approved and the proposed amendment to the Articles of Incorporation takes effect on December 31, 2016, dividend of surplus pertaining to Fiscal Year ended December 2016 (from August 1, 2016 to December 31, 2016) will be paid by the Company to shareholders or registered pledgees of shares who are recorded or registered on the last shareholder registry as of December 31, 2016.